UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Notice of 2012

Annual Meeting

and

Proxy Statement

IMPORTANT VOTING INFORMATION

Your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the shareowners meeting (except on ratification of the selection of KPMG as auditors for 2012), unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares via telephone or the Internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the shareowners meeting.

Your Participation in Voting the Shares You Own Is Important

Voting your shares is important to ensure that you have a say in the governance of your company and to fulfill the objectives of the majority voting standard that we apply in the election of directors. Please review the proxy materials and follow the instructions on the proxy or voting instruction form to vote your shares. We hope you will exercise your rights and fully participate as a shareowner in our company’s future.

More Information Is Available

If you have any questions about the proxy voting process, please contact the broker, bank or other financial institution where you hold your shares. The Securities and Exchange Commission (SEC) also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a shareowner. Additionally, you may contact our Investor Relations Department by following the instructions on our Investor Relations website at www.ge.com/investors/index.html.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREOWNERS MEETING TO BE HELD ON APRIL 25, 2012

The proxy statement is available at www.ge.com/proxy and the annual report is available at www.ge.com/annualreport.

INFORMATION REGARDING ADMISSION TO THE 2012 ANNUAL MEETING

In accordance with our security procedures, all persons attending the annual meeting must present an admission card and picture identification. Please follow the advance registration instructions beginning on page 53 of the accompanying proxy statement to obtain an admission card.

INFORMATION REGARDING LIVE WEBCAST OF THE ANNUAL MEETING

We will provide a live webcast of the annual meeting from our Investor Relations website at www.ge.com/investors/index.html.

¢  To be voted on at the meeting

Every shareowner’s vote is important. Please complete, sign, date and return your proxy or voting instruction form, or submit your vote and proxy by telephone or the Internet.

2012 Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareowners

• Time and Date	10:00 a.m. Eastern Daylight Time, April 25, 2012
• Place	Detroit Marriott at the Renaissance Center 400 Renaissance Drive Detroit, Michigan 48243
• Record date	February 27, 2012
• Voting	Shareowners as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.
• Admission	An admission card is required to enter GE’s annual meeting. Please follow the advance registration instructions beginning on page 53.
• Webcast	We will provide a live webcast of the annual meeting from our Investor Relations website at www.ge.com/investors/index.html.

Meeting Agenda and Voting Matters

	Board Vote Recommendation	Page Reference (for more detail)
Election of 16 Directors	FOR EACH DIRECTOR NOMINEE	2
Other Management Proposals
• Ratification of KPMG as auditor for 2012	FOR	40
• Advisory resolution to approve executive compensation	FOR	40
• Approve amendment to GE 2007 Long-Term Incentive Plan to increase the number of authorized shares	FOR	41
• Approve material terms of senior officer performance goals	FOR	45
Shareowner Proposals
• Cumulative voting	AGAINST	47
• Nuclear activities	AGAINST	47
• Independent board chairman	AGAINST	49
• Shareowner action by written consent	AGAINST	50

Transact other business that properly comes before the meeting

Board Nominees

		Director Since		Experience/ Qualifications		Committee Memberships					Other Public Company Boards
Name	Age		Principal Occupation		Independent	AC	MDCC	NCGC	RC	PRC
W. Geoffrey Beattie	51	2009	President, Woodbridge Company	•Leadership •Finance •Industry •Global	X	F			C		•Maple Leaf Foods •Royal Bank of Canada •Thomson Reuters

James I. Cash, Jr.	64	1997	Emeritus James E. Robison Professor of Business Administration, Harvard Graduate School of Business	•Leadership •Finance •Technology •Education •Global	X	X	X			X	•Chubb •Wal-Mart

Ann M. Fudge	60	1999	Former Chairman & CEO, Young & Rubicam	•Leadership •Industry •Marketing •Global •Government	X					X	•Infosys •Novartis •Unilever

Susan Hockfield	60	2006	President, Massachusetts Institute of Technology	•Leadership •Industry •Technology •Education	X			X		X

i

		Director Since		Experience/ Qualifications		Committee Memberships					Other Public Company Boards
Name	Age		Principal Occupation		Independent	AC	MDCC	NCGC	RC	PRC
Jeffrey R. Immelt	56	2000	Chairman & CEO, General Electric Company	•Leadership •Industry •Global •Government						X
Andrea Jung	53	1998	Chairman & CEO, Avon	•Leadership •Industry •Marketing •Technology •Global	X		X	X			•Apple •Avon
Alan G. (A.G.) Lafley	64	2002	Former Chairman & CEO, Procter & Gamble	•Leadership •Industry •Marketing •Technology •Global	X			X	X
Robert W. Lane	62	2005	Former Chairman & CEO, Deere	•Leadership •Finance •Industry •Global	X	F	X				•BMW •Northern Trust •Verizon Communications
Ralph S. Larsen	73	2002	Former Chairman & CEO, Johnson & Johnson	•Leadership •Industry •Global	X		C	X
Rochelle B. Lazarus	64	2000	Chairman & former CEO, Ogilvy & Mather	•Leadership •Industry •Marketing •Global	X			C		X	•Merck
James J. Mulva	65	2008	Chairman & CEO, ConocoPhillips	•Leadership •Finance •Industry •Global	X	F				X	•ConocoPhillips
Sam Nunn	73	1997	Co-Chairman & CEO, Nuclear Threat Initiative	•Leadership •Industry •Technology •Education •Global •Government	X		X			C	•Coca-Cola
Roger S. Penske	75	1994	Chairman, Penske and Penske Truck Leasing, Chairman & CEO, Penske Automotive	•Leadership •Industry •Global						X	•Penske Automotive •Universal Technical Institute
Robert J. Swieringa	69	2002	Professor of Accounting and former Dean, Johnson Graduate School of Management, Cornell University	•Leadership •Finance •Industry •Education	X	F
James S. Tisch	59	2010	President & CEO, Loews	•Leadership •Finance •Industry •Global •Government	X				X		•Loews and its consolidated subsidiaries (CNA Financial, Diamond Offshore Drilling)
Douglas A. Warner III	65	1992	Former Chairman, JPMorgan Chase	•Leadership •Finance •Industry •Global	X	C, F	X	X

AC C F MDCC	Audit Committee Chair Financial expert Management Development and Compensation Committee	NCGC PRC RC	Nominating and Corporate Governance Committee Public Responsibilities Committee Risk Committee

Attendance	In 2011, each of our director nominees attended at least 75% of the Board and committee meetings on which he or she sits.

Director Elections	Each director nominee is elected annually by a majority of votes cast.

Management Proposals

1.	Ratification of Selection of Independent Registered Public Accounting Firm. As a matter of good governance, we are asking shareowners to ratify the selection of KPMG as our independent auditors for 2012.

2.	Advisory Resolution to Approve Executive Compensation. We are asking shareowners to approve on an advisory basis our named executive officer compensation. The Board recommends a FOR vote because it believes that our compensation policies and practices are effective in achieving the company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of our shareowners and motivating the executives to remain with the company for long and productive careers.

3.	Approval of an Amendment to the GE 2007 Long-Term Incentive Plan to Increase the Number of Authorized Shares. We are asking shareowners to approve an amendment to the 2007 Long-Term Incentive Plan to replenish the shares available for awards under the plan by 425 million shares.

4.	Approval of the Material Terms of Senior Officer Performance Goals. We are asking shareowners to approve the material terms of senior officer performance goals for purposes of the tax deductibility rules for “performance-based” compensation.

2011 Compensation Actions

GE Outperforms. In 2011, the company strengthened its core Industrial businesses by redeploying capital from NBC Universal (NBCU) to support $11 billion of Energy acquisitions, accelerating growth in emerging markets, and making significant investments in research and development (R&D). Also, GE Capital is now a smaller, more focused specialty finance company, with particular focus in mid-market segments. As a result, GE has its strongest portfolio in recent history, which is reflected in its 2011 financial performance, with operating earnings up 20% from 2010 and revenues up 7% from 2010 (excluding the impact of NBCU) as well as a record year-end backlog of $200 billion. In addition, senior management’s actions in 2011 have put the company into a position of financial strength, with $85 billion of consolidated cash at 2011 year-end, strong risk management and a year-end 10% Tier 1 Common Ratio at GE Capital. This strength has allowed the company to execute on its balanced capital allocation strategy by increasing its quarterly dividend twice in 2011 for a total of four increases in the past two years, repurchasing $5.4 billion of stock during the year, including $3.3 billion for the preferred stock held by Berkshire Hathaway, and investing in adjacencies. GE outperformed the S&P 500 Industrials and Financials sectors on an earnings, stock price and total shareholder return (TSR) basis in 2011.

CEO Pay (Excluding Change in Pension) Decreases from Prior Year. In light of the company’s position and performance, Mr. Immelt received a bonus of $4 million for 2011, the same bonus he received for 2010 when the company also performed well. He also received a grant of 250,000 performance share units (PSUs). Mr. Immelt’s 2011 base salary, which was last increased in April 2005, was unchanged. As a result of these actions, Mr. Immelt’s total compensation for 2011 was essentially unchanged from 2010 and would have been lower but for a $10.1 million increase in pension value (compared to $6.2 million in 2010), which was predominately the result of the change in the discount rate reflecting historic low interest rates generally, and unrelated to any compensation decision on the part of the MDCC. Excluding the effect of the change in pension value, Mr. Immelt’s compensation for 2011 was $11.4 million, compared to $15.2 million in 2010, a decline of 25%. This decrease was primarily due to a lower accounting value for Mr. Immelt’s 2011 equity grant compared to his 2010 equity grant.

In addition, based on feedback from shareowners, in April 2011 the MDCC, with Mr. Immelt’s full support, modified his 2010 stock option award to also include performance-based conditions to vesting tied to Industrial cash from operating activities (Industrial CFOA) and TSR.

Other Named Executive Pay. Compensation actions for Messrs. Sherin, Neal and Rice reflect their strong contributions to the company’s overall performance and that of their respective businesses or functions. Incentive cash compensation actions for Mr. Krenicki reflect a challenging environment in the energy sector that affected Energy Infrastructure profits. Total compensation for these named executives was also significantly affected by the year-over-year increase in pension value.

Executive Compensation Elements

Type	Form	Terms
Equity	• Stock options

—   Options generally vest 20% per year while employed

—   1-year holding period for net shares received upon exercising options

—   2010 CEO stock options vest over 5 years and include 4-year performance period with 2 objective performance measures

	• Restricted stock units (RSUs)	— RSUs generally vest 20% per year while employed
	• PSUs - CEO only	— PSUs have 5-year performance period with 2 objective performance measures

Cash	• Salary	— Generally eligible for increase at intervals of 18 months or longer
	• Annual incentive compensation	— Based on MDCC assessment of achievement of quantitative and qualitative goals
	• Long-term performance awards (LTPAs)	— LTPAs have 3-year performance period with 4 objective performance measures

Retirement	• Pension	— 5-year vesting, payable at or after age 60, no lump sum payment
	• Supplementary pension	— Vests at age 60, no lump sum payment

Other	• Perquisites	— Life insurance, transportation, financial counseling, home security, GE products, annual physical

Other Key Compensation Features

• No individual severance/employment or change in control agreements • Clawback of incentive compensation • No excise tax gross-ups	• Shareowner approval of death benefits • Significant executive share ownership requirements, including holding period for option shares, and anti-hedging policy

2011 Named Executive Officer Compensation

Realized Pay Differs from Reported Total Compensation. The SEC’s calculation of total compensation includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by the named executives in 2011. To supplement the SEC-required disclosure, we have included an additional table that shows compensation actually realized by each of the named executives in 2011. Set forth below we have provided two tables showing for each named executive: (1) 2011 compensation actually realized by the named executive, as reported on each named executive’s W-2 form (2011 Realized Compensation Table), and (2) 2011 compensation as determined under SEC rules (2011 Summary Compensation Table). For more information regarding amounts reported in the 2011 Realized Compensation Table, see “2011 Realized Compensation” on page 25. The amounts reported in this table differ substantially from the amounts reported as total compensation in the 2011 Summary Compensation Table and are not a substitute for those amounts. For a reconciliation of amounts reported as realized compensation and amounts reported as total compensation, see page 52. For more information on total compensation as calculated under SEC rules, see the narrative and notes accompanying the 2011 Summary Compensation Table set forth on page 26.

2011 Realized Compensation Table

Name and Principal Position	Realized Compensation
Jeffrey R. Immelt Chairman of the Board and CEO	$7,822,378
Keith S. Sherin Vice Chairman and CFO	$6,760,856
John Krenicki Vice Chairman	$6,795,069
Michael A. Neal Vice Chairman	$6,893,639
John G. Rice Vice Chairman	$6,884,336

2011 Summary Compensation Table

Name and Principal Position	Salary	Bonus	Stock Awards	Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total Without Change in Pension Value	Total
Jeffrey R. Immelt Chairman of the Board and CEO	$3,300,000	$4,000,000	$3,579,250	$0	$10,254,787	$447,191	$11,449,617	$21,581,228
Keith S. Sherin Vice Chairman and CFO	$1,765,000	$3,150,000	$0	$3,391,500	$7,654,982	$249,461	$8,645,537	$16,210,942
John Krenicki Vice Chairman	$1,600,000	$2,800,000	$0	$3,391,500	$6,623,303	$135,625	$7,993,536	$14,550,428
Michael A. Neal Vice Chairman	$1,900,000	$3,440,000	$0	$3,391,500	$8,199,310	$375,045	$9,210,135	$17,305,855
John G. Rice Vice Chairman	$2,100,000	$3,400,000	$0	$3,391,500	$9,787,500	$1,900,141	$10,931,830	$20,579,141

2013 Annual Meeting

Deadline for shareowner proposals                  November 14, 2012

v

Notice of 2012 Annual Meeting of Shareowners

10:00 a.m. Eastern Daylight Time, April 25, 2012

Detroit Marriott at the Renaissance Center

400 Renaissance Drive

Detroit, Michigan 48243

March 14, 2012

Dear Shareowners:

You are invited to attend General Electric Company’s 2012 Annual Meeting of Shareowners to be held at the Detroit Marriott at the Renaissance Center, 400 Renaissance Drive, Detroit, Michigan 48243, on April 25, 2012, at 10:00 a.m. Eastern Daylight Time, to address all matters that may properly come before the meeting. Following a report on GE’s business operations, shareowners will:

•	vote on election of the directors named in the proxy statement for the ensuing year;

•	vote on ratification of the selection of the independent registered public accounting firm for 2012;

•	vote on an advisory resolution to approve executive compensation;

•	vote on an amendment to the GE 2007 Long-Term Incentive Plan to increase the number of authorized shares;

•	vote on the material terms of senior officer performance goals;

•	vote on shareowner proposals set forth at pages 47 through 50 in the accompanying proxy statement, if properly presented at the meeting; and

•	transact other business that may properly come before the meeting.

Shareowners of record at the close of business on February 27, 2012 will be entitled to vote at the meeting and any adjournments thereof.

If you plan to attend the meeting, please follow the advance registration instructions beginning on page 53 of the accompanying proxy statement. An admission card, which is required for admission to the meeting, will be mailed to you prior to the meeting.

Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or the Internet, or by completing, signing, dating and returning your proxy form in the enclosed envelope.

We will provide a live webcast of the annual meeting from our Investor Relations website at www.ge.com/investors/index.html.

Cordially,

Jeffrey R. Immelt Chairman of the Board	Brackett B. Denniston III Secretary

Proxy Statement

General Electric Company

3135 Easton Turnpike

Fairfield, Connecticut 06828

This proxy statement is furnished in connection with the solicitation of proxies by General Electric Company on behalf of the Board of Directors for the 2012 Annual Meeting of Shareowners. Distribution of this proxy statement and a proxy form to shareowners is scheduled to begin on or about March 14, 2012.

You can ensure that your shares are voted at the meeting by submitting your instructions by telephone or the Internet, or by completing, signing, dating and returning the enclosed proxy or voting instruction form in the envelope provided. Submitting your instructions or proxy by any of these methods will not affect your right to attend and vote at the meeting. We encourage shareowners to submit votes in advance of the meeting. A shareowner who gives a proxy may revoke it at any time before it is exercised by voting in person at the annual meeting, by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation. If your GE shares are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity and bring it with you to hand in with your ballot in order to be able to vote your shares at the meeting.

Board of Directors

Election of Directors

At the 2012 Annual Meeting, 16 directors are to be elected to hold office until the 2013 Annual Meeting and until their successors have been elected and qualified. The 16 nominees for election at the 2012 Annual Meeting are listed on pages 3 to 8, with brief biographies. They are all presently GE directors who were elected by shareowners at the 2011 Annual Meeting. The Board of Directors has determined that the following 14 nominees satisfy the New York Stock Exchange’s (NYSE) definition of independent director: W. Geoffrey Beattie , James I. Cash, Jr., Ann M. Fudge, Susan Hockfield, Andrea Jung, Alan G. (A.G.) Lafley, Robert W. Lane, Ralph S. Larsen, Rochelle B. Lazarus, James J. Mulva, Sam Nunn, Robert J. Swieringa, James S. Tisch and Douglas A. Warner III. We do not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may nominate or the size of the Board may be reduced.

Board Composition. We believe that our directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareowners. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We also endeavor to have a Board representing a range of experiences at policy-making levels in business, government, education and technology and in areas that are relevant to the company’s global activities. The evaluation of director nominees by the Nominating and Corporate Governance Committee (NCGC) also takes into account diversity of background.

Below we identify and describe the key experience, qualifications and skills our directors bring to the Board that are important in light of GE’s businesses and structure. The directors’ experience, qualifications and skills that the Board considered in their re-nomination are included in their individual biographies.

•

Leadership experience. We believe that directors with experience in significant leadership positions, especially CEO positions, over an extended period, provide the company with special insights. These people generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

•

Technology and education experience. As a sciences and technology company and leading innovator, we seek directors with backgrounds in technology and education because our success depends on developing and investing in new technologies and access to new ideas.

•

Global experience. GE’s future success depends, in part, on its success in growing its businesses outside the United States. For example, in 2011, approximately 53% of GE’s revenues came from outside the United States. This highlights the importance of having directors with a global business perspective.

•

Finance experience. We believe that an understanding of finance and financial reporting processes is important for our directors. The company measures its operating and strategic performance by reference to financial goals. In addition, accurate financial reporting and robust auditing are critical to GE’s success. We seek to have a number of directors who qualify as audit committee financial experts, and we expect all of our directors to be financially knowledgeable. As part of this qualification, we also seek directors who have relevant risk management experience.

•

Industry experience. We seek to have directors with experience as executives, directors or in other leadership positions in the industries in which we participate. For example, as GE has expanded its portfolio of businesses in the energy sector, the Board has sought more expertise in this area, including in oil and gas. Our increased focus on the life sciences and early health businesses within our healthcare segment led the Board to seek directors with healthcare experience. Due to the size of our transportation-related businesses, we seek directors who have experience with transportation, engineering and manufacturing companies. We also seek directors with financial services industry experience because of our ownership of GE Capital.

•	Marketing experience. GE seeks to grow organically by identifying and developing new markets for its products. Therefore, marketing expertise, especially on an international basis, is important to us.

•

Government experience. We seek directors with experience with and in government because many of GE’s businesses are heavily regulated and are directly affected by governmental actions and socioeconomic trends. The company recognizes the importance of working constructively with governments around the world.

W. Geoffrey Beattie, 51, President, The Woodbridge Company Limited, Toronto, Canada. Director since 2009.

Mr. Beattie received a law degree from the University of Western Ontario and served as a partner in the Toronto law firm Torys LLP before joining The Woodbridge Company Limited, where he has been president since 1998. The Woodbridge Company Limited is a privately held investment holding company for the Thomson family of Canada and the majority shareholder of Thomson Reuters, where Mr. Beattie is the deputy chairman and director. Mr. Beattie also serves as a member of the board of directors of Royal Bank of Canada (where he serves as the chairman of the Risk Committee) and Maple Leaf Foods Inc. In addition to his public company board memberships, Mr. Beattie is a director of the Globe and Mail, and a trustee of the University Health Network in Toronto.

Director Qualifications:

•	Leadership and Global experience—current president of multinational Canadian company (Woodbridge)
•

Industry and Finance experience—current deputy chairman of large information and technology company (Thomson Reuters); director of leading global financial services company (Royal Bank of Canada); trustee of leading healthcare provider (University Health Network)

James I. Cash, Jr., 64, Emeritus James E. Robison Professor of Business Administration, Harvard Graduate School of Business, Boston, Massachusetts. Director since 1997.

A graduate of Texas Christian University with MS and PhD degrees from Purdue University, Dr. Cash joined the faculty of Harvard Business School in 1976, where he served as chairman of the MBA program from 1992 to 1995, and served as chairman of Harvard Business Publishing from 1998 until 2003. Dr. Cash retired from the Harvard Business School faculty in 2003. Dr. Cash is also a director of The Chubb Corporation and Wal-Mart Stores, Inc. He serves as a trustee of the Bert King Foundation, on the board of the National Association of Basketball Coaches Foundation, on the Advisory Council for the Smithsonian National Museum of African American History and Culture and as Senior Advisor to Highland Capital Partners. Dr. Cash also served as a director at Microsoft, Inc. and Phase Forward, Inc. during the last five years.

Director Qualifications:

•	Education and Finance experience—professor emeritus in business (Harvard); director of leading insurance company (Chubb)
•

Leadership, Global and Technology experience—former chairman of publishing subsidiary of leading research institution (Harvard); director of leading multinational retail company (Wal-Mart); former director of leading technology company (Microsoft)

Ann M. Fudge, 60, Former Chairman of the Board and Chief Executive Officer, Young & Rubicam Brands, global marketing communications network, New York, New York. Director since 1999.

Ms. Fudge received a BA degree from Simmons College and an MBA from Harvard University. Ms. Fudge served as the chairman and chief executive officer of Young & Rubicam from 2003 to the end of 2006. Prior to joining Young & Rubicam, Ms. Fudge worked at General Mills and at General Foods, where she served in a number of positions including president of Kraft General Foods’ Maxwell House Coffee Company and president of Kraft’s Beverages, Desserts and Post Divisions. Ms. Fudge is a director of Novartis AG, Unilever PLC and Infosys Ltd. She is chair of the U.S. Program Advisory Panel of the Gates Foundation, a trustee of the Rockefeller Foundation and serves on the Advisory Council of the Smithsonian National Museum of African American History and Culture and the Foreign Affairs Policy Board of the U.S. State Department. Ms. Fudge also served as a member of President Obama’s National Commission on Fiscal Responsibility and Reform.

Director Qualifications:

•

Leadership, Government and Marketing experience—former CEO of marketing communications company (Young & Rubicam); former president of leading consumer products business units (General Mills and General Foods); member of advisory body to U.S. State Department (Foreign Affairs Policy Board); former member of presidential commission (National Commission on Fiscal Responsibility and Reform)

•

Global and Industry experience—former CEO of large multinational company (Young & Rubicam); director of global healthcare products company (Novartis); director of global consumer products company (Unilever); director of global technology company (Infosys)

Susan Hockfield, 60, President, Massachusetts Institute of Technology, Cambridge, Massachusetts. Director since 2006.

President of MIT since December 2004, Dr. Hockfield received an undergraduate degree from the University of Rochester, and a PhD from Georgetown University, concentrating in neuroscience. Following a postdoctoral fellowship at the University of California at San Francisco, she joined the scientific staff at the Cold Spring Harbor Laboratory in 1980. In 1985, Dr. Hockfield joined the faculty of Yale University, where she went on to serve as dean of the Graduate School of Arts and Sciences from 1998 to 2002 and then as provost. Dr. Hockfield is an elected member of the American Academy of Arts and Sciences and a fellow of the American Association for the Advancement of Science. Dr. Hockfield serves as co-chair of the Advanced Manufacturing Partnership, a White House-based manufacturing initiative. She holds honorary degrees from Brown University, Mount Sinai School of Medicine, Tsinghua University (Beijing), University of Edinburgh, University of Pierre and Marie Curie (Paris), and the Watson School of Biological Sciences at the Cold Spring Harbor Laboratory. Dr. Hockfield is also a director of the World Economic Forum Foundation, an overseer of the Boston Symphony Orchestra, and a trustee of the Carnegie Corporation of New York, the WGBH Educational Foundation and the Woods Hole Oceanographic Institution.

Director Qualifications:

•	Leadership, Education and Technology experience—president of leading research university (MIT); former provost of leading university (Yale)
•

Industry experience—president of leading research university with prominent renewable energy program (MIT); leader in health sciences field; leading research neuroscientist; co-chair of a White House-based manufacturing initiative (Advanced Manufacturing Partnership)

Jeffrey R. Immelt, 56, Chairman of the Board and Chief Executive Officer, General Electric Company, Fairfield, Connecticut. Director since 2000.

Mr. Immelt joined GE in corporate marketing in 1982 after receiving a degree in applied mathematics from Dartmouth College and an MBA from Harvard University. He then held a series of leadership positions with GE Plastics in sales, marketing and global product development. He became a vice president of GE in 1989, responsible for consumer services for GE Appliances. He subsequently became vice president of worldwide marketing product management for GE Appliances in 1991, vice president and general manager of GE Plastics Americas commercial division in 1992, and vice president and general manager of GE Plastics Americas in 1993. He became senior vice president of GE and president and chief executive officer of GE Medical Systems in 1996. Mr. Immelt became GE’s president and chairman-elect in 2000, and chairman and chief executive officer in 2001. He is a trustee of Dartmouth College and chairman of President Obama’s Council on Jobs and Competitiveness and was formerly a director of the Federal Reserve Bank of New York.

Director Qualifications:

•	Leadership and Global experience—current CEO of large public multinational company (General Electric)
•

Industry and Government experience—leadership positions in GE’s Plastics, Appliances, Medical and Financial Services businesses; former director of government-organized financial and monetary policy organization (Federal Reserve Bank of New York); chairman of presidential council (Council on Jobs and Competitiveness)

Andrea Jung, 53, Chairman of the Board and Chief Executive Officer, Avon Products, Inc., beauty products, New York, New York. Director since 1998.

Ms. Jung, a graduate of Princeton University, joined Avon Products, Inc. in 1994 as president, product marketing for Avon U.S. She was elected president, global marketing, in 1996, an executive vice president in 1997, president and a director of the company in 1998, chief operating officer in 1998, chief executive officer in 1999 and chairman of the board in 2001. Previously, she was executive vice president, Neiman Marcus and a senior vice president for I. Magnin. Ms. Jung is also a co-lead director of Apple Inc., a director of Catalyst, a nonprofit corporate membership research and advisory organization, vice chairman and former chairman of the World Federation of Direct Selling Associations and a member of the board of trustees of New York Presbyterian Hospital.

Director Qualifications:

•	Leadership and Global experience—current chairman and CEO of large public multinational company (Avon)
•

Marketing, Industry and Technology experience—former marketing executive and current chairman and CEO of a global consumer products company with large and complicated sales and marketing network (Avon); co-lead director of leading technology company (Apple); trustee of leading healthcare provider (New York Presbyterian)

Alan G. (A.G.) Lafley, 64, Former Chairman of the Board and Chief Executive Officer, Procter & Gamble Company, personal and household products, Cincinnati, Ohio. Director since 2002.

Mr. Lafley received a BA degree from Hamilton College and an MBA from Harvard University, following which he joined Procter & Gamble. He was named a group vice president in 1992, an executive vice president in 1995 and, in 1999, president of global beauty care and North America. He served as chief executive officer from 2000 to 2009 and served as chairman of the board from 2002 until his retirement in 2009. He currently serves as a special partner at Clayton, Dubilier and Rice, a private equity investment firm, and as chairman of the board of trustees of Hamilton College. Mr. Lafley also served as a director at Dell Inc. during the last five years.

Director Qualifications:

•	Leadership and Global experience—former CEO of large public multinational company (Procter & Gamble)
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Marketing, Industry and Technology experience—former CEO of large consumer products company recognized for its marketing expertise (Procter & Gamble); former director of leading technology company (Dell)

Robert W. Lane, 62, Former Chairman of the Board and Chief Executive Officer, Deere & Company, agricultural, construction and forestry equipment, Moline, Illinois. Director since 2005.

A graduate of Wheaton College, Mr. Lane also holds an MBA from the University of Chicago. Mr. Lane joined Deere & Company in 1982 following a career in global banking, and served Deere in leadership positions in its global construction equipment and agricultural divisions as well as at Deere Credit, Inc. He also served as Deere’s chief financial officer and president, as chief executive officer from 2000 to 2009, and as chairman of the board from 2000 until his retirement in February 2010. Mr. Lane is a director of Verizon Communications Inc. and Northern Trust Corporation, a member of the supervisory board of BMW AG and a member of the board of trustees of the University of Chicago.

Director Qualifications:

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Leadership, Finance and Global experience—former CEO and CFO of large public multinational company (Deere); supervisory board member of global European automaker (BMW); director of global communications company (Verizon Communications)

•	Industry experience—former CEO of equipment manufacturing company (Deere); director of global financial services company (Northern Trust); supervisory board member of global European automaker (BMW)

Ralph S. Larsen, 73, Former Chairman of the Board and Chief Executive Officer, Johnson & Johnson, pharmaceutical, medical and consumer products, New Brunswick, New Jersey. Director since 2002.

After graduating with a BBA degree from Hofstra University, Mr. Larsen joined Johnson & Johnson in 1962. In 1981, he left Johnson & Johnson to serve as president of Becton Dickinson’s consumer products division and returned to Johnson & Johnson in 1983 as president of its Chicopee subsidiary. In 1986, Mr. Larsen was named a company group chairman and later that year became vice chairman of the executive committee and chairman of the consumer sector. He was elected a director in 1987 and served as chairman of the board and chief executive officer from 1989 to 2002. Mr. Larsen is also a trustee of the Robert Wood Johnson Foundation. Mr. Larsen also served as a director at Xerox Corporation during the last five years.

Director Qualifications:

•	Leadership and Global experience—former CEO of large public multinational company (Johnson & Johnson); former director of global technology company (Xerox)
•	Industry experience—former CEO of company with large medical products business (Johnson & Johnson); trustee of leading health and healthcare foundation (Robert Wood Johnson Foundation)

Rochelle B. Lazarus, 64, Chairman of the Board and former Chief Executive Officer, Ogilvy & Mather Worldwide, global marketing communications company, New York, New York. Director since 2000.

A graduate of Smith College, Ms. Lazarus also holds an MBA from Columbia University. She joined Ogilvy & Mather Worldwide in 1971, becoming president of its U.S. direct marketing business in 1989. She then became president of Ogilvy & Mather New York and president of Ogilvy & Mather North America before becoming president and chief operating officer of the worldwide agency in 1995, chief executive officer in 1996, which position she held to 2008, and chairman in 1997. Ms. Lazarus also serves as a director of Merck & Co., Inc., the American Museum of Natural History, the World Wildlife Fund and Lincoln Center for the Performing Arts, is a trustee of the New York Presbyterian Hospital, and is a member of the Board of Overseers of Columbia Business School.

Director Qualifications:

•	Leadership and Global experience—former CEO of large public multinational company (Ogilvy & Mather)
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Marketing and Industry experience—former CEO of global marketing communications company (Ogilvy & Mather); director of global pharmaceutical company (Merck); trustee of leading U.S. hospital (New York Presbyterian)

James J. Mulva, 65, Chairman of the Board and Chief Executive Officer, ConocoPhillips, international, integrated energy company, Houston, Texas. Director since 2008.

Mr. Mulva received a BBA degree and an MBA in finance from the University of Texas. After serving as an officer in the U.S. Navy, he joined Phillips Petroleum Company in 1973 and became its chief financial officer in 1990, when he also became a member of the company’s management committee. He was appointed senior vice president in 1993, executive vice president in 1994, president and chief operating officer in 1994 and served as chairman and chief executive officer from 1999 to 2002. He has been president and chief executive officer of ConocoPhillips since 2002 and also became chairman in 2004. Mr. Mulva served as chairman of the American Petroleum Institute in 2005 and 2006 and is a member of the board of visitors for the M.D. Anderson Cancer Center and The Business Council.

Director Qualifications:

•	Leadership, Finance and Global experience—current CEO and former CFO of large public multinational company (ConocoPhillips, Phillips Petroleum)
•	Industry experience—current CEO of integrated global energy company (ConocoPhillips); member of the board of visitors of leading cancer center (M.D. Anderson)

Sam Nunn, 73, Co-Chairman and Chief Executive Officer, Nuclear Threat Initiative, Washington, D.C. Director since 1997.

After attending the Georgia Institute of Technology and serving in the U.S. Coast Guard, Mr. Nunn received an AB degree from Emory University in 1960 and an LLB degree from Emory Law School. He practiced law and served in the Georgia House of Representatives before being elected to the United States Senate in 1972, where he served as the chairman and ranking member on both the Senate Armed Services Committee and the Senate’s Permanent Subcommittee on Investigations before retiring in 1997. He was a partner at King & Spalding from 1997 through 2003. He has served as the co-chairman and CEO of the Nuclear Threat Initiative since 2001 and the chairman of the board of the Center for Strategic and International Studies since 1999. Mr. Nunn is a distinguished professor at the Sam Nunn School of International Affairs at Georgia Tech. He is also a director of The Coca-Cola Company. Mr. Nunn also served as a director at Chevron Corporation and Dell Inc. during the last five years.

Director Qualifications:

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Leadership, Government, Industry and Technology experience—served as U.S. senator for 25 years and as chair of a key committee; co-chairman and CEO of global security organization (Nuclear Threat Initiative); director or former director of global energy, technology and consumer product companies (Chevron, Dell, Coca-Cola)

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Education and Global experience—chairman of the board of nonpartisan public policy research institution (Center for Strategic and International Studies); professor of international affairs at leading university (Georgia Tech)

Roger S. Penske, 75, Chairman of the Board, Penske Corporation, diversified transportation company, and Penske Truck Leasing Corporation, Chairman of the Board and Chief Executive Officer, Penske Automotive Group, Inc., automotive retailer, Detroit, Michigan. Director since 1994.

After attending Lehigh University, Mr. Penske founded Penske Corporation in 1969. He became chairman of the board of Penske Truck Leasing Corporation in 1982 and chairman of the board and chief executive officer of Penske Automotive Group, Inc. (formerly United Auto Group, Inc.) in 1999. Mr. Penske is also a director of Universal Technical Institute, Inc. He is a director of Business Leaders for Michigan and vice chairman of the Downtown Detroit Partnership. Mr. Penske also served as a director at Internet Brands, Inc. during the last five years.

Director Qualifications:

•	Leadership and Global experience—current CEO of large public multinational company (Penske Automotive); civic leader (Downtown Detroit Partnership)
•	Industry experience—built and manages one of the leading transportation companies in the United States (Penske Corporation); former trustee of medical center (Detroit Medical Center)

Robert J. Swieringa, 69, Professor of Accounting and former Anne and Elmer Lindseth Dean, Johnson Graduate School of Management, Cornell University, Ithaca, New York. Director since 2002.

Dr. Swieringa received a BA degree in economics from Augustana College, an MBA in accounting and economics from the University of Denver and a PhD in accounting and complex organizations from the University of Illinois. He taught accounting at Stanford’s Graduate School of Business and at the Johnson Graduate School of Management at Cornell University before serving as a member of the Financial Accounting Standards Board (FASB) from 1986 to 1996. He was then an accounting professor at Yale’s School of Management from 1996 to 1997 and was the ninth dean of Cornell’s Johnson Graduate School of Management from 1997 to 2007. Dr. Swieringa has been a professor of accounting at the Johnson Graduate School of Management since 1997. Dr. Swieringa is a member of the American Accounting Association (AAA), the board of managers of the Partners Group Private Equity Fund, and the board of trustees of Augustana College. He is a past president of the Financial Accounting and Reporting Section of the AAA and a past chair of the Graduate Management Admissions Council.

Director Qualifications:

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Finance and Industry experience—professor of accounting (Cornell, Stanford, Yale); former member of accounting standards board (FASB); member of board of managers of private equity fund (Partners Group Private Equity Fund)

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Leadership and Education experience—former dean at leading university (Cornell’s Johnson Graduate School of Management); professor teaching corporate financial reporting and corporate governance (Cornell, Stanford, Yale)

James S. Tisch, 59, President and Chief Executive Officer, Loews Corporation, diversified holding company, New York, New York. Director since 2010.

Mr. Tisch received a degree from Cornell University and an MBA from the Wharton Graduate School of the University of Pennsylvania. Since 1998, he has been the president and chief executive officer of Loews Corporation, one of the largest diversified corporations in the United States with subsidiaries involved in commercial property-casualty insurance, offshore drilling, interstate natural gas transmission, natural gas exploration and production and luxury lodging. He also serves as a director of Loews, and Loews’ subsidiary CNA Financial. In addition, he is chairman of Loews’ subsidiary Diamond Offshore Drilling, Inc. Mr. Tisch serves as chairman of non-profit WNET.ORG, parent of WNET Channel 13 and WLIW Channel 21. He also sits on the boards of the New York Public Library, Mount Sinai Medical Center, and the Partnership for New York City and is a member of the Council on Foreign Relations. Mr. Tisch also was formerly a director of the Federal Reserve Bank of New York.

Director Qualifications:

•	Leadership and Global experience—current CEO of large public multinational company (Loews)
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Finance, Industry and Government experience—current CEO of diversified multinational company (Loews); former director of government-organized financial and monetary policy organization (Federal Reserve Bank of New York); director of insurance company (CNA Financial); director of leading U.S. hospital (Mount Sinai); chairman of offshore drilling and natural gas exploration company (Diamond Offshore Drilling)

Douglas A. Warner III, 65, Former Chairman of the Board, J.P. Morgan Chase & Co., The Chase Manhattan Bank, and Morgan Guaranty Trust Company, investment banking, New York, New York. Director since 1992.

Following graduation from Yale University in 1968, Mr. Warner joined Morgan Guaranty Trust Company of New York, a wholly owned subsidiary of J.P. Morgan Chase & Co. (formerly J.P. Morgan & Co. Incorporated). He was elected president and a director of the bank and its parent in 1990, serving as chairman and chief executive officer from 1995 to 2000, when he became chairman of the board of J.P. Morgan Chase & Co., The Chase Manhattan Bank and Morgan Guaranty Trust Company until his retirement in 2001. Mr. Warner is chairman of the board of managers and the board of overseers of Memorial Sloan-Kettering Cancer Center, chairman of the Yale Investment Committee and a trustee of Yale University. Mr. Warner also served as a director at Anheuser-Busch Companies, Inc., Motorola Inc. and Motorola Solutions Inc. during the last five years.

Director Qualifications:

•	Finance and Industry experience—former CEO of large financial services company (JPMorgan Chase); chairman of leading cancer center (Sloan-Kettering)
•	Leadership and Global experience—former CEO of large public multinational company (JPMorgan Chase); chairman of leading university investment committee (Yale)

Corporate Governance

Governance Principles. The Board of Directors’ Governance Principles, which include guidelines for determining director independence and qualifications for directors, are published on GE’s website at www.ge.com/company/governance. This section of the website makes available all of GE’s corporate governance materials, including Board committee charters and statements of committee key practices. These materials are also available in print to any shareowner upon request. The Board regularly reviews corporate governance developments and modifies its Governance Principles, committee charters and key practices as warranted.

The Board of Directors elected Mr. Tisch as director in June 2010. Under GE’s Governance Principles, directors who also serve as CEOs should not serve on more than two boards of public companies in addition to the GE Board. The NCGC discussed this requirement and recommended that it be waived in the case of Mr. Tisch because two of the public company boards on which he serves are consolidated subsidiaries of Loews and are managed by Mr. Tisch in his role as CEO of Loews.

Our Governance Principles also provide that directors should not be nominated for election to the Board after their 75th birthday, although the Board may nominate candidates over age 75 in special circumstances. Mr. Penske is being nominated for election to the Board at the 2012 Annual Meeting, although he is 75. The Board decided to nominate him for an additional term as a GE director because Mr. Penske, a GE director since 1994, is a key Board member with strong management and industry experience and a successful entrepreneurial background. The Board believes that Mr. Penske’s expertise in assessing risks related to new ventures, managing leasing and transportation businesses and executing on strategic growth opportunities continues to be very valuable to the Board.

Board Leadership Structure. Our CEO also serves as the chairman of the Board and we have an independent presiding director with broad authority and responsibility. The presiding director, Mr. Larsen, the former chairman of the board and CEO of Johnson & Johnson, has the following responsibilities: (1) to lead meetings of the non-management directors, which are scheduled at least three times a year, and to call additional meetings of the non-management directors as he deems appropriate, (2) to serve as liaison on Board-related issues between the Chairman and the non-management directors, (3) to advise the NCGC on the selection of committee chairs, (4) to approve the agenda, schedule and information sent to directors for Board meetings, (5) to work with the chairman to propose an annual schedule of major discussion items for the Board’s approval, (6) to provide leadership to the Board if circumstances arise in which the role of the chairman may be, or may be perceived to be, in conflict, and otherwise act as chairman of Board meetings when the chairman is not in attendance, (7) to make himself available for consultation and direct communication with our major shareowners, and (8) to perform such other functions as the Board may direct. We believe that this structure is appropriate for the company because it allows one person to speak for and lead the company and the Board, while also providing for effective oversight by an independent board through an independent presiding director. For a company as large and diverse as GE, we believe the CEO is in the best position to focus the independent directors’ attention on the issues of greatest importance to the company and its shareowners. In our view, splitting the roles would potentially have the consequence of making our management and governance processes less effective than they are today through undesirable duplication of work and, in the worst case, lead to a blurring of clear lines of accountability and responsibility, without any clear offsetting benefits.

Board Risk Oversight. Our Board of Directors has oversight for risk management with a focus on the most significant risks facing the company, including strategic, operational, financial and legal and compliance risks. At the end of each year, management and the Board jointly develop a list of major risks that GE plans to prioritize in the next year. Throughout the year, the Board and the committees to which it has delegated responsibility dedicate a portion of their meetings to review and discuss specific risk topics in greater detail. Strategic, operational and reputational risks are presented and discussed in the context of the CEO’s report on operations to the Board at regularly scheduled Board meetings and at presentations to the Board and its committees by the vice chairmen, chief risk officer (CRO), general counsel and other employees. The Board has delegated responsibility for the oversight of specific risks to Board committees as follows:

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In 2011, the Board established a Risk Committee. This Committee oversees GE’s risk management of key risks, including strategic, operational (including product risk), financial (including credit, liquidity and exposure to broad market risk) and reputational risks, and the guidelines, policies and processes for monitoring and mitigating such risks. Starting in 2011, as part of its overall risk oversight responsibilities for GE, the Risk Committee also began overseeing risks related to GE Capital, which previously was subject to direct Audit Committee oversight.

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The Audit Committee oversees GE’s and GE Capital’s policies and processes relating to the financial statements, the financial reporting process, compliance and auditing. The Audit Committee monitors ongoing compliance issues and matters, and also annually conducts an assessment of compliance issues and programs.

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The Public Responsibilities Committee oversees risks related to GE’s public policy initiatives, the environment and similar matters, and monitors the company’s environmental, health and safety compliance.

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The Management Development and Compensation Committee (MDCC) oversees the risk management associated with management resources, structure, succession planning, management development and selection processes, including evaluating the effect the compensation structure may have on risk decisions.

•	The NCGC oversees risk related to the company’s governance structure and processes and risks arising from related person transactions.

The Board’s risk oversight process builds upon management’s risk assessment and mitigation processes, which include standardized reviews of long-term strategic and operational planning; executive development and evaluation; code of conduct compliance under the company’s The Spirit & The Letter; regulatory compliance; health, safety and environmental compliance; financial reporting and controllership; and information technology and security. The company’s CRO is responsible for overseeing and coordinating risk assessment and mitigation on an enterprise-wide basis. The CRO leads the Corporate Risk Function and is responsible for the identification of key business risks, providing for appropriate management of these risks within GE Board guidelines, and enforcement through policies and procedures. Management has two committees to further assist it in assessing and mitigating risk. The Corporate Risk Committee meets periodically, is chaired by the CRO and comprises the chairman and CEO, vice chairmen, general counsel and other senior level business and functional leaders. It has principal responsibility for evaluating and addressing risks escalated to the CRO and Corporate Risk Function. The Policy Compliance Review Board met 15 times in 2011, is chaired by the company’s general counsel and includes the CFO and other senior level functional leaders. It has principal responsibility for monitoring compliance matters across the company.

Director Independence. The company currently has 14 independent directors out of 16. During the period he served as a GE director in 2011, Sir William Castell (who did not stand for reelection at the 2011 Annual Meeting of Shareowners) also was an independent director. The Board has satisfied, and expects to continue to satisfy, its objective that at least two-thirds of the Board should consist of independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with GE. The Board has established guidelines to assist it in determining director independence, which conform to, or are more exacting than, the independence requirements in the NYSE listing standards. In addition to applying these guidelines, which are set forth in Section 4 of our Governance Principles and are published on GE’s website at www.ge.com/company/governance, the Board will consider all relevant facts and circumstances in making an independence determination. The independent directors and nominees for director are named above under “Election of Directors.” In the course of the Board’s determination regarding independence, it considered relevant transactions, relationships and arrangements as required by the company’s independence guidelines. In particular, with respect to each of the three most recently completed fiscal years, as applicable, the Board evaluated for:

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director Tisch, (1) the annual amount of sales to GE by the company (including its consolidated subsidiaries) where he currently serves as an executive officer, and purchases by that company from GE, and determined that the amount of sales and the amount of purchases in each fiscal year were not more than the greater of two percent of the annual revenues or $1 million, and (2) the total amount of that company’s indebtedness to GE, and determined that the amount of indebtedness was not greater than two percent of that company’s total consolidated assets;

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director Jung, (1) the annual amount of purchases from GE by the company where she serves as an executive officer, and determined that the amount of purchases in each fiscal year was not more than the greater of two percent of the annual revenues of that company or $1 million, and (2) the total amount of that company’s indebtedness to GE, and determined that the amount of indebtedness was not greater than two percent of that company’s total consolidated assets;

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director Lazarus, (1) the annual amount of sales to GE by the company where she served as an executive officer, and determined that the amount of sales in each fiscal year was not more than the greater of two percent of the annual revenues of that company or $1 million, and (2) the total amount of that company’s indebtedness to GE, and determined that the amount of indebtedness was not greater than two percent of that company’s total consolidated assets; and

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each of directors Beattie and Mulva, (1) the annual amount of purchases from GE by the company where each serves as an executive officer, and determined that the amount of purchases in each fiscal year was not more than the greater of two percent of the annual revenues of that company or $1 million, (2) the total amount of that company’s indebtedness to GE, and determined that the amount of indebtedness was not greater than two percent of that company’s total consolidated assets, and (3) the annual amount of purchases from GE and the total amount of indebtedness to GE by a company where one of the immediate family members of each serves as an executive officer, and determined that the amount of purchases in each fiscal year was not more than the greater of two percent of the annual revenues of that company or $1 million and the amount of indebtedness was not greater than two percent of that company’s total consolidated assets.

In addition, with respect to directors Beattie, Cash, Fudge, Hockfield, Jung, Lafley, Lane, Larsen, Lazarus, Mulva, Nunn, Swieringa, Tisch and Warner, and former director Castell, the Board considered the amount of GE’s discretionary charitable contributions to charitable organizations where he or she serves as an executive officer, director or trustee, and determined that GE’s contributions constituted less than the greater of $200,000 or one percent of the charitable organization’s annual consolidated gross revenues during the organization’s last completed fiscal year.

All members of the Audit Committee, MDCC, NCGC and Risk Committee must be independent directors as defined by the Board’s Governance Principles. Members of the Audit Committee must also satisfy a separate Securities and Exchange Commission (SEC) independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from GE or any of its subsidiaries other than their directors’ compensation. As a policy matter, the Board has determined to apply a separate, heightened independence standard to members of both the MDCC and the NCGC. No member of either committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from GE or any of its subsidiaries. The Board has determined that all members of the Audit Committee, MDCC and NCGC are independent and satisfy the relevant SEC or GE additional independence requirements for the members of such committees.

Messrs. Immelt and Penske are not independent directors due to their employment (in the case of Mr. Immelt) and business relationships (in the case of Mr. Penske) with the company.

Code of Conduct. All directors, officers and employees of GE must act ethically at all times and in accordance with the policies comprising GE’s code of conduct set forth in the company’s integrity policy, The Spirit & The Letter, which is published on GE’s website at www.ge.com/files/usa/citizenship/pdf/english.pdf. Under the Board’s Governance Principles, the Board will not permit any waiver of any ethics policy for any director or executive officer. Amendments to the code related to certain matters will be published on the GE website, as required under SEC rules, at www.ge.com. If an actual or potential conflict of interest arises for a director, the director will promptly inform the CEO and the presiding director. Our NCGC is responsible for resolving any such conflict of interest. If a significant conflict exists and cannot be resolved, the director should resign. All directors are required to recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Communicating Concerns to Directors. The Audit Committee and the non-management directors have established procedures to enable anyone who has a concern about GE’s conduct, or any employee who has a concern about the company’s accounting, internal accounting controls or auditing matters, to communicate that concern directly to the presiding director or to the Audit Committee. Such communications may be confidential or anonymous, and may be e-mailed or submitted in writing to special addresses or reported by telephone to a toll-free telephone number. Information on how to submit any such communications can be found on GE’s website at www.ge.com/company/governance/board/contact_board.html.

Board of Directors and Committees

The Board held 15 meetings during 2011, including three meetings of the non-management directors of the Board. All of our directors attended at least 75% of the Board and committee meetings on which the member sits. Information about director attendance at the 2011 Annual Meeting and the Board’s policy with regard to director attendance at annual meetings of shareowners is available at www.ge.com/company/governance/board/index.html.

The Board has adopted written charters for each of its five standing committees: the Audit Committee, the MDCC, the NCGC, the Risk Committee, and the Public Responsibilities Committee. The committee charters and key practices are available on GE’s website at www.ge.com/company/governance/board/committees.html.

Audit Committee. The members of the Audit Committee are directors Warner, who chairs the committee, Beattie, Cash, Lane, Mulva and Swieringa. The Board has determined that Messrs. Beattie, Lane, Mulva, Swieringa and Warner are “audit committee financial experts,” as defined under SEC rules. The Audit Committee is primarily concerned with the integrity of the company’s financial statements, the company’s compliance with legal and regulatory requirements, the independence and qualifications of the independent auditor and the performance of the company’s internal audit function and independent auditor. Its duties include: (1) selecting and overseeing the independent auditor, (2) reviewing the scope of the audit to be conducted by them, as well as the results of their audit, (3) overseeing our financial reporting activities, including our annual report, and the accounting standards and principles followed, (4) discussing with management the company’s risk assessment and risk management practices, including risk relating to the company’s and GE Capital’s financial statements, financial reporting processes, compliance and auditing, and allowance for loan lease losses and the guidelines, policies and processes for monitoring and managing these risks, (5) approving audit and non-audit services provided to the company by the independent auditor, (6) reviewing the organization and scope of our internal audit function and our disclosure and internal controls, and (7) on behalf of the Board overseeing the company’s legal and regulatory compliance. The committee met ten times during 2011. The committee’s report is on page 39.

Management Development and Compensation Committee. The members of the MDCC are directors Larsen, who chairs the committee, Cash , Jung, Lane, Nunn and Warner. The committee’s primary responsibilities include: (1) establishing, reviewing and approving CEO compensation, and reviewing and approving other senior executive compensation, (2) monitoring our management resources, structure, succession planning, development and selection process as well as the performance of key executives, (3) reviewing incentive compensation arrangements to assure that incentive pay does not encourage unnecessary risk taking, and (4) reviewing and discussing, at least annually, the relationship between risk management policies and practices, corporate strategy and senior executive compensation. It also oversees the GE 2007 Long-Term Incentive Plan and the incentive compensation program and any other equity-based compensation plans. The committee met eight times during 2011. The committee’s report is on page 24. Additional information on the committee’s processes and procedures for consideration of executive compensation are addressed under “Compensation Discussion and Analysis” below.

Nominating and Corporate Governance Committee. The members of the NCGC are directors Lazarus, who chairs the committee, Hockfield , Jung, Lafley, Larsen and Warner. The committee’s responsibilities include the selection of director nominees for the Board and the development and annual review of our Governance Principles. The committee also: (1) reviews director compensation and benefits, (2) oversees the annual self-evaluation of the Board and its committees, (3) makes recommendations to the Board concerning the structure and membership of the Board committees, (4) reviews, approves and ratifies transactions with related persons required to be disclosed under SEC rules, (5) resolves any conflict of interest involving directors or executive officers, and (6) oversees risks related to corporate governance. The committee met four times during 2011.

The committee will consider all shareowner recommendations for candidates for the Board, which should be sent to the Nominating and Corporate Governance Committee, c/o Brackett B. Denniston III, Secretary, General Electric Company, 3135 Easton Turnpike, Fairfield, Connecticut 06828. The information required to be included is set forth in our by-laws, and the general qualifications and specific qualities and skills established by the committee for directors are included in Section 3 of the Board’s Governance Principles. We believe that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareowners. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a Board representing a range of experience at policy-making levels in business, government, education and technology, and in areas that are relevant to the company’s global activities. The committee’s evaluation of director nominees takes into account their ability to contribute to the diversity of background and experience represented on the Board, and the committee reviews its effectiveness in balancing these considerations when assessing the composition of the Board.

The committee also considers candidates recommended by current directors, company officers, employees and others. The committee evaluates all nominees for directors in the same manner regardless of the source of the recommendation.

Risk Committee. In February 2011, the Board created a Risk Committee. The members of the Risk Committee are directors Beattie, who chairs the committee, Lafley and Tisch. The committee assists the Board in its oversight of the company’s management of key risks, including strategic, operational and reputational risks, as well as the guidelines, policies and processes for monitoring and mitigating such risks. The Risk Committee’s role includes oversight of risk management of GE Capital. The committee’s duties include: (1) reviewing and discussing with management GE and GE Capital’s risk appetite and strategy relating to key risks, including credit risk, liquidity and funding risk, market risk and product risk, (2) meeting separately at least two times a year with GE and GE Capital’s CROs, (3) receiving reports from GE and GE Capital’s internal audit function on the results of risk management reviews and assessments, (4) reviewing the status of financial services regulatory exams relating to GE and GE Capital, and (5) reviewing the disclosure regarding risk contained in the GE and GE Capital annual and quarterly reports. The committee met eight times during 2011, including joint sessions with the Audit Committee and the GE Capital Board of Directors.

Public Responsibilities Committee. The members of the Public Responsibilities Committee are directors Nunn, who chairs the committee, Cash, Fudge, Hockfield, Immelt , Lazarus, Mulva and Penske. The purpose of the committee is to review and oversee GE positions on corporate social responsibilities and public issues of significance that affect investors and other key GE stakeholders, including charitable donations, political contributions, lobbying activities and related issues. In addition, the committee reviews the status of any significant governmental inquiry or investigation that is not related to any financial statements, identifies and discusses with management risks relating to our public policy initiatives, the environment and similar matters, monitors the company’s environmental, health and safety compliance and reviews the company’s policies and practices related to political and campaign contributions and contributions to trade associations and other tax-exempt and similar organizations that may engage in political activity. The committee met four times during 2011.

Meetings of Non-management Directors. The non-management directors met without any management directors or employees present three times last year. The responsibilities of Mr. Larsen, the presiding director, are set forth in the Board’s Governance Principles discussed under “Corporate Governance—Board Leadership Structure” and include serving as chair at these meetings.

2011 Non-management Directors’ Compensation

The current compensation and benefit program for non-management directors has been in effect since 2003 and is designed to achieve the following goals: (1) compensation should fairly pay directors for work required for a company of GE’s size and scope; (2) compensation should align directors’ interests with the long-term interests of shareowners; and (3) the structure of the compensation should be simple, transparent and easy for shareowners to understand. The company reviews director compensation every year. The table below on non-management directors’ compensation includes the following compensation elements.

Annual Compensation. In 2011, annual compensation of $250,000 was paid to each non-management director in four installments following the end of each quarter of service, 40% (or $100,000) in cash and 60% (or $150,000) in deferred stock units (DSUs). There are no meeting fees. Non-management directors have the option of deferring some or all of their cash compensation in DSUs. Each DSU is equal in value to a share of GE stock and is fully vested upon grant, but does not have voting rights. DSUs accumulate quarterly dividend equivalent payments, which are reinvested into additional DSUs. The DSUs will be paid out in cash to non-management directors beginning one year after they leave the Board. Directors may elect to take their DSU payments as a lump sum or in payments spread out for up to ten years.

Audit Committee Compensation and MDCC Compensation. Additional compensation, equal to 10% of the $250,000 annual compensation, was paid to directors serving on the Audit Committee and the MDCC due to the workload and broad-based responsibilities of these two committees. Directors serving on both committees received additional compensation equal to 20% of their annual compensation. This additional compensation was paid in the same 40%/60% proportion between cash and DSUs, respectively, and was payable in the same manner as the annual compensation.

All Other Compensation. The column below showing “All Other Compensation” includes the following items:

1.    Executive Products and Lighting Program. Non-management directors participate in our Executive Products and Lighting Program on the same basis as our named executives. Under this program, upon their request, directors can receive GE appliances or other products. Incremental cost is calculated based on the fair market value of the products received.

2.    Matching Gifts Program. Non-management directors may participate in the GE Foundation’s Matching Gifts Program on the same terms as GE’s executive officers. Under the GE Foundation’s regular Matching Gifts Program, the GE Foundation matches up to $50,000 a year in contributions by any employee, retiree or director to approved charitable organizations. In addition, for 2011 the GE Foundation offered a ceiling increase of $25,000 for any employee, retiree or director donating to eligible food and shelter organizations in 2011. The matching gift program amounts shown in note 3 of the table below represent all company matches registered by the director with the company in 2011.

3.    Charitable Award Program. GE maintains a plan that permits each director to designate up to five charitable organizations (excluding a director’s private foundation) to share in a $1 million contribution to be made by the company upon the director’s termination of service. The company will fund the contribution from corporate assets upon such termination. The award vests upon the commencement of Board service.

Directors who are company employees do not receive any compensation for their services as directors.

Name of Director	Fees Earned or Paid in Cash[1]	Stock Awards[2]	All Other Compensation[3]	Total
W. Geoffrey Beattie	$0	$278,643	$34,500	$313,143
James I. Cash, Jr.	$120,000	$182,385	$50,000	$352,385
William M. Castell[4]	$62,500	$56,962	$1,000,000	$1,119,462
Ann M. Fudge	$100,000	$151,987	$39,233	$291,220
Susan Hockfield	$100,000	$151,987	$5,250	$257,237
Andrea Jung	$110,000	$167,186	$27,199	$304,385
Alan G. Lafley	$100,000	$151,987	$50,000	$301,987
Robert W. Lane	$120,000	$182,385	$0	$302,385
Ralph S. Larsen	$0	$278,643	$60,022	$338,665
Rochelle B. Lazarus	$0	$253,312	$50,046	$303,358
James J. Mulva	$0	$278,643	$75,000	$353,643
Sam Nunn	$0	$278,643	$34,150	$312,793
Roger S. Penske	$0	$253,312	$56,344	$309,655
Robert J. Swieringa	$44,000	$234,060	$48,500	$326,560
James A. Tisch	$50,000	$228,087	$50,000	$328,087
Douglas A. Warner III	$120,000	$182,385	$53,054	$355,439

[1]	This column reports the amount of cash compensation received for 2011 Board and committee service.

[2]

This column represents the dollar amounts of the aggregate grant date fair value of DSUs granted in 2011 in accordance with SEC rules. This column includes amounts that the following directors deferred into DSUs in lieu of all or a part of their cash compensation in 2011: Mr. Beattie $110,000, Mr. Larsen $110,000, Ms. Lazarus $100,000, Mr. Mulva $110,000, Mr. Nunn $110,000, Mr. Penske $100,000, Dr. Swieringa $66,000 and Mr. Tisch $75,000. The grants of DSUs are made following each quarter of service, and the grant date fair value at the time of grant is the number of DSUs multiplied by the closing price of GE stock on the date of grant, which was $20.05, $18.86, $15.24 and $17.91 on March 31, 2011, June 30, 2011, September 30, 2011 and December 30, 2011, respectively. The directors had the following aggregate number of DSUs outstanding at 2011 fiscal year-end: Mr. Beattie 43,607, Dr. Cash 83,126, Ms. Fudge 99,071, Dr. Hockfield 41,929, Ms. Jung 88,725, Mr. Lafley 103,427, Mr. Lane 84,433, Mr. Larsen 124,317, Ms. Lazarus 126,085, Mr. Mulva 62,492, Mr. Nunn 159,878, Mr. Penske 178,664, Dr. Swieringa 106,165, Mr. Tisch 17,562, and Mr. Warner 87,569. The following directors had the following aggregate number of options outstanding at 2011 fiscal year-end: Dr. Cash 18,000, Ms. Fudge 18,000, Ms. Jung 18,000, Ms. Lazarus 18,000, Mr. Nunn 18,000, Mr. Penske 18,000 and Mr. Warner 18,000. We ceased granting stock options to directors in 2002. At 2011 fiscal year-end, former director Castell had 200,000 stock options outstanding, which were previously granted to him as an executive of the company.

[3]	The following table provides more information on the type and amount of items included in All Other Compensation.

Name of Director	Executive Products and Lighting Program	Matching Gifts Program	Charitable Award Program	Total
W. Geoffrey Beattie	$0	$34,500	$0	$34,500
James I. Cash, Jr.	$0	$50,000	$0	$50,000
William M. Castell	$0	$0	$1,000,000	$1,000,000
Ann M. Fudge	$2,283	$36,950	$0	$39,233
Susan Hockfield	$0	$5,250	$0	$5,250
Andrea Jung	$12,125	$15,074	$0	$27,199
Alan G. Lafley	$0	$50,000	$0	$50,000
Robert W. Lane	$0	$0	$0	$0
Ralph S. Larsen	$22	$60,000	$0	$60,022
Rochelle B. Lazarus	$246	$49,800	$0	$50,046
James J. Mulva	$0	$75,000	$0	$75,000
Sam Nunn	$0	$34,150	$0	$34,150
Roger S. Penske	$6,344	$50,000	$0	$56,344
Robert J. Swieringa	$0	$48,500	$0	$48,500
James A. Tisch	$0	$50,000	$0	$50,000
Douglas A. Warner III	$3,054	$50,000	$0	$53,054

[4]	Former director Castell did not stand for reelection at the 2011 Annual Meeting of Shareowners.

No Other Compensation. Non-management directors do not receive any non-equity incentive compensation, hold deferred compensation balances or receive pension benefits. Since 2003, DSUs have been the only equity incentive compensation awarded to the non-management directors.

Share Ownership and Holding Period Requirements. All non-management directors are required to hold at least $500,000 worth of GE stock and/or DSUs while serving as directors of GE. Directors have five years to attain this ownership threshold. All directors are in compliance with this requirement. In addition, like the named executives, the non-management directors are required to hold for at least one year the net shares obtained from exercising stock options after selling sufficient shares to cover the exercise price, taxes and broker commissions.

Insurance. GE has provided liability insurance for its directors and officers since 1968. Ace Bermuda Insurance Ltd., XL Insurance and Alterra Insurance Ltd. are the principal underwriters of the current coverage, which extends until June 11, 2012. The annual cost of this coverage is approximately $10.4 million.

Executive Compensation

Compensation Discussion and Analysis

The MDCC has broad discretion to determine the amount and mix of our named executives’ compensation, evaluating a broad range of quantitative and qualitative factors. The MDCC determined compensation for 2011 by applying the compensation policies and considerations described under “Our Compensation Framework” beginning on page 19, and based on its review and evaluation of the accomplishments discussed below.

How We Determine Incentive Compensation

Annual Cash Bonuses. We pay annual cash bonuses to our named executives. These bonuses are based on specific goals for each executive, and the bonus amount is driven by the executive’s success in achieving these goals, as determined by the MDCC. The MDCC puts strong emphasis on evaluating the named executives’ contributions to the company’s overall performance in addition to their individual business or function. Therefore, the specific company financial goals listed below for Mr. Immelt are also the key shared financial goals for Messrs. Sherin, Krenicki, Neal and Rice, even though they also have additional performance goals for the businesses or functions they lead. The bonus amounts are not formulaically set at the time the goals are established but instead are determined using MDCC judgment after the completion of the performance period based on the MDCC’s assessment of a number of quantitative and qualitative factors. This allows the MDCC to consider all aspects of an executive’s performance throughout the year, which typically cannot be accounted for under a rigid, formulaic model. Our annual cash bonuses are determined with the prior year’s award serving as an initial basis for consideration. After an assessment of a named executive’s ongoing performance and current-year contributions to the company’s results, as well as the performance of any business or function he leads, the MDCC uses its judgment in determining the bonus amount, if any, and the resulting percentage change from the prior year. Because we emphasize consistent performance over time, the relative size of our named executives’ bonuses is driven by current-year, past and sustainable performance, and percentage increases or decreases in the amount of annual compensation therefore tend to be more gradual than in a framework that is focused solely or largely on current-year performance.

Annual Equity Incentive Awards. We grant annual equity incentive awards to our named executives in the form of stock options, restricted stock units (RSU s) or, in the case of the CEO, performance share units (PSUs). Equity awards encourage our named executives to continue to deliver results over a longer period of time and serve as a retention tool. In making equity awards, the MDCC follows a similar approach as described above for annual cash bonuses, except that the MDCC’s compensation philosophy that puts emphasis on evaluating named executives based on company, rather than business or functional performance, is even more pronounced on annual equity incentive awards and is more heavily influenced by expected future contributions to the company’s long-term success. PSUs, which have formulaically determined payouts, convert into shares of GE stock only if the company achieves specified goals based on two equally weighted performance metrics.

Long-Term Performance Awards (LTPAs). We generally grant LTPAs, which have formulaically determined payouts, once every three years to our named executives. These awards are settled in cash, based on a multiple of the executive’s salary, if the company achieves specified goals based on four equally weighted performance metrics.

Compensation Actions for 2011

Summary

GE Outperforms. In 2011, the company strengthened its core Industrial businesses by redeploying capital from NBC Universal (NBCU) to support $11 billion of Energy acquisitions, accelerating growth in emerging markets, and making significant investments in research and development (R&D). Also, GE Capital is now a smaller, more focused specialty finance company, with particular focus in mid-market segments. As a result, GE has its strongest portfolio in recent history, which is reflected in its 2011 financial performance, with operating earnings up 20% from 2010 and revenues up 7% from 2010 (excluding the impact of NBCU) as well as a record year-end backlog of $200 billion. In addition, senior management’s actions in 2011 have put the company into a position of financial strength, with $85 billion of consolidated cash at 2011 year-end, strong risk management and a year-end 10% Tier 1 Common Ratio at GE Capital. This strength has allowed the company to execute on its balanced capital allocation strategy by increasing its quarterly dividend twice in 2011 for a total of four increases in the past two years, repurchasing $5.4 billion of stock during the year, including $3.3 billion for the preferred stock held by Berkshire Hathaway, and investing in adjacencies. GE outperformed the S&P 500 Industrials and Financials sectors on an earnings, stock price and total shareholder return (TSR) basis in 2011.

CEO Pay (Excluding Change in Pension) Decreases from Prior Year. In light of the company’s position and performance, Mr. Immelt received a bonus of $4 million for 2011, the same bonus he received for 2010 when the company also performed well. He also received a grant of 250,000 PSUs. Mr. Immelt’s 2011 base salary, which was last increased in April 2005, was unchanged. As a result of these actions, Mr. Immelt’s total compensation for 2011 was essentially unchanged from 2010 and would have been lower but for a $10.1 million increase in pension value (compared to $6.2 million in 2010), which was predominately the result of the change in the discount rate reflecting historic low interest rates generally, and unrelated to any compensation decision on the part of the MDCC. Excluding the effect of the change in pension value, Mr. Immelt’s compensation for 2011 was $11.4 million, compared to $15.2 million in 2010, a decline of 25%. This decrease was primarily due to a lower accounting value for Mr. Immelt’s 2011 equity grant compared to his 2010 equity grant.

In addition, based on feedback from shareowners, in April 2011 the MDCC, with Mr. Immelt’s full support, modified his 2010 stock option award to also include performance-based conditions to vesting tied to Industrial cash from operating activities (Industrial CFOA) and TSR.

Other Named Executive Pay. Compensation actions for Messrs. Sherin, Neal and Rice reflect their strong contributions to the company’s overall performance and that of their respective businesses or functions. Incentive cash compensation actions for Mr. Krenicki reflect a challenging environment in the energy sector that affected Energy Infrastructure profits. Total compensation for these named executives was also significantly affected by the year-over-year increase in pension value.

2011 Say-on-Pay Vote

We annually undertake a review of the company’s corporate governance and as part of this review meet with our largest investors and solicit their feedback on a variety of topics, including our executive compensation practices. Prior to our 2011 Annual Meeting, we had a number of constructive conversations with our shareowners on stock options that were awarded to Mr. Immelt in March 2010. The MDCC had granted Mr. Immelt two million stock options to increase the equity-based portion of his compensation and to underscore the Board’s confidence in his exceptional leadership. In these discussions with shareowners, some expressed the view that additional performance conditions should be applied to Mr. Immelt’s 2010 stock option award. After taking into account these views, the MDCC, with Mr. Immelt’s full support, modified that award to include the following performance conditions to vesting:

•

50% of the options will vest only if GE’s cumulative Industrial CFOA, adjusted to exclude the effect of unusual events, is at least $55 billion over the four-year performance period beginning on January 1, 2011 and ending on December 31, 2014, and

•	50% will vest only if GE’s TSR meets or exceeds that of the S&P 500 over the same period.

These performance conditions are consistent with goals that the MDCC had established for the 2009 PSU grant to Mr. Immelt. In 2011, the MDCC continued its practice of granting Mr. Immelt equity-based compensation consisting solely of PSUs with disclosed performance goals.

At our 2011 Annual Meeting, shareowners expressed substantial support for the compensation of our named executives, with approximately 80% of the votes cast for the “say-on-pay” advisory resolution approving our executive compensation. Following the shareowner meeting, we met again with our investors to review compensation actions for the past year, including the say-on-pay advisory vote. Feedback from these investor meetings was then evaluated by the MDCC along with the results of the say-on-pay advisory vote. After taking into account this feedback, the MDCC determined that it would disclose specific performance goals for our LTPAs and expand our disclosure regarding incentive compensation determinations.

The MDCC considered these performance goals and also considered other factors in evaluating GE’s executive compensation programs as discussed in this Compensation Discussion and Analysis, including the MDCC assessment of the alignment of our compensation program with the long-term interests of our shareowners, the relationship between our risk management policies and practices and the incentive compensation we provide to our named executives, and, as a reference point in its assessment of the types and amount of compensation, executive compensation at each of the other component companies of the Dow Jones Industrial Average. Other than the changes discussed above, after considering the results of the 2011 say-on-pay advisory vote and the other factors discussed above, the MDCC reaffirmed the elements of our executive compensation program and policies.

CEO Compensation

In 2011, Mr. Immelt and the Board set the following performance framework for the company: (1) maintaining an attractive financial profile, (2) building world-class operating processes in capital allocation and enterprise risk management, (3) creating a more valuable GE Capital franchise and executing on its strategic plan, (4) achieving strong business execution, (5) investing in infrastructure growth, (6) achieving strong global growth, and (7) continuing to drive the GE leadership model. Under Mr. Immelt’s leadership, management delivered the following results within this framework. For a discussion of the non-GAAP financial measures refer to page 52.

•

Maintaining an Attractive Financial Profile. Full-year operating earnings were $14.8 billion, up 20% from $12.3 billion in 2010. Industrial CFOA totaled $12.1 billion for the year, and GE had consolidated cash and equivalents of $85 billion at year-end. Total revenues for 2011 were $147.3 billion, up 7% from 2010, excluding the impact of NBCU. Industrial segment emerging market revenues were up 25% for 2011 compared to 2010, driven by double-digit growth in Brazil, Russia, China, India and Southeast Asia.

•

Building World-Class Operating Processes in Capital Allocation and Enterprise Risk Management. In 2011, GE increased its quarterly dividend twice for a total of four increases in the past two years. GE’s strong cash position enabled the company to repurchase $5.4 billion of stock during the year, including $3.3 billion for the preferred stock held by Berkshire Hathaway. In addition, GE diversified and strengthened its core businesses by redeploying capital from NBCU to support $11 billion of Energy acquisitions. The company made investments in adjacencies such as Converteam, the Well Support division of the John Wood Group and MetLife’s U.S. retail deposit business, and formed a healthcare information technology joint venture with Microsoft. GE further enhanced its enterprise risk management infrastructure at GE Capital and GE by making significant investments in resources, systems and controls.

•

Creating a More Valuable GE Capital Franchise and Executing on Its Strategic Plan. GE Capital full-year earnings were $6.5 billion in 2011, up 107% from 2010, reflecting strong results in four out of its five businesses and lower losses in Commercial Real Estate. GE Capital made significant strides in achieving its strategic objectives of generating attractive returns, diversifying its funding base and positioning the business for long-term growth. GE Capital’s ending net investment (GECC ENI) reached $445 billion at year-end, almost one year ahead of plan. In addition, GE Capital’s Tier 1 Common Ratio at the end of 2011 was 10%, up 200 basis points from the end of 2010. GE Capital also reduced its leverage significantly. As a result, the company is positioned to restart the dividend from GE Capital to GE this year, subject to Federal Reserve review.

•

Achieving Strong Business Execution. GE continued to make substantial investments in R&D, which enabled the company to successfully launch advanced new products such as the LEAP-X engine, which generated more than $4 billion in commitments at the Dubai Air Show. The company experienced a decreasing value gap between raw material cost and resale prices in 2011, reflecting price pressure and low deflation, but margins improved by 250 basis points in the fourth quarter to 16.2%, putting the company in a strong position compared to other companies. In addition, Industrial orders were up 17% over 2010, with Energy Infrastructure orders up 23% from 2010. The company also increased services earnings by 15% in 2011 from 2010, reflecting strong process controls.

•

Investing in Infrastructure Growth. GE’s investment in R&D in 2011 was 16% higher than in 2010, positioning the company to launch more than 800 new products in 2012. GE’s technological advances include its latest innovation in gas turbine technology, the FlexEfficiency 50 Combined Cycle Power Plant, which applies jet engine technology to a gas turbine, significantly reducing the amount of fuel needed to create power. Other new products include the Discovery IGS 730, a new mobile and robotic interventional X-Ray, and the Optima MR450W, a new full body scanner with innovative technology that delivers precise imaging with exceptional comfort. GE’s success in infrastructure investment is reflected in the 17% order growth in 2011 and the year-end backlog of $200 billion, the largest in GE’s history.

•

Achieving Strong Global Growth. Total Industrial global revenues were up 18% in 2011 from 2010, excluding the impact of NBCU, and Industrial segment emerging market revenues increased by 25%, driven by double-digit growth in key global markets, including Brazil, Russia, China, India and Southeast Asia. In addition, total Industrial global orders were up 21% from 2010.

•

Continuing to drive the GE Leadership Model. GE created a strong global leadership structure in its Global Growth & Operations organization by successfully expanding and empowering country/regional leadership teams to help localize decision-making. GE bolstered its executive leadership team in key Industrial growth markets in 2011 with the addition of approximately 100 new executive leaders, helping to localize leadership, build more operational capability and position the company to expand its sales force in 2012.

The MDCC believes that Mr. Immelt performed well in 2011 by executing on this performance framework, including against the following financial objectives, almost all of which were met or exceeded.

Financial Objectives (in billions except per share amounts)	Goal	Performance
Revenues	$143.0	$147.3
Industrial operating profits	15.1	14.0
GE Capital segment profits	5.5	6.5
Operating earnings per share[1]	1.31	1.37
Operating earnings	14.1	14.8
Cash from operating activities	12-13	12.1
GECC ending net investment[2]	460	445

[1]	Excluding the effects of the preferred stock redemption.

[2]	Assuming constant foreign exchange rates.

Mr. Immelt’s base salary, which was last increased in April 2005, was unchanged for 2011. In light of the MDCC’s assessment of Mr. Immelt’s performance, he received a $4 million cash bonus, the same as in 2010, and was granted 250,000 PSUs. As a result of these actions, Mr. Immelt’s total compensation for 2011 is essentially unchanged from 2010 and would have been lower but for a $10.1 million increase in pension value (compared to $6.2 million in 2010), which is predominately the result of the change in the discount rate reflecting historic low interest rates generally ($6.7 million or 66% of the increase in Mr. Immelt’s pension value in 2011 was due solely to the reduction in the assumed discount rate), and unrelated to any compensation decision on the part of the MDCC. Excluding the effect of this change in pension value, Mr. Immelt’s compensation for 2011 was $11.4 million, compared to $15.2 million in 2010, a decline of 25%. This decrease was primarily due to a lower accounting value for Mr. Immelt’s 2011 equity grant compared to his 2010 equity grant.

In February 2012, all of the PSUs granted to Mr. Immelt in 2007 were cancelled pursuant to the terms of the grant because GE’s CFOA did not grow an average of more than 10% per year over the performance period from 2007 to 2011, and GE’s TSR had not met or exceeded that of the S&P 500 over that same performance period.

As an indication of Mr. Immelt’s alignment with shareowners, Mr. Immelt has purchased over 875,000 shares in the open market since he became CEO in 2001. He has not sold any of the shares he has acquired upon the exercise of stock options or upon the vesting of RSUs or PSUs since he became CEO.

Compensation for Our Other Named Executives

Keith Sherin. Mr. Sherin has been our chief financial officer since 1998 and is also a vice chairman of the company. Since he joined GE in 1981, he has assumed roles with increasing responsibilities at many of our key businesses. As the leader of the company’s finance organization, Mr. Sherin’s financial objectives focused on the overall performance of the company and were the same as Mr. Immelt’s. His strategic and operational goals included managing relationships with NBCU and Comcast to maximize returns, leveraging corporate audit staff to drive improved operating execution, supporting the company’s global strategy, continuing to build operating rigor around contractual service agreements and improving the communication plan regarding capital allocation.

Mr. Sherin had a strong year in 2011. In addition to his contribution toward the financial goals discussed above, the MDCC specifically recognized that:

•	GE achieved solid overall company operating results despite weaker operating margins;

•	he strengthened the company’s balance sheet, which had $85 billion in cash and equivalents at year-end, helping to keep the company safe and secure; and

•	he forged strong external relationships with strategic partners and investors.

In light of the MDCC’s assessment of Mr. Sherin’s performance in 2011, he received a $3,150,000 cash bonus, a 5% increase from 2010, and was granted 850,000 stock options. His base salary also was increased by 10% to $1,850,000, effective July 1, 2011, after an 18-month interval since his last base salary increase, consistent with the company’s standard practice. Mr. Sherin’s salary is commensurate with his position as a vice chairman and the CFO of one of the world’s most complex and largest multinational companies, and his experience, skills, judgment and sustained performance in executing his responsibilities.

John Krenicki. Mr. Krenicki has been the leader of our Energy Infrastructure business since its formation in 2008 and is also a vice chairman of the company. Previously, he was president and chief executive officer of GE Energy, and held several leadership positions at other businesses since he joined GE in 1984. In addition to the company’s overall goals, Mr. Krenicki’s financial objectives for his business included increasing revenues and segment profit as well as achieving strong CFOA. His strategic and operational goals included growing energy orders, improving the value gap between raw material cost and resale prices, executing on M&A and new product introductions and gaining market share in key growth markets.

Mr. Krenicki had a solid performance in 2011. In addition to his contribution toward the financial goals discussed above, the MDCC specifically recognized that:

•

although Energy Infrastructure’s revenues were up 16% over 2010, segment profit was down 9% compared to 2010 and below target. Lower segment profits were driven by excess capacity and pricing pressure as well as a slower recovery in the overall energy sector. CFOA was down 17% compared to 2010 and below target;

•

he achieved energy order growth of 23% for 2011, resulting in record product and service backlog for Energy Infrastructure of $72.7 billion as of the end of 2011 and contributing to record company backlog; and

•

he strengthened the competitive position of Energy Infrastructure by continuing to diversify and strengthen the business through an increasing number of new products and services offered in global markets, which has allowed the business to capitalize well on global trends.

In light of the MDCC’s assessment of Mr. Krenicki’s performance in 2011, he received a $2,800,000 cash bonus, a 7% decrease from 2010, and was granted 850,000 stock options. His base salary also was increased by 13% to $1,800,000, effective January 1, 2012, after an 18-month interval since his last base salary increase, consistent with the company’s standard practice. Mr. Krenicki’s salary is commensurate with his position as a vice chairman of the company and his experience, skills and judgment in leading Energy Infrastructure, a global business that generated nearly $44 billion in revenues in 2011 and has more than 100,000 employees.

Mike Neal. Mr. Neal has been the leader of our GE Capital business since its formation in September 2008 and is also a vice chairman of the company. Previously, he was the president and CEO of GE Commercial Finance and has held several leadership positions at other businesses since he joined GE in 1979. In addition to the company’s overall goals, Mr. Neal’s financial objectives for the GE Capital segment included lowering GECC ENI, achieving revenue of at least $45 billion, and increasing lending volume, pre-tax and after-tax earnings and the Tier 1 Common Ratio. His strategic and operational goals included managing the financial services regulatory transition, improving Commercial Real Estate performance, generating business at attractive margins, developing options for global banking and positioning GE Capital for a 2012 dividend.

Under Mr. Neal’s leadership, GE Capital had a very good year in 2011. In addition to his contribution toward the financial goals discussed above, the MDCC specifically recognized that:

•

GE Capital achieved outstanding operating performance, with 2011 segment profits of $6.5 billion, up 107% from the prior year, reflecting strong results in four out of its five businesses and lower losses in Commercial Real Estate. Only discontinued operations with WMC and GE Money Japan continued to be challenging. Mr. Neal also met his pre-tax earnings and revenue goals, and lending volume of $171.3 billion for 2011 was up 11% from 2010;

•

in 2011, GE Capital continued its progress to become a smaller, more focused specialty finance company, with a reduction in GECC ENI to $445 billion at 2011 year-end, almost one year ahead of plan, and a 200 basis point increase in the Tier 1 Common Ratio over 2010 to 10%;

•	he actively managed the financial services regulatory transition, including the 2011 transition to Federal Reserve oversight; and

•	GE Capital’s funding sources were strengthened and diversified, including with the acquisition, pending regulatory approvals, of MetLife’s U.S. retail deposit business.

In light of the MDCC’s assessment of Mr. Neal’s performance in 2011, he received a $3,440,000 cash bonus, a 6% increase from 2010, and was granted 850,000 stock options. His base salary also was increased by 11% to $2,100,000, effective January 1, 2012, after an 18-month interval since his last base salary increase, consistent with the company’s standard practice. Mr. Neal’s salary is commensurate with his position as a vice chairman of the company and his experience, skills and judgment in leading GE Capital, which earned $6.5 billion in segment profits in 2011, re-positioning it for future growth.

John Rice. Mr. Rice has been the leader of Global Growth & Operations since we consolidated our global operations into this organization in November 2010 and is also a vice chairman of the company. Previously, he was the leader of our Technology Infrastructure business, and since joining GE in 1978, he has served as president and CEO of GE Infrastructure, GE Industrial, GE Energy and GE Transportation Systems. In addition to the company’s overall goals, Mr. Rice’s financial, strategic and operational goals for Global Growth & Operations focused on increasing global revenues with a particular focus on resource rich countries and Asia and strengthening the global leadership team. Additional goals included localizing key operating processes by country and region, strategically allocating resources to target top global customers and establishing a winning strategy in key markets.

Mr. Rice led the Global Growth & Operations organization to a strong performance in 2011. In addition to his contribution toward the financial goals discussed above, the MDCC specifically recognized that:

•	Industrial segment emerging market revenues increased by 25% in 2011 compared to 2010, driven by double-digit growth in key global markets, including Brazil, Russia, China, India and Southeast Asia;

•	Global Growth & Operations had a strong first year as an organization and developed good external partnerships, despite the operational complexities of creating a competitive, global structure; and

•	he created a strong global leadership structure by successfully expanding and empowering country/regional leadership teams to help localize decision-making.

In light of the MDCC’s assessment of Mr. Rice’s performance in 2011, he received a $3,400,000 cash bonus, a 7% increase from 2010, and was granted 850,000 stock options. His base salary also was increased by 11% to $2,100,000, effective January 1, 2011, in connection with his assignment leading Global Growth & Operations headquartered in Hong Kong.

Our Compensation Framework

Our Goal

The goal of our executive compensation program is to retain and reward leaders who create long-term value for our shareowners. This goal affects the compensation elements we use and our compensation decisions. Our compensation program rewards sustained financial and operating performance and leadership excellence, aligns the executives’ long-term interests with those of our shareowners and motivates executives to remain with the company for long and productive careers built on expertise.

Key Considerations in Setting Pay

The following is a summary of key considerations affecting the MDCC’s determination of compensation for the named executives.

Emphasis on Consistent, Sustainable and Relative Performance. Our compensation program provides the greatest pay opportunity for executives who demonstrate superior performance for sustained periods of time. It also rewards named executives for executing the company’s strategy through business cycles, such as with consistent levels of R&D investment through economic cycles, so that the achievement of long-term strategic objectives is not compromised by short-term considerations. Each of our named executives has served the company for many years, during which time he has held diverse positions with increasing levels of responsibility. The amount of their pay reflects the fact that they have consistently contributed, and are expected to continue to contribute, to the company’s long-term success. In evaluating consistent performance, we also weigh relative performance of each executive in his industry segment or function.

Our emphasis on consistent performance affects our annual cash bonus and equity incentive compensation, which are determined with the prior year’s award or grant serving as an initial basis for consideration. After an assessment of a named executive’s ongoing performance, and current-year contributions to the company’s results, as well as the performance of any business or function he leads, the MDCC uses its judgment in determining the amount of bonus or equity award and the resulting percentage change from the prior year. Because we incorporate current-year, past and sustainable performance into our compensation decisions, any percentage increase or decrease in the amount of annual compensation therefore tends to be more gradual than in a framework that is focused solely or largely on current-year performance.

Emphasis on Future Pay Opportunity Versus Current Pay. The MDCC strives to provide an appropriate mix of different compensation elements, including finding a balance among current versus long-term compensation and cash versus equity incentive compensation. Cash payments primarily reward more recent performance, and equity awards encourage our named executives to continue to deliver results over a longer period of time and serve as a retention tool. The MDCC believes that named executive compensation should be more at risk by being based on the company’s operating and stock price performance over the long term.

MDCC Judgment. Except with respect to our LTPAs and the PSUs and performance-based options granted to our CEO, each of which depends on achieving specific quantitative performance objectives, the MDCC does not use formulas in determining the amount and mix of compensation. Thus, the MDCC evaluates a broad range of both quantitative and qualitative factors, including reliability in delivering financial and growth targets, performance in light of risk assumed, performance in the context of the economic environment relative to other companies, a track record of integrity, good judgment, the vision and ability to create further growth and the ability to lead others. The evaluation of a named executive’s performance against his stated objectives plays a significant role in awarding the annual cash bonus and also contributes to a determination of overall compensation. For annual equity incentive awards, the MDCC primarily considers a named executive’s potential for future successful performance and leadership as part of the executive management team, taking into account past performance as a key indicator.

Significance of Overall Company Results. The MDCC’s evaluation of the named executives places strong emphasis on their contributions to the company’s overall performance rather than focusing only on their individual business or function. The MDCC believes that the named executives share the responsibility to support the goals and performance of the company, as key members of the company’s leadership team. While this compensation philosophy influences all of the MDCC’s compensation decisions, it has the biggest impact on annual equity incentive awards.

Consideration of Risk. Our compensation programs are balanced and focused on the long term. Under this structure, the highest amount of compensation can be achieved through consistent superior performance over sustained periods of time. In addition, large amounts of compensation are usually deferred or only realizable upon retirement. This provides strong incentives to manage the company for the long term, while avoiding excessive risk-taking in the short term. Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. Likewise, the elements of compensation are balanced among current cash payments, deferred cash and equity awards. With limited exceptions, the MDCC retains discretion to adjust compensation for quality of performance and adherence to company values.

The MDCC reviews the relationship between our risk management policies and practices and the incentive compensation we provide to our named executives to confirm that our incentive compensation does not encourage unnecessary and excessive risks. The MDCC also reviews the relationship between risk management policies and practices, corporate strategy and senior executive compensation.

Limited Use of Compensation Consultants and Benchmarking Data. From time to time, the MDCC and the company’s human resources function have sought the views of Frederic W. Cook & Co., Inc. about market intelligence on compensation trends, along with its views on particular compensation programs designed by our human resources function. For 2011, the MDCC did not consult with Frederic W. Cook & Co., Inc., although the company’s human resources function consulted with Frederic W. Cook & Co., Inc. in 2011 to obtain its views and information on market practices relating to compensation and benefits for named executives. These services were obtained under hourly fee arrangements and not pursuant to a standing engagement. The MDCC and the company have adopted a policy that any compensation consultant used by the MDCC to advise on executive compensation will not at the same time advise the company on any other human resources matter. With respect to benchmark data, the MDCC considers executive compensation at each of the other component companies of the Dow Jones Industrial Average only as one among several factors in setting pay. The MDCC does not target a percentile within this Dow 30 peer group and instead uses the comparative data only as a reference point in its determination of the types and amount of compensation based on its own evaluation.

No Employment and Severance Agreements. Our named executives do not have individual employment, severance or change-of-control agreements. They serve at the will of the Board, which enables us to set the terms of any termination of employment. To preserve the MDCC’s flexibility to consider the facts and circumstances of any particular situation, we provide limited guaranteed post-termination benefits, which are discussed in more detail beginning on page 35, including death and disability benefits. We have a policy to seek shareowner approval for any future agreement or policy to pay named executives unearned death benefits, which is discussed in more detail on page 24. Other than retirement benefits, which serve as a retention tool, post-employment benefits have little bearing on our annual compensation decisions.

Performance Objectives and Evaluations for Our Named Executives

At the beginning of each year, Mr. Immelt develops the objectives that he believes should be achieved for the company to be successful, which he then reviews with the MDCC for the corollary purpose of establishing how his performance will be assessed. These objectives are derived largely from the company’s annual financial and strategic planning sessions, during which in-depth reviews of the company’s growth opportunities are analyzed and goals are established for the upcoming year. The objectives include both quantitative financial measurements and qualitative strategic and operational considerations that are evaluated subjectively, without any formal weightings, and are focused on the factors that our CEO and the Board believe create long-term shareowner value. Mr. Immelt reviews and discusses preliminary considerations as to his own compensation with the MDCC. In developing these considerations, he solicits the input of, and receives advice and data from, our senior vice president, human resources. Mr. Immelt does not participate in the final determination of his own compensation.

Each of the other named executives is a leader of an individual business or function of the company. As part of the executive management team, they report directly to Mr. Immelt, who develops the objectives that each individual is expected to achieve, and against which their performance is assessed. As with Mr. Immelt, these objectives are reviewed with the MDCC at the beginning of each year and are derived largely from the company’s annual financial and strategic planning sessions in which the other named executives participate. Like Mr. Immelt, their objectives include both quantitative financial measurements and qualitative strategic and operational considerations affecting the company and the businesses or functions that the named executives lead. Mr. Immelt leads the assessment of each named executive’s individual performance against the objectives, the company’s overall performance and the performance of his business or function. He then makes an initial compensation recommendation to the MDCC for each named executive, again with the advice of our senior vice president, human resources. The named executives do not play a role in their compensation determinations, other than discussing with the CEO their individual performance against their predetermined objectives.

Compensation Elements We Use to Achieve Our Goal

The following summarizes the compensation tools we use to reward, align and retain our named executives.

Base Salary and Bonus. Base salaries for our named executives depend on the scope of their responsibilities, their leadership skills and values, their performance and length of service. Decisions regarding salary increases are affected by the named executive’s current salary and the amounts paid to their peers within and outside the company. Base salary rates are generally eligible to be increased at intervals of 18 months or longer. For each named executive other than the CEO, we pay cash bonuses each February for the prior year based upon the evaluation by the MDCC and the CEO of the executive’s performance against stated goals and objectives, as discussed above. In the case of the CEO, his bonus is also paid each February for the prior year based on the MDCC’s evaluation.

Stock Options and RSUs. The company’s equity incentive compensation program is designed to recognize scope of responsibilities, reward demonstrated performance and leadership, align the interests of the named executive with those of our shareowners and retain them. We generally utilize grants of stock options and RSU s as a means to effectively focus our named executives on delivering long-term value to our shareowners because options only have value to the extent the price of GE stock on the date of exercise exceeds the stock price on the grant date, and RSUs reward and retain the named executives by offering them the opportunity to receive shares of GE stock on the date the restrictions lapse so long as they continue to be employed by the company. In 2011, the MDCC decided to continue its recent practice of shifting potential value to stock options from our historical mix that included RSUs due to the options’ excellent retentive characteristics and strong incentive alignment with our shareowners. Unvested stock options and RSUs are forfeited if the named executive voluntarily leaves GE, and are generally vested if he or she reaches age 60 and retires prior to the scheduled vesting. The RSUs pay dividend equivalents prior to the lapse of restrictions, equal to the quarterly dividends on GE stock.

PSUs. From 2003 through 2009, we compensated our CEO with PSUs in lieu of any other equity incentive compensation because the MDCC and the CEO believe that his equity awards should be based on key performance measures that are aligned with our shareowners’ interests and fully at risk based on these measures, and we continued this practice in 2011. Half of the PSUs granted in 2011 convert into shares of GE stock only if GE’s cumulative Industrial CFOA, adjusted to exclude the effect of unusual events, is at least $71 billion over the performance period (January 1, 2011 to December 31, 2015). The remaining PSUs convert into shares of GE stock only if GE’s TSR meets or exceeds the return of the S&P 500 over the same performance period. TSR means the cumulative total return on GE stock and the S&P 500 Index, respectively, over the performance period, calculated in the same manner as the performance graph shown in our Annual Report on Form 10-K. Dividend equivalents are paid out only on shares actually received.

LTPAs. Since 1994, we have granted LTPAs generally every three years to our named executives and other selected leaders, except that in 2009 the MDCC postponed the renewal of this program until 2010 and instead focused on equity compensation. These awards have been based on meeting or exceeding long-term performance metrics, which are set by the MDCC at the beginning of the performance period. The LTPA performance metrics in our last four LTPA programs have been largely consistent, with each program using earnings, cash generation and return on total capital metrics, and any change in metrics from program to program reflects the alignment of the company’s long-term performance programs with the company’s strategic focus (as is the case with the ENI metric in our current LTPA program). In February 2010, we granted contingent LTPAs to approximately 1,000 executives across the company that will only be payable if the company achieves on an overall basis for the three-year (2010 through 2012) period specified goals based on four equally weighted performance metrics. These performance metrics are: (1) cumulative earnings per share (EPS), (2) cumulative Industrial CFOA, (3) 2012 Industrial return on average total capital (Industrial ROTC), and (4) GECC ENI at December 31, 2012. The MDCC adopted these performance metrics because they directly align with the goals set at the company’s annual financial and strategic planning session. In particular, (1) EPS targets are designed to reflect the company’s attractive financial profile, (2) Industrial CFOA targets are designed to provide high-quality earnings that realize cash for capital allocation, including the capability to grow GE’s dividend in line with earnings, (3) Industrial ROTC targets are designed to keep GE on a level at or above other highly valued companies and reflect effective capital allocation, and (4) GECC ENI targets are designed to be consistent with a smaller, more focused financial services business. The amount earned will be paid in cash (or, at the MDCC’s discretion, in stock) based on achieving the threshold, target or maximum levels for any of the four performance metrics shown in the table below. Under the terms of the LTPA program, the MDCC may adjust these metrics for any extraordinary items.

Performance Levels for LTPAs Granted in 2010
Performance Metric	Threshold	Target	Maximum
Cumulative EPS	$3.40	$3.65	$3.90
Cumulative Industrial CFOA	$37 billion	$40 billion	$43 billion
2012 Industrial ROTC	15%	16%	17%
GECC ENI[1] at 12/31/12	$475 billion	$450 billion	$425 billion

[1]	As restated to reflect constant foreign exchange rates as of the first quarter of 2010 and the reorganization of the GE Capital segment.

For each named executive, the award is based on a multiple (i.e., 0.75X at threshold, 1.50X at target and 2.00X at maximum—multiples for other participants start at significantly lower levels) of the named executive’s base salary in effect in February 2013 and the discretionary bonus awarded in February 2013 for the 2012 performance period, and will be subject to forfeiture if the executive’s employment terminates for any reason other than disability, death or retirement before December 31, 2012.

Deferred Compensation. The company has offered periodically both a deferred salary plan and a deferred bonus plan, with only the deferred salary plan providing for payment of an “above-market” rate of interest as defined by the SEC. These plans are available to approximately 3,500 eligible employees in the executive-band and above. Individuals who are named executives at the time a deferred salary plan is initiated are not offered the opportunity to participate. The plans are intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. The deferred salary plan is viewed as a strong retention tool because executives generally must remain with the company for at least five years from the time of deferral to receive any interest on deferred balances. In addition, because the deferral plans are unfunded and deferred salary and bonus payments are satisfied from the company’s general assets, the deferral plans provide a strong incentive for the company’s executives to minimize risks that could jeopardize the long-term financial health of the company. The deferred bonus plan allows executives to defer up to 100% of their discretionary annual cash bonus in GE stock units, S&P 500 Index units or cash units. Under both plans, payouts commence following termination of employment.

Pension Plans. The company provides retirement benefits to the named executives under the same GE Pension Plan, GE Supplementary Pension Plan and GE Excess Benefits Plan in which other executives and employees participate. The GE Pension Plan is a broad-based tax-qualified plan under which employees are eligible to retire at age 60 or later. The company also offers to approximately 3,500 eligible employees in the executive-band and above the GE Supplementary Pension Plan to increase retirement benefits above amounts available under the GE Pension Plan. Unlike the GE Pension Plan, the Supplementary Pension Plan is an unfunded, unsecured obligation of the company and is not qualified for tax purposes. The Supplementary Pension Plan is one of the company’s strongest retention tools because participants generally forfeit any benefits under the plan if they leave the company prior to reaching age 60. We therefore believe that this plan allows us to significantly reduce departures of high-performing executives and greatly enhances the caliber of the company’s executive workforce. In addition, because the Supplementary Pension Plan is unfunded and benefit payments are satisfied from the company’s general assets, it provides a strong incentive for the company’s executives to minimize risks that could jeopardize the long-term financial health of the company. Salaried employees who commence service on or after January 1, 2011 and any employee who commences service on or after January 1, 2012 will not be eligible to participate in the GE Pension Plan or GE Excess Benefits Plan, but will participate in a defined contribution retirement program.

Other Compensation. We provide our named executives with other benefits, reflected in the All Other Compensation column in the 2011 Summary Compensation Table on page 26, that we believe are reasonable, competitive and consistent with the company’s overall executive compensation program. In 2011, at the company’s request, Mr. Rice and his family relocated on a non-permanent basis to Hong Kong in connection with his assignment leading Global Growth & Operations, which is headquartered in Hong Kong, and to be closer to major emerging markets. The company’s expatriate assignment policy provides benefits for all employees working on non-permanent international assignments in jurisdictions other than their home country. The expatriate assignment benefits provided to Mr. Rice are the same as the benefits provided to all other employees under the policy, although the cost of the benefits varies from country to country and in Mr. Rice’s case is affected primarily by the high cost of living in Hong Kong. Under the policy, the company will be responsible for any additional U.S. or foreign taxes due as a direct result of the employee’s international assignment and Mr. Rice remains financially responsible for the amount of taxes he would have incurred if he had continued to live and work in the United States.

Other Compensation Practices

Role of the MDCC and Executives in Establishing and Implementing Compensation Goals. The MDCC has the primary responsibility for assisting the Board in developing and evaluating potential candidates for executive positions and for overseeing the development of executive succession plans. As part of this responsibility, the MDCC oversees the design, development and implementation of the compensation program for the CEO and the other named executives. Our CEO and senior vice president, human resources, assist the MDCC in administering our compensation programs. The senior vice president, human resources, assists the MDCC and participates in its deliberations about compensation matters by providing advisory services and information, such as past compensation, compensation practices and guidelines, company performance, current industry compensation practices and competitive market information. Information setting forth the total annual compensation of each named executive, and potential retirement benefits accruing to each, is also assembled by the human resources function for the MDCC.

Share Ownership and Holding Period Requirements. We require our named executives to own significant amounts of GE stock. These share ownership requirements are set forth in the MDCC’s Key Practices, which are published on GE’s website at www.ge.com/pdf/company/governance/board/ge_management_dev_key_practices.pdf. The number of shares of GE stock that must be held is set at a multiple of an executive’s base salary. All named executives are in compliance with our stock ownership requirements. The named executives’ ownership is shown in the Common Stock and Total Stock-Based Holdings Table on page 37. In addition, they are required to hold for at least one year any net shares of GE stock that they receive through the exercise of their stock option awards. To prevent speculation or hedging of named executives’ interests in our equity, we prohibit short sales of GE stock, or the purchase or sale of options, puts, calls, straddles, equity swaps or other derivative securities that are directly linked to GE stock, by our named executives.

Equity Grant Practices. The exercise price of each stock option awarded under the 2007 Long-Term Incentive Plan is the closing price of GE stock on the date of grant, which is the date of the MDCC meeting at which equity awards for the named executives are determined. Board and committee meetings are generally scheduled at least a year in advance. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the company. We prohibit the repricing of stock options.

Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s CEO or any of the company’s three other most highly compensated executive officers (other than the CFO) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by shareowners). For 2011, the grants of stock options and PSU s and the payments of annual cash bonuses were designed to satisfy the requirements for deductible compensation, but we may make awards that do not qualify as deductible compensation.

Potential Impact on Compensation from Executive Misconduct. If the Board determines that an executive officer has engaged in conduct detrimental to the company, the Board may take a range of actions to remedy the misconduct, prevent its recurrence, and impose such discipline as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit: (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the conduct resulted in a material inaccuracy in the company’s financial statements or performance metrics which affect the executive officer’s compensation, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the accurate financial statements or performance metrics. If the Board determines that an executive engaged in fraudulent misconduct, it will seek such reimbursement. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Shareowner Approval of Severance and Death Benefits. If the Board were to agree to pay severance benefits to any of the named executives, we would seek shareowner approval of such benefits if: (1) the executive’s employment was terminated prior to retirement for performance reasons, and (2) the value of the proposed severance benefits would exceed 2.99 times the sum of the named executive’s base salary and bonus. For this purpose, severance benefits would not include: (1) any payments based on accrued pension benefits, (2) any payments of salary or bonus amounts that had accrued at the time of termination, (3) any RSUs paid to a named executive who was terminated within two years prior to age 60, (4) any stock-based incentive awards that had vested or would otherwise have vested within two years following the named executive’s termination, and (5) any retiree health, life or other welfare benefits. In addition, the Board will seek shareowner approval for any future agreement or policy that would require the company to make payments, grants or awards of unearned amounts following the death of any of its named executives. This policy does not apply to payments, grants or awards of the sort that are offered to other company employees. For this purpose, “future agreement” includes the modification or amendment of any existing agreement.

Compensation Committee Report

The Management Development and Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K for 2011 and the company’s 2012 proxy statement. This report is provided by the following independent directors, who comprise the committee:

Ralph S. Larsen (Chairman)	Andrea Jung
James I. Cash, Jr.	Sam Nunn
Robert W. Lane	Douglas A. Warner III

2011 Realized Compensation

The SEC’s calculation of total compensation, as shown in the 2011 Summary Compensation Table set forth on page 26, includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by the named executives in a particular year. To supplement the SEC-required disclosure, we have included the additional table below, which shows compensation actually realized by each named executive, as reported on the named executive’s W-2 form for each of the years shown.

2011 Realized Compensation Table
Name and Principal Position	Year	Realized Compensation[1]
Jeffrey R. Immelt	2011	$7,822,378
Chairman of the Board and CEO	2010	5,666,142
	2009	5,522,403
Keith S. Sherin	2011	$6,760,856
Vice Chairman and CFO	2010	6,147,587
	2009	9,170,542
John Krenicki	2011	$6,795,069
Vice Chairman	2010	5,662,817
	2009	9,004,824
Michael A. Neal	2011	$6,893,639
Vice Chairman	2010	6,896,941
	2009	9,900,201
John G. Rice	2011	$6,884,336
Vice Chairman	2010	5,488,225
	2009	12,439,680

[1]

Amounts reported as realized compensation differ substantially from the amounts determined under SEC rules and reported as total compensation in the 2011 Summary Compensation Table. Realized compensation is not a substitute for total compensation. For a reconciliation of amounts reported as realized compensation and amounts reported as total compensation, see page 52. For more information on total compensation as calculated under SEC rules, see the narrative and notes accompanying the 2011 Summary Compensation Table set forth on page 26.

2011 Summary Compensation

2011 Summary Compensation Table

Name and Principal Position	Year	Salary[1]	Bonus	Stock Awards[2]	Option Awards[3]		Change in Pension Value and Nonqualified Deferred Compensation Earnings[4]	All Other Compensation[5]	Total Without Change in Pension Value[6]	Total
Jeffrey R. Immelt	2011	$3,300,000	$4,000,000	$3,579,250	$0		$10,254,787	$447,191	$11,449,617	$21,581,228
Chairman of the	2010	3,300,000	4,000,000	0	7,400,000	[7]	6,338,956	389,809	15,199,762	21,428,765
Board and CEO	2009	3,300,000	0	1,791,000	0		4,398,085	396,155	5,585,322	9,885,240
Keith S. Sherin	2011	$1,765,000	$3,150,000	$0	$3,391,500		$7,654,982	$249,461	$8,645,537	$16,210,942
Vice Chairman	2010	1,680,000	3,000,000	0	4,070,000		3,872,410	187,031	9,017,929	12,809,441
and CFO	2009	1,500,000	2,675,000	0	6,876,000		2,722,228	182,728	11,306,805	13,955,956
John Krenicki	2011	$1,600,000	$2,800,000	$0	$3,391,500		$6,623,303	$135,625	$7,993,536	$14,550,428
Vice Chairman	2010	1,400,000	3,000,000	0	4,070,000		4,544,538	192,238	8,722,441	13,206,776
	2009	1,200,000	2,500,000	0	6,470,000		2,816,366	116,485	10,341,070	13,102,851
Michael A. Neal	2011	$1,900,000	$3,440,000	$0	$3,391,500		$8,199,310	$375,045	$9,210,135	$17,305,855
Vice Chairman	2010	1,825,000	3,250,000	0	4,070,000		4,817,038	226,639	9,464,118	14,188,677
	2009	1,750,000	2,900,000	0	6,876,000		3,400,059	269,830	11,878,400	15,195,889
John G. Rice	2011	$2,100,000	$3,400,000	$0	$3,391,500		$9,787,500	$1,900,141	$10,931,830	$20,579,141
Vice Chairman	2010	1,825,000	3,175,000	0	4,070,000		5,006,883	248,259	9,444,779	14,325,142
	2009	1,750,000	2,835,000	0	6,876,000		3,729,160	195,595	11,770,811	15,385,755

[1]	Each of the named executives contributed a portion of his salary to the company’s 401(k) savings plan.

[2]

This column represents the dollar amounts for the years shown of the aggregate grant date fair value of PSUs granted in those years in accordance with SEC rules. Generally, the aggregate grant date fair value is the amount that the company expects to expense in its financial statements over the award’s vesting schedule. These amounts reflect the company’s accounting expense and do not correspond to the actual value that will be realized by Mr. Immelt. The actual value of PSUs received is different from the accounting expense because it depends on performance: 50% of the PSUs granted in 2011 converts into GE stock only if GE’s cumulative Industrial CFOA is at least $71 billion over the performance period (January 1, 2011 to December 31, 2015), and 50% converts into GE stock only if GE’s TSR meets or exceeds that of the S&P 500 over the performance period (January 1, 2011 to December 31, 2015). Accordingly, Mr.  Immelt may receive 0%, 50% or 100% of each PSU grant. For example, as described under “Compensation Discussion and Analysis—CEO Compensation,” Mr. Immelt earned 0% of the PSUs granted to him in November 2007. Although any PSUs not earned by Mr. Immelt are cancelled, the company does not adjust the related amounts previously reported as compensation to Mr.  Immelt in the year of the PSU award. See the 2011 Grants of Plan-Based Awards Table on page 28 for information, including the valuation assumptions, on PSUs awarded in 2011.

[3]

This column represents the dollar amounts for the years shown of the aggregate grant date fair value of stock options granted in those years in accordance with SEC rules. These amounts reflect the company’s accounting expense and do not correspond to the actual value that will be realized by the named executives. For information on the valuation assumptions, refer to the note on Other Stock-Related Information in the GE financial statements filed with the Annual Report on Form 10-K for the respective year-end. See the 2011 Grants of Plan-Based Awards Table on page 28 for information on stock options awarded in 2011.

[4]

This column represents the sum of the change in pension value and nonqualified deferred compensation earnings for each of the named executives. The change in pension value in 2011 was $10,131,611, $7,565,405, $6,556,892, $8,095,720 and $9,647,311 for Messrs. Immelt, Sherin, Krenicki, Neal and Rice, respectively. The increase in the pension value of Mr. Immelt is based on an increase in his service and age and changes in actuarial pension assumptions, and is not the result of any changes in his actual compensation. In particular, a significant portion (approximately $6.7 million or 66%) of the increase in Mr. Immelt’s pension value in 2011 was due solely to the reduction in the assumed discount rate. If the discount rate had increased to 5.92%, there would have been no increase in the pension value for Mr. Immelt. See 2011 Pension Benefits on page 33 for additional information, including the present value assumptions used in this calculation. In 2011, the above-market earnings on the executive deferred salary plans in which the named executives participated were $123,176, $89,577, $66,411, $103,590 and $140,189 for Messrs. Immelt, Sherin, Krenicki, Neal and Rice, respectively. Above-market earnings represent the difference between market interest rates calculated pursuant to SEC rules and the 8.5% to 14% interest contingently credited by the company on salary deferred by the named executives under various executive deferred salary plans in effect between 1987 and 2011. See 2011 Nonqualified Deferred Compensation beginning on page 34 for additional information.

[5]	See the 2011 All Other Compensation Table on page 27 for additional information.

[6]

In order to show the effect that the year-over-year change in pension value had on total compensation, as determined under applicable SEC rules, we have included this column to show total compensation minus the change in pension value. For example, Mr. Immelt’s total compensation was relatively flat from 2010 to 2011, but his total compensation, excluding change in pension value, decreased 25% over the same period. The amounts reported in the Total Without Change in Pension Value column differ substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation. Total Without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column (but including the nonqualified deferred compensation earnings reported in that column) and described in footnote 4 to this table.

[7]

As described in more detail under “Compensation Discussion and Analysis—CEO Compensation,” in April 2011 we modified Mr. Immelt’s March 2010 option grant to add performance conditions. The grant date fair value of these stock options would have been $6,670,000 if the performance conditions that subsequently were added by the MDCC had been present on the grant date.

2011 All Other Compensation

We provide our named executives with additional benefits, reflected in the table below for 2011, that we believe are reasonable, competitive and consistent with the company’s overall executive compensation program. The costs of these benefits, which are shown below after giving effect to any reimbursements by the named executives, constitute only a small percentage of each named executive’s total compensation. Expatriate tax benefits provided to Mr. Rice are consistent with those provided under the company’s policy for all employees working on non-permanent international assignments in jurisdictions other than their home country.

2011 All Other Compensation Table
Name of Executive	Other Benefits[1]	Value of Supplemental Life Insurance Premiums[2]	Payments Relating to Employee Savings Plan[3]	Expatriate Tax Benefits		Total
Immelt	$244,265	$194,351	$8,575	$0		$447,191
Sherin	$115,094	$125,792	$8,575	$0		$249,461
Krenicki	$51,449	$75,601	$8,575	$0		$135,625
Neal	$157,136	$209,334	$8,575	$0		$375,045
Rice	$1,375,186	$166,728	$8,575	$349,651	[4]	$1,900,141

[1]	See the 2011 Other Benefits Table below for additional information.

[2]

This column reports taxable payments made to the named executives to cover premiums for universal life insurance policies owned by the executives. These policies include: (a) Executive Life, which provides universal life insurance policies for the named executives totaling $3 million in coverage at the time of enrollment, increased 4% annually thereafter, and (b) Leadership Life, which provides universal life insurance policies for the named executives with coverage of two times their annual pay (salary plus 100% of their latest bonus payments).

[3]	This column reports company matching contributions to the named executives’ 401(k) savings accounts of 3.5% of pay up to the limitations imposed under IRS rules.

[4]

This amount represents the tax gross-up payments made on behalf of Mr. Rice in connection with his non-permanent relocation, at the company’s request, to Hong Kong, consistent with the company’s policy for all employees working on non-permanent international assignments in jurisdictions other than their home country, as described in more detail under “Compensation Discussion and Analysis—Compensation Elements We Use to Achieve Our Goal—Other Compensation.” The company’s expatriate assignment policy provides that the company will be responsible for any additional U.S. or foreign taxes due as a direct result of an employee’s international assignment, and that the employee remains financially responsible for the amount of taxes he would have incurred if he had continued to live and work in the United States.

2011 Other Benefits

The following table describes other benefits and the incremental cost to the company of providing them in 2011. The total amount of these other benefits is included in the 2011 All Other Compensation Table above for each named executive.

2011 Other Benefits Table
Name of Executive	Use of Aircraft[1]		Leased Cars[2]	Financial Counseling and Tax Preparation[3]	Other[4]	Total
Immelt	$156,193	[5]	$34,668	$0	$53,404	$244,265
Sherin	$71,486		$21,206	$13,500	$8,902	$115,094
Krenicki	$11,445		$21,848	$16,500	$1,656	$51,449
Neal	$151,685		$0	$0	$5,451	$157,136
Rice	$82,781		$6,962	$16,495	$1,268,948	$1,375,186

[1]

The calculation of incremental cost for personal use of company aircraft includes the variable costs incurred as a result of personal flight activity: a portion of ongoing maintenance and repairs, aircraft fuel, satellite communications and any travel expenses for the flight crew. It excludes non-variable costs, such as exterior paint, interior refurbishment and regularly scheduled inspections, which would have been incurred regardless of whether there was any personal use of aircraft. Aggregate incremental cost, if any, of travel by the officer’s family or other guests when accompanying the officer on both business and non-business occasions is also included.

[2]	Includes expenses associated with the leased cars program, such as leasing and management fees, administrative costs and gas allowance.

[3]	Includes expenses associated with the use of advisors for financial, estate and tax preparation and planning, as well as investment analysis and advice.

[4]

This column reports the total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of benefits included in the 2011 Other Benefits Table for the named executive. These other benefits included: (1) car service fees, (2) home alarm and generator installation, maintenance and monitoring,

(3) participation in the Executive Products and Lighting Program pursuant to which executives can receive GE appliances or other products with incremental cost calculated based on the fair market value of the products received, and (4) an annual physical examination.

With respect to Mr. Rice, this column also reports the following benefits provided to him in connection with his non-permanent relocation, at the company’s request, to Hong Kong, consistent with the company’s policy for all employees working on non-permanent international assignments in jurisdictions other than their home country, as described in more detail under “Compensation Discussion and Analysis—Compensation Elements We Use to Achieve Our Goal—Other Compensation”: expenses and allowances for relocating Mr. Rice and his family to Hong Kong ($321,242), consisting of a $175,000 transfer allowance payment to cover expenses of establishing a household in Hong Kong, and shipping and travel costs and relocation and housing assistance; a cost of living adjustment ($186,102); housing and utilities ($613,634); car and driver ($57,518); and other expatriate allowances and expenses. Any benefits paid in Hong Kong dollars (HKD) were converted to U.S. dollars on a monthly basis using the following average monthly exchange rates for the period Mr. Rice received relocation and expatriate benefits in 2011: April, July, August, September and December—7.79 HKD per dollar; May and November—7.77 HKD per dollar; June—7.78 HKD per dollar; and October—7.80 HKD per dollar.

[5]

Effective November 22, 2010, GE and Mr. Immelt entered into an aircraft time-sharing agreement pursuant to which Mr. Immelt may lease aircraft from GE for his personal use and pay GE for the actual expenses of each specific flight up to the maximum amount permitted under Federal Aviation Administration rules. The amounts shown for incremental cost for Mr. Immelt’s personal use of company aircraft reflect the net incremental costs to GE after giving effect to any payments received under the agreement.

2011 Grants of Plan-Based Awards

The following table provides information about awards granted to the named executives in 2011: (1) the grant date, (2) the estimated future payouts under equity incentive plan awards, which consist of the PSUs awarded to Mr. Immelt under the 2007 Long-Term Incentive Plan, (3) the number of shares underlying stock options awarded to the named executives under the 2007 Long-Term Incentive Plan, (4) the exercise price of the stock option awards, which reflects the closing price of GE stock on the date of grant, and (5) the grant date fair value of each PSU and option award computed in accordance with applicable SEC rules.

2011 Grants of Plan-Based Awards Table
Name of Executive	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards[1] Maximum	All Other Option Awards: Number of Securities Underlying Options[2]	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards[3]
Immelt	6/10/2011	250,000			$3,579,250
Sherin	6/9/2011		850,000	$18.58	$3,391,500
Krenicki	6/9/2011		850,000	$18.58	$3,391,500
Neal	6/9/2011		850,000	$18.58	$3,391,500
Rice	6/9/2011		850,000	$18.58	$3,391,500

[1]

This column shows the number of PSUs granted in 2011 to Mr. Immelt, which is the maximum number of PSUs that will convert into shares of GE stock at the end of the five-year performance period, if GE achieves the specified performance conditions. The terms of the PSUs are described in note 3 to this table.

[2]

This column shows the number of stock options granted, which will vest and become exercisable ratably in equal annual installments beginning one year from the date of grant and each of the four years thereafter.

[3]

This column shows the aggregate grant date fair value of stock options and PSUs under applicable SEC rules granted to the named executives in 2011. Generally, the aggregate grant date fair value is the amount that the company expects to expense in its financial statements over the award’s vesting schedule. For stock options, fair value is calculated using the Black-Scholes value of an option on the grant date ($3.99 on June 9, 2011). For PSUs, the actual value of PSUs received depends on performance (50% of the PSUs converts into GE stock only if GE’s cumulative Industrial CFOA is at least $71 billion over the performance period (January 1, 2011 to December 31, 2015), and 50% converts into GE stock only if GE’s TSR meets or exceeds that of the S&P 500 over the performance period (January 1, 2011 to December 31, 2015)). Accordingly, Mr. Immelt may receive 0%, 50% or 100% of the PSU grant. The component of the PSU award based on achievement of the cumulative Industrial CFOA goal is valued based on the closing price of the company’s stock on the grant date (resulting in an $18.32 per unit value for this component). The component of the PSU award based on achievement of the relative TSR goal is valued based on a modified Black-Sholes-Merton equation that includes multiple inputs such as stock price, performance period, volatility, and dividend yield, and paid or accrued dividends (resulting in a $10.314 per unit value for this component). The overall per unit grant date fair value of the PSU award was $14.317, representing the sum of 50% of each component’s per unit value.

2011 Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the current holdings of stock option and stock awards by the named executives. This table includes unexercised (both vested and unvested) option awards and unvested RSU s and PSUs with vesting conditions that were not satisfied as of December 31, 2011. Each equity grant is shown separately for each named executive. The vesting schedule for each outstanding award is shown following this table, based on the option or stock award grant date. For additional information about the stock option and stock awards, see the description of equity incentive compensation under “Compensation Discussion and Analysis—Compensation Elements We Use to Achieve Our Goal.”

2011 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards						Stock Awards
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1]
Immelt							7/3/1989	60,000	$1,074,600
							12/20/1991	72,000	1,289,520
							6/23/1995	75,000	1,343,250
							6/26/1998	112,500	2,014,875
							11/24/2000	150,000	2,686,500
	9/13/2002	1,000,000	0		$27.05	9/13/2012
							11/2/2007			150,000	$2,686,500	[2]
							12/11/2008			150,000	2,686,500
							12/31/2009			150,000	2,686,500
	3/4/2010			2,000,000	16.11	3/4/2020
							6/10/2011			250,000	4,477,500
Total		1,000,000		2,000,000				469,500	8,408,745	700,000	12,537,000
Sherin							12/20/1996	30,000	$537,300
							6/26/1998	45,000	805,950
							7/29/1999	30,000	537,300
							6/2/2000	30,000	537,300
							9/10/2001	25,000	447,750
	9/13/2002	350,000	0		$27.05	9/13/2012
	9/12/2003	240,000	0		31.53	9/12/2013	9/12/2003	62,500	1,119,375
	9/17/2004	270,000	0		34.22	9/17/2014
	9/16/2005	300,000	0		34.47	9/16/2015
	9/8/2006	250,000	0		34.01	9/8/2016
	9/7/2007	220,000	55,000		38.75	9/7/2017	9/7/2007	18,334	328,362
							6/5/2008	40,000	716,400
	9/9/2008	180,000	120,000		28.12	9/9/2018	9/9/2008	40,000	716,400
	3/12/2009	400,000	600,000		9.57	3/12/2019
	7/23/2009	320,000	480,000		11.95	7/23/2019
	6/10/2010	200,000	800,000		15.68	6/10/2020
	6/9/2011	0	850,000		18.58	6/9/2021
Total		2,730,000	2,905,000					320,834	5,746,137
Krenicki	9/13/2002	100,000	0		$27.05	9/13/2012
	9/12/2003	90,000	0		31.53	9/12/2013	9/12/2003	18,750	$335,813
	9/17/2004	120,000	0		34.22	9/17/2014
	9/16/2005	150,000	0		34.47	9/16/2015
							7/27/2006	25,000	447,750
	9/8/2006	137,500	0		34.01	9/8/2016
							7/26/2007	10,000	179,100
	9/7/2007	126,000	31,500		38.75	9/7/2017	9/7/2007	10,500	188,055
							6/5/2008	20,000	358,200
	9/9/2008	135,000	90,000		28.12	9/9/2018	9/9/2008	30,000	537,300
	3/12/2009	360,000	540,000		9.57	3/12/2019
	7/23/2009	320,000	480,000		11.95	7/23/2019
	6/10/2010	200,000	800,000		15.68	6/10/2020
	6/9/2011	0	850,000		18.58	6/9/2021
Total		1,738,500	2,791,500					114,250	2,046,218

	Option Awards						Stock Awards
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1]
Neal							6/24/1994	60,000	$1,074,600
							6/23/1995	75,000	1,343,250
							6/26/1998	45,000	805,950
							7/29/1999	30,000	537,300
							6/22/2000	30,000	537,300
							7/27/2000	7,500	134,325
	9/13/2002	250,000	0		$27.05	9/13/2012
	9/12/2003	180,000	0		31.53	9/12/2013	9/12/2003	37,500	671,625
	9/17/2004	210,000	0		34.22	9/17/2014
							7/1/2005	100,000	1,791,000
	9/16/2005	240,000	0		34.47	9/16/2015
	9/8/2006	250,000	0		34.01	9/8/2016
	9/7/2007	220,000	55,000		38.75	9/7/2017	9/7/2007	18,334	328,362
	9/9/2008	180,000	120,000		28.12	9/9/2018	9/9/2008	40,000	716,400
	3/12/2009	400,000	600,000		9.57	3/12/2019
	7/23/2009	320,000	480,000		11.95	7/23/2019
	6/10/2010	200,000	800,000		15.68	6/10/2020
	6/9/2011	0	850,000		18.58	6/9/2021
Total		2,450,000	2,905,000					443,334	7,940,112
Rice							6/23/1995	45,000	$805,950
							6/26/1998	60,000	1,074,600
							7/29/1999	30,000	537,300
							7/27/2000	30,000	537,300
							9/10/2001	25,000	447,750
	9/13/2002	350,000	0		$27.05	9/13/2012
	9/12/2003	240,000	0		31.53	9/12/2013	9/12/2003	62,500	1,119,375
	9/17/2004	270,000	0		34.22	9/17/2014
							7/1/2005	100,000	1,791,000
	9/16/2005	300,000	0		34.47	9/16/2015
	9/8/2006	250,000	0		34.01	9/8/2016
	9/7/2007	220,000	55,000		38.75	9/7/2017	9/7/2007	18,334	328,362
	9/9/2008	180,000	120,000		28.12	9/9/2018	9/9/2008	40,000	716,400
	3/12/2009	400,000	600,000		9.57	3/12/2019
	7/23/2009	320,000	480,000		11.95	7/23/2019
	6/10/2010	200,000	800,000		15.68	6/10/2020
	6/9/2011	0	850,000		18.58	6/9/2021
Total		2,730,000	2,905,000					410,834	7,358,037

[1]

The market value of the stock awards and the equity incentive plan awards represents the product of the closing price of GE stock as of December 30, 2011 (the last trading day of 2011), which was $17.91, and the number of shares underlying each such award. The market value for the equity incentive plan awards, representing PSUs, also assumes the satisfaction of both the cumulative total shareowner return condition and the cumulative industrial cash flow condition (or, for grants prior to 2009, the average cash from operating activities condition) as of December 31, 2011.

[2]	Additional information on the actual value realized by Mr. Immelt on this award is provided under “Compensation Discussion and Analysis—CEO Compensation.”

Outstanding Equity Awards Vesting Schedule
Name of Executive	Grant Date	Option Awards Vesting Schedule[1]	Stock Awards Vesting Schedule[2]
Immelt	7/3/1989		100% vests in 2021
	12/20/1991		100% vests in 2021
	6/23/1995		100% vests in 2021
	6/26/1998		100% vests in 2021
	11/24/2000		100% vests in 2021
	11/2/2007		100% vests in 2012
	12/11/2008		100% vests in 2014
	12/31/2009		100% vests in 2015
	3/04/2010	100% vests in 2015
	6/10/2011		100% vests in 2016
Sherin	12/20/1996		100% vests in 2023
	6/26/1998		100% vests in 2023
	7/29/1999		100% vests in 2023
	6/2/2000		100% vests in 2023
	9/10/2001		100% vests in 2023
	9/12/2003		50% vests in 2013 and 2023
	9/7/2007	100% vests in 2012	100% vests in 2012
	6/5/2008		50% vests in 2012 and 2013
	9/9/2008	50% vests in 2012 and 2013	50% vests in 2012 and 2013
	3/12/2009	33% vests in 2012, 2013 and 2014
	7/23/2009	33% vests in 2012, 2013 and 2014
	6/10/2010	25% vests in 2012, 2013, 2014 and 2015
	6/9/2011	20% vests in 2012, 2013, 2014, 2015 and 2016
Krenicki	9/12/2003		100% vests in 2013
	7/27/2006		50% vests in 2013 and 2016
	7/26/2007		100% vests in 2012
	9/7/2007	100% vests in 2012	100% vests in 2012
	6/5/2008		50% vests in 2012 and 2013
	9/9/2008	50% vests in 2012 and 2013	50% vests in 2012 and 2013
	3/12/2009	33% vests in 2012, 2013 and 2014
	7/23/2009	33% vests in 2012, 2013 and 2014
	6/10/2010	25% vests in 2012, 2013, 2014 and 2015
	6/9/2011	20% vests in 2012, 2013, 2014, 2015 and 2016
Neal	6/24/1994		100% vests in 2018
	6/23/1995		100% vests in 2018
	6/26/1998		100% vests in 2018
	7/29/1999		100% vests in 2018
	6/22/2000		100% vests in 2018
	7/27/2000		100% vests in 2018
	9/12/2003		50% vests in 2013 and 2018
	7/1/2005		50% vests in 2015 and 2016
	9/7/2007	100% vests in 2012	100% vests in 2012
	9/9/2008	50% vests in 2012 and 2013	50% vests in 2012 and 2013
	3/12/2009	33% vests in 2012, 2013 and 2014
	7/23/2009	33% vests in 2012, 2013 and 2014
	6/10/2010	25% vests in 2012, 2013, 2014 and 2015
	6/9/2011	20% vests in 2012, 2013, 2014, 2015 and 2016
Rice	6/23/1995		100% vests in 2021
	6/26/1998		100% vests in 2021
	7/29/1999		100% vests in 2021
	7/27/2000		100% vests in 2021
	9/10/2001		100% vests in 2021
	9/12/2003		50% vests in 2013 and 2021
	7/1/2005		50% vests in 2015 and 2016
	9/7/2007	100% vests in 2012	100% vests in 2012
	9/9/2008	50% vests in 2012 and 2013	50% vests in 2012 and 2013
	3/12/2009	33% vests in 2012, 2013 and 2014
	7/23/2009	33% vests in 2012, 2013 and 2014
	6/10/2010	25% vests in 2012, 2013, 2014 and 2015
	6/9/2011	20% vests in 2012, 2013, 2014, 2015 and 2016

[1]

This column shows the vesting schedule of unexercisable or unearned options reported in the “Number of Securities Underlying Unexercised Options Unexercisable” and “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options” columns, respectively, of the 2011 Outstanding Equity Awards at Fiscal Year-End Table. The stock options vest on the anniversary of the grant date in the years shown in the table above.

[2]

This column shows the vesting schedule of unvested or unearned stock awards reported in the “Number of Shares or Units of Stock That Have Not Vested” and “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” columns, respectively, of the 2011 Outstanding Equity Awards at Fiscal Year-End Table. The stock awards vest on the anniversary of the grant date in the years shown in the table above.

2011 Option Exercises and Stock Vested

The following table provides information for the named executives on the number of shares acquired upon the vesting of RSUs and PSUs and the value realized at such time, each before payment of any applicable withholding tax and brokerage commission. None of the named executives exercised options during 2011. Mr. Immelt has not sold any of the shares he acquired upon the exercise of stock options or received upon the vesting of RSUs or PSUs since he became our CEO in 2001.

2011 Option Exercises and Stock Vested Table
	Stock Awards
Name of Executive	Number of Shares Acquired on Vesting	Value Realized on Vesting
Immelt	0	$0
Sherin	100,001	$1,618,999
Krenicki	110,501	$1,963,776
Neal	80,001	$1,244,349
Rice	80,001	$1,244,349

The following table provides additional information for each transaction with respect to shares acquired upon the vesting of PSU s for Mr. Immelt and RSUs for our other named executives.

Name of Executive	Vesting Date	Market Price[1,2]	Number of Shares Acquired on Vesting	Value Realized on Vesting[2]
Immelt	-	-	0	$0
Sherin	6/5/2011	$18.73	20,000	$374,650
	9/7/2011	15.65	18,334	286,835
	9/8/2011	15.67	41,667	652,714
	9/9/2011	15.24	20,000	304,800
Total			100,001	1,618,999
Krenicki	5/1/2011	$20.56	5,000	$102,813
	5/1/2011	20.56	6,667	137,090
	5/1/2011	20.56	6,667	137,090
	5/1/2011	20.56	5,000	102,813
	5/1/2011	20.56	6,250	128,516
	6/5/2011	18.73	10,000	187,325
	7/26/2011	18.77	10,000	187,700
	7/27/2011	18.29	12,500	228,563
	9/7/2011	15.65	10,500	164,273
	9/8/2011	15.67	22,917	358,995
	9/9/2011	15.24	15,000	228,600
Total			110,501	1,963,776
Neal	9/7/2011	$15.65	18,334	$286,835
	9/8/2011	15.67	41,667	652,714
	9/9/2011	15.24	20,000	304,800
Total			80,001	1,244,349
Rice	9/7/2011	$15.65	18,334	$286,835
	9/8/2011	15.67	41,667	652,714
	9/9/2011	15.24	20,000	304,800
Total			80,001	1,244,349
[1]	Represents the average of the high and low GE stock price on the vesting date.

[2]	Market Price and Value Realized on Vesting reflects rounding.

2011 Pension Benefits

The table below sets forth information on the pension benefits for the named executives under each of the following pension plans:

•

GE Pension Plan. The GE Pension Plan is a funded and tax-qualified retirement program that covers eligible employees. As applicable to the named executives, the plan provides benefits based primarily on a formula that takes into account the named executive’s earnings for each fiscal year. Since 1989, the formula provides an annual benefit accrual equal to 1.45% of the named executive’s earnings for the year up to “covered compensation” and 1.9% of his earnings for the year in excess of “covered compensation.” “Covered compensation” was $40,000 for 2011 and has varied over the years based in part on changes in the average of the Social Security taxable wage bases. The named executive’s annual earnings taken into account under this formula include base salary and up to one-half of his bonus payments, but may not exceed an IRS-prescribed limit applicable to tax-qualified plans ($245,000 for 2011). As a result, for service in 2011, the maximum incremental annual benefit a named executive could have earned toward his total pension payments under this formula was $4,475 ($372.92 per month), payable after retirement, as described below. Over the years, we have made special one-time adjustments to this plan that increased eligible participants’ pensions, and such an adjustment was made in 2011 for qualifying long-service employees in connection with union negotiations. Mr. Neal was the only named executive who met the conditions for this adjustment, which resulted in an increase of $4,157.57 to his annual benefit.

The accumulated benefit an employee earns over his or her career with the company is payable starting after retirement on a monthly basis for life with a guaranteed minimum term of five years. The normal retirement age as defined in this plan is 65. For employees who commenced service prior to 2005, including the named executives, retirement may occur at age 60 without any reduction in benefits. Employees vest in the GE Pension Plan after five years of qualifying service. In addition, the plan provides for Social Security supplements and spousal joint and survivor annuity options and requires employee contributions.

Section 415 of the Internal Revenue Code limits the benefits payable under the GE Pension Plan. For 2011, the maximum single life annuity a named executive could have received under these limits was $195,000 per year. This ceiling is actuarially adjusted in accordance with IRS rules to reflect employee contributions, actual forms of distribution and actual retirement dates.

•

GE Supplementary Pension Plan. The company offers the GE Supplementary Pension Plan to approximately 3,500 eligible employees in the executive-band and above, including the named executives, to provide for retirement benefits above amounts available under the company’s tax-qualified and other pension programs. The Supplementary Pension Plan is unfunded and not qualified for tax purposes. A named executive’s annual supplementary pension, when combined with certain amounts payable under the company’s tax-qualified and other pension programs and Social Security, will equal 1.75% of his “earnings credited for retirement benefits” multiplied by the number of his years of credited service, up to a maximum of 60% of such earnings credited for retirement benefits. The “earnings credited for retirement benefits” are the named executive’s average annual compensation (base salary and bonus) for the highest 36 consecutive months out of the last 120 months prior to retirement. Employees are generally not eligible for benefits under the Supplementary Pension Plan if they leave the company prior to reaching age 60. The normal retirement age as defined in this plan is 65. For employees who commenced service prior to 2005, including the named executives, retirement may occur at age 60 without any reduction in benefits. The Supplementary Pension Plan provides for spousal joint and survivor annuities. Benefits under this plan are only available to retirees as monthly payments and cannot be received in a lump sum.

•

GE Excess Benefits Plan. The company offers the GE Excess Benefits Plan to employees whose benefits under the GE Pension Plan are limited by Section 415 of the Internal Revenue Code. The GE Excess Benefits Plan is unfunded and not qualified for tax purposes. Benefits payable under this program are equal to the excess of (1) the amount that would be payable in accordance with the terms of the GE Pension Plan disregarding the limitations imposed pursuant to Section 415 of the Internal Revenue Code over (2) the pension actually payable under the GE Pension Plan taking such Section 415 limitations into account. Benefits under the Excess Benefits Plan for the named executives are generally payable at the same time and in the same manner as the GE Pension Plan benefits. There were no accruals for named executives under this plan in 2011, and the company expects only insignificant accruals, if any, under this plan in future years.

The amounts reported in the table below equal the present value of the accumulated benefit at December 31, 2011, for the named executives under each plan based upon the assumptions described in note 1 below.

2011 Pension Benefits Table
Name of Executive	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit[1]
Immelt	GE Pension Plan	29.532	$1,331,814
	GE Supplementary Pension Plan	29.532	46,637,919
	GE Excess Benefits Plan	29.532	1,474
Sherin	GE Pension Plan	30.425	$1,224,374
	GE Supplementary Pension Plan	30.425	25,757,163
	GE Excess Benefits Plan	30.425	0
Krenicki	GE Pension Plan	27.538	$789,323
	GE Supplementary Pension Plan	27.538	18,406,542
	GE Excess Benefits Plan	27.538	0
Neal	GE Pension Plan	32.233	$1,708,588
	GE Supplementary Pension Plan	32.233	37,560,235
	GE Excess Benefits Plan	32.233	5,279
Rice	GE Pension Plan	33.390	$1,399,638
	GE Supplementary Pension Plan	33.390	33,798,540
	GE Excess Benefits Plan	33.390	0

[1]

The accumulated benefit is based on service and earnings (base salary and bonus, as described above) considered by the plans for the period through December 31, 2011. It includes the value of contributions made by the named executives throughout their careers. The present value has been calculated assuming the named executives will remain in service until age 60, the age at which their retirement may occur without any reduction in benefits, and that the benefit is payable under the available forms of annuity consistent with the assumptions as described in the note on Postretirement Benefit Plans in the GE financial statements in the Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC. As described in such note, the discount rate assumption is 4.21%. Although illustration of a present value is required under SEC rules, the named executives are not entitled to receive the present values of their accumulated benefits shown above in a lump sum. The post-retirement mortality assumption used for present value calculations is the RP-2000 mortality table projected to 2024.

2011 Nonqualified Deferred Compensation

The table below provides information on the nonqualified deferred compensation of the named executives in 2011, including:

•

Deferral of bonus. Executive-band and above employees, including the named executives, are able to defer all or a portion of their bonus payments in either: (1) GE stock (GE Stock Units), (2) an index based on the S&P 500 (S&P 500 Index Units), or (3) cash units. The participants may change their election among these options four times a year. If a participant elects either to defer bonus payments in GE Stock Units or the S&P 500 Index Units, the company credits a number of such units to the participant’s deferred bonus plan account based on the respective average price of GE stock and the S&P 500 Index for the 20 trading days preceding the date the Board approves the company’s total bonus allotment.

Deferred cash units earn interest income on the daily outstanding balance in the account based on the prior calendar month’s average yield for U.S. Treasury Notes and Bonds issued with maturities of 10 and 20 years. The interest income does not constitute an “above-market interest rate” as defined by the SEC and is credited to the participant’s account monthly. Deferred GE Stock Units and S&P 500 Index Units earn dividend equivalent income on such units held as of the start of trading on the NYSE ex-dividend date equal to: (1) for GE Stock Units, the quarterly dividend declared by the Board, or (2) for S&P 500 Index Units, the quarterly dividend as declared by Standard & Poor’s for the S&P 500 Index for the preceding calendar quarter. Participants are permitted to receive their deferred compensation balance upon termination of employment either through a lump sum payment or in annual installments over 10 to 20 years.

•

Deferral of salary. Executive-band and above employees are able to defer their salary payments under executive deferred salary plans. These plans have been offered periodically and are available to approximately 3,500 eligible employees in the executive-band and above. Individuals who are named executives at the time a deferred salary plan is initiated are not offered the opportunity to participate. The deferred salary plans pay accrued interest, including an above-market interest rate as defined by the SEC, ranging from 6.0% to 14%, compounded annually. Early termination before the end of the five-year vesting period will result in a payout of the deferred amount with no interest income paid, with exceptions for events such as retirement, death and disability. With respect to distributions under all deferred salary plans, participants were provided an election to receive either a lump sum payment or 10 to 20 annual installments.

•

Deferral of LTPAs. The LTPAs for the 1994 to 1996 performance period, which were paid out in 1997, permitted the participating executives to defer some or all of a portion of the payout into GE Stock Units. The terms of this deferral with respect to credits earned and dividend income are similar to the bonus deferral described above. Of the named executives, only Mr. Neal participated in this deferral.

The company makes all decisions with respect to the measures for calculating interest or other earnings on the nonqualified deferred compensation plans. The named executives cannot withdraw any amounts from their deferred compensation balances until they either leave or retire from the company. For 2011, there were no matching contributions by the company. In addition, no withdrawals or distributions were made in 2011.

2011 Nonqualified Deferred Compensation Table
Name of Executive	Type of Deferred Compensation Plan	Executive Contributions in Last Fiscal Year[1]	Aggregate Earnings in Last Fiscal Year[2]	Aggregate Balance at Last Fiscal Year-End[3]
Immelt	Deferred bonus plans	$0	$21,498	$1,756,260
	Deferred salary plans	0	384,893	3,573,920
Sherin	Deferred bonus plans	$0	$9,983	$466,571
	Deferred salary plans	0	264,293	2,769,077
Krenicki	Deferred bonus plans	$0	$10,297	$863,093
	Deferred salary plans	0	193,215	2,099,237
Neal	Deferred bonus plans	$0	$24,400	$1,553,266
	Deferred salary plans	0	340,941	3,190,968
	Deferred LTPAs	0	18,278	1,821,167
Rice	Deferred bonus plans	$1,587,500	$244,794	$11,664,908
	Deferred salary plans	0	433,104	4,489,751

[1]

The amounts reported are limited to deferred compensation contributed during 2011. They do not include any amounts reported as part of 2011 compensation in the 2011 Summary Compensation Table on page 26, which were credited to the named executive’s deferred account plan, if any, in 2012, and are described in the notes to that table.

[2]

Reflects earnings on each type of deferred compensation listed in this section. The earnings on deferred bonus payments and deferred LTPAs are calculated based on: (1) the total number of deferred units in the account multiplied by the GE stock or S&P 500 Index price as of December 31, 2011, less (2) the total number of deferred units in the account multiplied by the GE stock or S&P 500 Index price as of December  31, 2010 and named executive contributions during the year. The earnings on the executive deferred salary plans are calculated based on the total amount of interest earned. See the 2011 Summary Compensation Table on page 26 for the above-market portion of those interest earnings in 2011.

[3]

The fiscal year-end balance reported for the deferred bonus plans includes the following amounts that were previously reported in the 2011 Summary Compensation Table as compensation for 2009 or 2010: Immelt ($0), Sherin ($0), Krenicki ($0), Neal ($0), and Rice ($1,417,500). The fiscal year-end balance reported for the deferred salary plans includes the following amounts that were previously reported in the 2011 Summary Compensation Table as compensation for 2009 or 2010: Immelt ($208,120), Sherin ($153,975), Krenicki ($114,788), Neal ($175,049), and Rice ($240,736). None of the fiscal year-end balances reported for the deferred LTPAs were reported in the 2011 Summary Compensation Table as 2009 or 2010 compensation.

Potential Payments upon Termination

As described in the Compensation Discussion and Analysis, the named executives do not have individual employment, severance or change-of-control agreements with the company. The information below describes and quantifies certain compensation that would have become payable under existing plans and arrangements if the named executive’s employment had terminated on December 31, 2011, given the named executive’s compensation and service levels as of such date and, if applicable, based on the company’s closing stock price on December 30, 2011 (the last trading day prior to that date). These benefits are in addition to benefits available generally to salaried employees who joined the company prior to 2005, such as distributions under the GE 401(k) savings plan, subsidized retiree medical benefits, disability benefits and accrued vacation pay.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the time during the year of any such event, the company’s stock price and the executive’s age.

Equity Awards. If one of the named executives were to die or become disabled, any unexercisable stock options become exercisable and remain exercisable until their expiration date. In the event of disability, this provision only applies to options that have been held for at least one year. Mr. Immelt’s performance-based options granted in 2010 only become exercisable based on achievement of objectives if death, disability or retirement (discussed below) occurs before the end of the performance period. Remaining restrictions on RSUs that were awarded prior to death or disability may lapse immediately in some cases, depending on the terms of the particular award. PSUs are only earned based on achievement of objectives if death or disability occurs before the end of the performance period. In addition, any unvested options or RSUs held for at least one year become fully vested upon retirement at age 60 or thereafter, but each of the named executives is below the applicable retirement age. For these purposes, “disability” generally means disability resulting in the named executive being unable to perform his job. The following table provides the intrinsic value (that is, the value based upon the company’s stock price, and, in the case of stock options, minus the exercise price) of equity awards that would become exercisable or vested if the named executive had died or become disabled as of December 31, 2011.

Name of Executive	Upon Death		Upon Disability
	Stock Options	RSUs	Stock Options	RSUs
Immelt	$3,600,000	$8,408,745	$3,600,000	$1,074,600
Sherin	$9,648,800	$5,746,137	$9,648,800	$1,044,762
Krenicki	$9,148,400	$2,046,218	$9,148,400	$725,355
Neal	$9,648,800	$7,940,112	$9,648,800	$1,044,762
Rice	$9,648,800	$7,358,037	$9,648,800	$1,044,762

Deferred Compensation. The named executives are entitled to receive the amount in their deferred compensation accounts in the event of termination of employment. The account balances continue to be credited with increases or decreases reflecting changes in the value of the GE Stock Units or S&P 500 Index Units and to accrue interest income or dividend payments, as applicable, between the termination event and the date that distributions are made. Therefore, amounts received by the named executives will differ from those shown in the 2011 Nonqualified Deferred Compensation Table. See the narrative accompanying that table for information on the available types of distribution under each deferral plan.

Pension Benefits. 2011 Pension Benefits beginning on page 33 describes the general terms of each pension plan in which the named executives participate, the years of credited service and the present value of each named executive’s accumulated pension benefit, assuming payment begins at age 60. The table below provides the pension benefits that would have become payable if the named executives had died, become disabled or voluntarily terminated as of December 31, 2011.

•

In the event of death before retirement, the surviving spouse may receive a benefit based upon the accrued pension benefits under the GE Pension Plan and GE Excess Benefits Plan either: (1) in the form of an annuity as if the named executive had retired and elected the spousal 50% joint and survivor annuity option prior to death, or (2) as an immediate lump sum payment based on five years of pension distributions. The surviving spouse may also receive a lump sum payment under the GE Supplementary Pension Plan based on the greater of the value of: (1) the 50% survivor annuity that the spouse would have received under that plan if the named executive had retired and elected the spousal 50% joint and survivor annuity option prior to death, or (2) five years of pension distributions under that plan. The amounts payable depend on several factors, including employee contributions and the ages of the named executive and the surviving spouse. The survivors of each of the named executives who are at least age 50 as of December 31, 2011 would have been entitled to receive any annuity distributions promptly following death. Any annuity payable to the surviving spouse of Mr. Krenicki would have been payable when he would have turned 60.

•	In the event a disability occurs before retirement, the named executive may receive an annuity payment of accrued pension benefits, payable immediately.

The table below shows, for the named executives, the lump sum payable to the surviving spouse in the case of the named executive’s death on December 31, 2011. It also reflects the annual annuity payment payable: (1) for the life of the surviving spouse in the case of the named executive’s death on December 31, 2011, (2) as a 50% joint and survivor annuity to the named executive in the case of disability on December 31, 2011, and (3) as a 50% joint and survivor annuity to the named executive payable after age 60 upon voluntary termination on December 31, 2011. The annuity payments upon voluntary termination do not include any payments under the GE Supplementary Pension Plan because it is forfeited upon voluntary termination before age 60. Payments would be made on a monthly basis.

Name of Executive	Lump Sum upon Death	Annual Annuity upon Death	Annual Annuity upon Disability	Annual Annuity Payable at Age 60 after Voluntary Termination
Immelt	$32,176,269	$53,415	$3,653,240	$99,164
Sherin	$22,920,090	$52,013	$2,297,614	$101,820
Krenicki	$11,195,079	$39,921	$1,912,243	$75,347
Neal	$26,357,910	$61,358	$2,579,430	$113,887
Rice	$28,355,173	$54,659	$2,719,696	$107,280

Life Insurance Benefits. For a description of the supplemental life insurance plans that provide coverage to the named executives, see the 2011 All Other Compensation Table on page 27. If the named executives had died on December 31, 2011, the survivors of Messrs. Immelt, Sherin, Krenicki, Neal and Rice would have received $19,356,626, $14,042,364, $13,113,562, $14,740,774 and $14,990,780, respectively, under these arrangements. The company would continue to pay the premiums in the event of a disability until such time as the policy is fully funded.

Information on Stock Ownership

The following table includes all GE stock-based holdings, as of December 31, 2011, of our directors and the named executives, our directors and executive officers as a group, and all those known by us to be beneficial owners of more than five percent of our common stock.

Common Stock and Total Stock-Based Holdings Table
Name	Stock[1]	Total[2]	Name	Stock[1]	Total[2]
W. Geoffrey Beattie[3]	26,538	70,145	Rochelle B. Lazarus[3]	53,618	179,703
BlackRock, Inc.[4]	532,497,310	532,497,310	James J. Mulva[3]	4,105	66,597
James I. Cash, Jr.	35,905	119,031	Michael A. Neal	3,499,805	7,000,325
Ann M. Fudge	23,821	122,892	Sam Nunn	114,000	273,878
Susan Hockfield	0	41,929	Roger S. Penske	18,000	196,664
Jeffrey R. Immelt[3]	2,920,432	6,114,868	John G. Rice[3]	3,516,423	6,876,466
Andrea Jung[3]	25,519	114,244	Keith S. Sherin[3]	3,181,040	6,420,007
John Krenicki[3]	2,098,224	5,048,183	Robert J. Swieringa	3,775	109,940
Alan G. Lafley[3]	70,521	173,948	James S. Tisch[3]	440,000	457,562
Robert W. Lane	14,500	98,933	Douglas A. Warner III[3]	176,879	264,448
Ralph S. Larsen[3]	165,363	289,680
Common stock holdings of all directors and executive officers as a group (25) were 22,304,132.[5]

[1]

This column lists beneficial ownership of voting securities as calculated under SEC rules, including restricted stock held by directors and certain of the named executives over which they have sole voting power but no investment power. Otherwise, except to the extent noted below, each director, named executive or entity has sole voting and investment power over the shares reported. None of the shares are pledged as security by the named person. Standard brokerage accounts may include nonnegotiable provisions regarding set-offs or similar rights. In accordance with SEC rules, this column also includes shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days as follows: Dr. Cash (18,000), Ms. Fudge (18,000), Mr. Immelt (1,000,000), Ms. Jung (18,000), Mr. Krenicki (1,738,500), Ms. Lazarus (18,000), Mr. Neal (2,450,000), Mr. Nunn (18,000), Mr. Penske (18,000), Mr. Rice (2,730,000), Mr. Sherin (2,730,000), and Mr. Warner (18,000). No director or named executive owns more than one-tenth of one percent of the total outstanding shares. BlackRock, Inc. owns 5.03% of the total outstanding shares.

[2]

This column shows the individual’s total GE stock-based holdings, including the voting securities shown in the “Stock” column (as described in note 1), plus non-voting interests, including, as appropriate, PSUs, RSUs, DSUs, deferred compensation accounted for as units of GE stock and stock options which may not vest or become exercisable within 60 days.

[3]

Both columns include the following numbers of shares over which the identified director or named executive has shared voting and investment power through family trusts or other accounts but as to which he or she disclaims beneficial ownership: Mr. Beattie (26,538), Mr. Immelt (187,529), Ms. Jung (69), Mr. Krenicki (257,864), Mr. Lafley (18,446), Mr. Larsen (161,415), Ms. Lazarus (5,300), Mr. Mulva (3,595), Mr. Rice (980), Mr. Sherin (270,194), Mr. Tisch (440,000), and Mr. Warner (1,200).

[4]

Represents 532,497,310 shares beneficially owned by BlackRock, Inc., 40 East 52nd Street, New York, NY 10022. The foregoing information is based solely on a Schedule 13G filed by BlackRock, Inc. with the SEC on February 13, 2012.

[5]

Includes: (1) 15,793,500 shares that may be acquired pursuant to vested stock options that are or will become exercisable within 60 days, (2) 1,433,961 shares over which there is shared voting and investment power, and (3) 60,000 shares over which there is sole voting power but no investment power. The directors and executive officers as a group do not own more than one percent of the total outstanding shares.

Related Person Transactions

Review and Approval of Related Person Transactions. We review relationships and transactions in which the company and our directors and executive officers or their immediate family members are participants to determine whether such related persons have a direct or indirect material interest. The company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to a related person where the amount involved exceeds $120,000 are disclosed in this proxy statement. In addition, the NCGC reviews and approves or ratifies any related person transaction that is required to be disclosed. As set forth in the NCGC’s Key Practices, which are in writing and which are available on GE’s website at www.ge.com/pdf/company/governance/board/ge_nominating_committee_key_practices.pdf, in the course of its review and approval or ratification of a disclosable related person transaction, the committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

•	any other matters the committee deems appropriate.

Any member of the NCGC who is a related person with respect to a transaction under review may not participate in the deliberations or vote for approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Related Person Transactions. Mr. Penske has a direct financial interest in and controls Penske Corporation (PC), which is privately held. Penske Truck Leasing Corporation (PTLC), an indirect subsidiary of PC, is the general partner of Penske Truck Leasing Co., L.P. (Truck Leasing, L.P.). PTLC and Penske Automotive Group, Inc., also an affiliate of PC, currently own 50.1% of the partnership interests in Truck Leasing, L.P. GE Capital subsidiaries own the remaining 49.9% interest in Truck Leasing, L.P.

Under revolving credit and contingent liabilities agreements (PTL Facilities), GE Capital and its subsidiaries extend working capital, equipment and acquisition loans and guarantees to Truck Leasing, L.P. and its subsidiaries, and those totaled approximately $6.6 billion as of December 31, 2011. The largest aggregate principal amount outstanding during 2011 did not exceed $6.6 billion. The total amount of interest paid during 2011 was approximately $222 million. Interest rates, which are based on loan duration and currency, ranged from 0.38% to 6.32% in 2011. Funding under the PTL Facilities, which mature by 2018, is currently under terms and conditions that are the same as or no less favorable to Truck Leasing L.P. than those extended to GE Capital’s wholly owned operating subsidiaries.

GE Capital, PTLC and PC are exploring options to refinance the PTL Facilities through third-party financing and capital markets transactions.

In addition, various GE businesses have arm’s-length commercial dealings with Penske entities, none of which is material individually or in the aggregate.

The son of Kathryn A. Cassidy, Senior Vice President and GE Treasurer, is a manager in GE Capital’s corporate risk group and earned $124,600 in base salary and bonus in 2011. His compensation is commensurate with his peers’ compensation.

Audit Committee Report

The Audit Committee reviews GE’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. KPMG LLP (KPMG), our company’s independent auditor for 2011, is responsible for expressing opinions on the conformity of the company’s audited financial statements with generally accepted accounting principles and on the company’s internal control over financial reporting.

In this context, the committee has reviewed and discussed with management and KPMG the audited financial statements for the year ended December 31, 2011 and KPMG’s evaluation of the company’s internal control over financial reporting. The committee has discussed with KPMG the matters that are required to be discussed under Public Company Accounting Oversight Board standards. KPMG has provided to the committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the committee has discussed with KPMG that firm’s independence. The committee has concluded that KPMG’s provision of audit and non-audit services to GE and its affiliates is compatible with KPMG’s independence.

Based on the review and discussions referred to above, the committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2011 be included in our Annual Report on Form 10-K for 2011 for filing with the SEC. This report is provided by the following independent directors, who comprise the committee:

Douglas A. Warner III (Chairman)	Robert W. Lane
W. Geoffrey Beattie	James J. Mulva
James I. Cash, Jr.	Robert J. Swieringa

Independent Auditor

On behalf of GE and its affiliates, the Audit Committee retained KPMG to audit our consolidated financial statements and our internal control over financial reporting for 2011. In addition, the Audit Committee retained KPMG, as well as other accounting firms, to provide other auditing and advisory services in 2011. We understand the need for KPMG to maintain objectivity and independence in its audit of our financial statements and our internal control over financial reporting. To minimize relationships that could appear to impair the objectivity of KPMG, our Audit Committee has restricted the non-audit services that KPMG may provide to us. It is the committee’s goal that the fees that the company pays KPMG for non-audit services should not exceed the audit fees paid to KPMG, a goal that the company achieved in 2011 and 2010.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by KPMG. Specifically, the committee has pre-approved the use of KPMG for detailed, specific types of services related to: tax compliance, planning and consultations; acquisition/disposition services, including due diligence; employee benefit plan audits and reviews; attestation and agreed upon procedures; consultations regarding accounting and reporting matters; and internal control and other related services. The committee has set a specific annual limit on the amount of non-audit services that the company can obtain from KPMG. It has also required management to obtain specific pre-approval from the committee for any single engagement over $1 million or any services not within the scope of the pre-approved services. The chair of the committee is authorized to pre-approve any audit or non-audit service on behalf of the committee, provided such decisions are presented to the full committee at its next regularly scheduled meeting.

The aggregate fees billed by KPMG in 2011 and 2010 for these various services were:

Types of fees (in millions)	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees	Total
2011	$87.1	$15.1	$11.0	$0.0	$113.2
2010	89.8	9.7	9.3	0.0	108.8

In the above table, in accordance with the SEC’s rules, “audit fees” are fees that GE paid to KPMG for the audit of GE’s annual financial statements included in the Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q, for the audit of GE’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of GE’s financial statements and internal control over financial reporting, including services in connection with assisting the company in its compliance with its obligations under

Section 404 of the Sarbanes-Oxley Act and related regulations. “Audit-related fees” also include merger and acquisition due diligence and audit services and employee benefit plan audits. “Tax fees” are fees for tax compliance, tax advice and tax planning, and “all other fees” are fees for any services not included in the first three categories.

Our Audit Committee has adopted restrictions on our hiring of any KPMG partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance on any aspect of their certification of the company’s financial statements. These restrictions are contained in our Audit Committee Key Practices, which are published on GE’s website at www.ge.com/pdf/company/governance/board/ge_audit_committee_key_practices.pdf. The committee also requires key KPMG partners assigned to our audit to be rotated at least every five years.

Management Proposals

Management Proposal No. 1—Ratification of Selection of Independent Registered Public Accounting Firm

For purposes of determining whether to select KPMG as the independent registered public accounting firm to perform the audit of our financial statements and our internal control over financial reporting for 2012, the Audit Committee conducted a thorough review of KPMG’s performance. KPMG was our independent registered public accounting firm for the year ended December 31, 2011.

KPMG representatives are expected to attend the 2012 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate shareowner questions.

We are asking our shareowners to ratify the selection of KPMG as our independent registered public accounting firm. Although ratification is not required by our by-laws or otherwise, the Board is submitting the selection of KPMG to our shareowners for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our shareowners.

Your Board of Directors recommends a vote FOR the following proposal:

RESOLVED, that the selection by the Audit Committee of the Board of Directors of the firm of KPMG LLP, as independent registered public accounting firm for the company for the year 2012 is hereby ratified.

Management Proposal No. 2—Advisory Resolution to Approve Executive Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking shareowners to approve the following advisory resolution at the 2012 Annual Meeting of Shareowners:

RESOLVED, that the compensation paid to the company’s named executives, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The Board recommends a vote FOR this resolution because it believes that our compensation policies and practices are effective in achieving the company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of our shareowners and motivating the executives to remain with the company for long and productive careers.

We urge shareowners to read the Compensation Discussion and Analysis beginning on page 14 of this proxy statement and related compensation tables and narrative beginning on page 25, which provide detailed information on the company’s compensation policies and practices and the compensation of our named executives.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the MDCC will review and consider the voting results when evaluating our executive compensation program.

The Board has adopted a policy providing for annual say-on-pay advisory votes. Unless the Board modifies this policy, the next say-on-pay advisory vote will be held at our 2013 Annual Meeting of Shareowners.

Your Board of Directors recommends a vote FOR approval of the advisory resolution to approve executive compensation.

Management Proposal No. 3—Approval of an Amendment to the GE 2007 Long-Term Incentive Plan to Increase the Number of Authorized Shares

Overview

On February 10, 2012, the Board adopted, subject to shareowner approval, an amendment to the GE 2007 Long-Term Incentive Plan (Plan) to increase the number of shares authorized for issuance under the Plan. Shareowners originally approved the Plan at our 2007 Annual Meeting of Shareowners, authorizing the issuance of up to 500 million shares as awards under the Plan, of which 85.6 million shares remained available for future issuance under the Plan as of December 31, 2011. If approved, the amendment would (1) authorize an additional 425 million shares for issuance under the Plan such that a total of 510.6 million shares would be available for issuance following shareowner approval (the 510.6 million represents 85.6 million shares remaining as of December 31, 2011 plus 425 million new shares), (2) increase the underlying limit on the number of shares available for incentive stock options (by the same 425 million), (3) decrease the underlying limit on the number of shares available for awards other than stock options and stock appreciation rights from 250 million to 230 million (204 million would be available for issuance following shareowner approval since 26 million already have been granted to date), such that the overall limit on awards other than stock options and stock appreciation rights would represent 25% of the total authorized share reserve under the Plan, (4) explicitly prohibit paying dividends or dividend equivalents on stock options and stock appreciation rights, and (5) update outdated accounting standards references. The amendment would not make any other changes to the Plan.

The Board recommends that shareowners approve the amendment to the Plan. The purposes of the Plan are (1) to encourage selected salaried employees to acquire a proprietary interest in the growth and performance of the company, (2) to generate an increased incentive to contribute to the company’s future success and prosperity, thus enhancing the value of the company for the benefit of its shareowners, and (3) to enhance the ability of the company and its affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the company depend. The Plan amendment would further these objectives by allowing GE to continue to grant awards under the Plan for another four to six years.

Key Data

The following table provides information regarding GE’s annual burn rate for the past three years. For the years 2009 through 2011, GE’s average annual burn rate was at about the first, or lowest, quartile of companies in the Dow 30 Industrial Average. In addition, for 2011, the number of shares authorized to be issued plus the number of shares awarded and outstanding, divided by the total common shares outstanding (otherwise known as the “simple overhang”), was well within the first quartile of companies in the Dow 30 Industrial Average.

Burn Rate
Year	Stock Options Granted	Restricted Stock Units Granted	Performance Share Units Earned[1]	Total	Basic Weighted Average Number of Common Shares Outstanding[2]	Burn Rate[3]
2011	105,944,050	3,144,912	0	109,088,962	10,591,000,000	1.0%
2010	105,227,000	3,245,000	125,000	108,597,000	10,661,000,000	1.0%
2009	159,226,000	674,000	125,000	160,025,000	10,614,000,000	1.5%
Three-Year Average						1.2%

[1]	Performance metrics for the PSUs are described in this proxy statement under “Compensation Discussion and Analysis—Compensation Elements We Use to Achieve Our Goals—PSUs.”

[2]	As reported in Note 20 in the GE financial statements filed with the Annual Report on Form 10-K for 2011.

[3]	Burn Rate = % of (Total Granted or Earned) / (Weighted Average Number of Common Shares Outstanding).

The following table provides information regarding outstanding equity awards and shares available for future issuance under GE’s equity plans (without taking into effect the proposed amendment to the Plan) as of December 31, 2011:

Stock Compensation Plans
December 31, 2011 (Shares in thousands)	Securities to be issued upon exercise	Weighted average exercise price	Securities available for future issuance
Approved by shareowners
Options	449,517	$18.86	(a)
RSUs	15,412	(b)	(a)
PSUs	700	(b)	(a)
Not approved by shareowners (Consultants’ Plan)
Options	344	$26.94	(c)
RSUs	132	(b)	(c)
Total	466,105	$18.87	113,963

(a)	In 2007, the Board approved the Plan, which replaced the 1990 Long-Term Incentive Plan. Not taking into effect the proposed amendment to the Plan, as described in this proposal, the maximum number of shares that may be granted under the Plan is 500 million shares, of which no more than 250 million may be available for awards granted in any form provided under the Plan other than options or stock appreciation rights. The approximate 105.9 million shares available for grant under the 1990 Plan were retired upon approval of the Plan. Total shares available for future issuance under the Plan amounted to 85.6 million shares at December 31, 2011.

(b)	Not applicable.

(c)	Total shares available for future issuance under the GE Stock-Based Compensation and Incentive Plan for Consultants, Advisors and Independent Contractors (the Consultants’ Plan) amount to 28.3 million shares. For more information regarding the Consultants’ Plan, see Note 16 in the GE financial statements in the Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC.

Key Features of the Plan

The following features of the Plan will continue to protect the interests of our shareowners:

•

Limitation on authorized shares. If the amendment to the Plan is approved, the maximum number of shares as to which stock options and stock awards may be granted under the Plan will be 925 million shares, including shares previously granted since the Plan’s adoption in 2007, of which no more than 230 million could be available for awards granted in any form provided for under the Plan other than options or stock appreciation rights.

•	Limitation on terms of stock options and stock appreciation rights. The maximum term of each stock option and stock appreciation right is ten years.

•

Limitation on share counting. Shares surrendered for the payment of the exercise price or withholding taxes under stock options or stock appreciation rights, and shares repurchased in the open market with the proceeds of an option exercise, may not again be made available for issuance under the Plan.

•

No repricing or grant of discounted stock options. The Plan does not permit the repricing of options or stock appreciation rights either by amending an existing award or by substituting a new award at a lower price. The Plan prohibits the granting of stock options or stock appreciation rights with an exercise price less than the fair market value of GE stock on the date of grant.

Plan Summary

The summary of the material terms of the Plan set forth in this proposal is qualified in its entirety by reference to the complete text of the Plan, which is set forth in Appendix A to this proxy statement. Capitalized terms used in this proposal and not otherwise defined have the meanings set forth in the Plan.

Eligibility. All salaried employees of the company and its affiliates, representing approximately 150,000 employees, are eligible to participate in the Plan. The Plan does not permit grants to non-employee directors.

Administration. The Plan is administered by the MDCC, a fully independent committee of our Board that consists of at least three non-employee directors (Committee). The Committee has the authority to make any determination or take any action that the Committee deems necessary or desirable for the administration of the Plan, including, for example, the authority to establish rules and guidelines for the administration of the Plan; select the salaried employees to whom awards are granted; determine the types of awards to be granted and the number of shares covered by such awards; set the terms and conditions of such awards; and cancel, suspend and amend awards. The Committee has the sole discretion to make determinations with respect to and interpret the Plan and award agreements. The Committee may delegate its authority under the Plan to the chairman of the Committee, a subcommittee of the Committee or to one or more officers or managers of the company, provided, however, that the Committee may not delegate to officers or managers of the company its authority to grant awards and to cancel or suspend awards for executive officers and directors of the company who file reports under Section 16 of the Securities Exchange Act of 1934.

Shares Available for Awards. Shares delivered pursuant to an award may consist of authorized and unissued shares or treasury shares. If any shares covered by an award under the Plan are forfeited or otherwise terminated without delivery of shares or other consideration, then the shares covered by such an award shall again be available for granting awards under the Plan. In an acquisition, any awards made and any of the shares delivered upon the assumption of or in substitution for outstanding grants made by the acquired company will not be counted against the shares available for granting awards under the Plan. Dividend equivalents denominated in shares and awards not denominated, but potentially payable, in shares shall be counted against the aggregate number of shares available for granting awards under the Plan in such amount and at such time as the dividend equivalents and such awards are settled in shares. Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other awards or awards granted under the 1990 Plan may only be counted once against the aggregate number of shares available. As noted above, shares surrendered for the payment of the exercise price or withholding taxes under stock options or stock appreciation rights, and shares repurchased in the open market with the proceeds of an option exercise, may not again be made available for issuance under the Plan. In addition, shares that were subject to an option or stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such option or stock appreciation right will also not be made available for issuance. The last sales price of the company’s common shares, $0.06 par value, on February 27, 2012 was $19.07 per share, as reported on the NYSE.

Stock Options and Stock Appreciation Rights. The Committee may award stock options in the form of nonqualified stock options or incentive stock options, or stock appreciation rights, each with a maximum term of ten years. The Committee will establish the vesting schedule for stock options and stock appreciation rights and, with respect to stock options, the method of payment for the exercise price, which may include cash, shares or other awards.

Restricted Stock and RSUs. The Committee may award restricted stock and restricted stock units and establish the applicable restrictions, including any limitation on voting rights or the receipt of dividends. The Committee will establish the manner and timing under which restrictions may lapse. If employment is terminated during the applicable restriction period, shares of restricted stock and restricted stock units still subject to restriction will be forfeited, except as determined otherwise by the Committee.

Performance Awards and Other Stock-Based Awards. The Committee may grant performance awards, which may be denominated in cash, shares, other securities or other awards and payable to, or exercisable by, the participant upon the achievement of performance goals during performance periods, as established by the Committee. Performance criteria mean any measures, as determined by the Committee, which may be used to measure the level of performance of the company or participant during a performance period. The Committee may grant other stock-based awards that are denominated or payable in shares, under the terms and conditions as the Committee will determine.

Dividends and Dividend Equivalents. The Committee may decide to include dividends or dividend equivalents as part of an award (other than stock options and stock appreciation rights), and may accrue dividends, with or without interest, until the award is paid.

Limitations on Transfer and Per-Person Limitations. Awards are not transferable otherwise than by will or the laws of descent and distribution unless determined otherwise by the Committee. Awards may not be pledged or otherwise encumbered and are exercisable during the participant’s lifetime only by the participant. The number of shares with respect to which stock options and stock appreciation rights may be granted during any three-year period to an individual will not exceed 9 million shares, and the number of shares with respect to which restricted stock, restricted stock units, performance awards and other stock-based awards that may be granted in any three-year period to an individual will not exceed 3 million shares, subject to adjustment as described below.

Conditions and Restrictions on Stock Issuable Under an Award. The Committee may provide that shares of GE stock issuable under an award will be subject to such further restrictions or conditions as the Committee may determine, including, but not limited to, conditions on vesting or transferability, forfeiture or repurchase provisions, tax withholding conditions and restrictions regarding the timing and manner of resales or other subsequent transfers by the participant of shares issuable under an award.

Adjustments. In the event of certain corporate transactions or events affecting the number or type of outstanding common shares of the company, including, for example, a dividend or other distribution (whether in cash or stock), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or issuance of warrants, the Committee will make adjustments as it deems appropriate in order to prevent dilution or enlargement of Plan benefits. These adjustments include changing the number and type of shares to be issued under the Plan and outstanding awards; changing the per-participant limitations on awards and the grant, purchase or exercise price of outstanding awards; and changing the restriction on the total amount of restricted stock, RSU s, performance awards or other stock-based awards that may be granted. The Committee may also make adjustments in the terms of awards in connection with acquisitions of another business or business entity in which the company assumes outstanding employee awards or the right or obligation to make future awards, and make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting the company or its financial statements or of changes in applicable laws, regulations, or accounting principles.

Plan Term, Amendments and Termination. The Plan became effective on the date of our 2007 Annual Meeting of Shareowners, and no award may be granted under the Plan after the date of our 2017 Annual Meeting of Shareowners. The Board of Directors may amend, suspend or terminate the Plan, provided, however, that the Board of Directors will seek shareowner approval of material amendments to the Plan as required by law, regulation or stock exchange and any amendment that would increase the total number of shares available for awards under the Plan (except pursuant to the corporate transaction adjustment provisions discussed above) or permit stock options, stock appreciation rights or other rights to purchase GE stock to be repriced, replaced or regranted through cancellation or by lowering the exercise or purchase price. The Committee generally may waive conditions or amend the term of awards, or otherwise amend, suspend or terminate awards already granted, provided that such action does not, without the participant’s consent, impair the rights of the award holder.

Federal Income Tax Consequences

The following tax discussion is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to GE and the participants in the Plan. The discussion is intended solely for general information of shareowners considering how to vote with respect to this proposal and not as tax guidance to participants in the Plan. The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. Different tax rules may apply to specific participants and transactions under the Plan, particularly in jurisdictions outside the United States. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time. Therefore, each recipient is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the Plan both with respect to federal income tax consequences as well as any foreign, state or local tax consequences.

The grant of an option or stock appreciation right will create no tax consequences for the participant or the company. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon exercise of an option other than an incentive stock option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an incentive stock option before the end of the applicable incentive stock option holding periods, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the incentive stock option shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding periods are met) generally will result in only capital gain or loss. Other awards under the Plan generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other awards, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares, or other awards. Except as discussed below, the company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, stock appreciation rights, or other awards, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, the company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding periods.

Section 162(m) generally allows the company to obtain tax deductions without limit for performance-based compensation. The company intends that options and stock appreciation rights, and, subject to shareowner approval of the material terms of the performance goals described under “Management Proposal No. 4—Approval of the Material Terms of Senior Officer Performance Goals,” RSUs and performance awards granted under the Plan will continue to qualify as performance-based compensation not subject to Section 162(m)’s $1 million deductibility cap. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the Plan will be fully deductible under all circumstances. In addition, other awards under the Plan may not qualify as performance-based compensation under Section 162(m), and therefore compensation paid to executive officers in connection with such awards may not be deductible.

New Plan Benefits

The benefits that will be awarded or paid under the Plan are not currently determinable. Awards granted under the Plan are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them.

Existing Plan Benefits

The following table sets forth information with respect to options and other awards previously granted under the Plan as of December 31, 2011. Non-employee directors do not participate in the Plan.

Name and Principal Position	Number of Shares Covered by Awards
Jeffrey R. Immelt, Chairman of the Board and CEO	2,700,000
Keith S. Sherin, Vice Chairman and CFO	4,516,667
John Krenicki, Vice Chairman	4,160,000
Michael A. Neal, Vice Chairman	4,416,667
John G. Rice, Vice Chairman	4,416,667
All current executive officers as a group	29,733,338
All current employees as a group (excluding executive officers)	342,683,801

Your Board of Directors recommends a vote FOR the proposal to approve an amendment to the GE 2007 Long-Term Incentive Plan to increase the number of authorized shares.

Management Proposal No. 4—Approval of the Material Terms of Senior Officer Performance Goals

Overview

At the 2007 Annual Meeting, shareowners approved the material terms of performance goals to be used by the MDCC for awarding certain compensation to executives from the date of that meeting until the date of the 2012 Annual Meeting. In this proposal, the Board is requesting that shareowners reapprove the material terms of the performance goals to enable the company to continue to have a shareowner-approved arrangement under which certain compensation awarded to executives until the date of the 2017 Annual Meeting may qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Section 162(m) imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s CEO or any of the company’s three other most highly compensated executive officers (other than the CFO) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by shareowners). One of the requirements for compensation to qualify as performance-based under Section 162(m) is that the material terms of the performance goals for such compensation be disclosed to and approved by shareowners every five years. In accordance with Section 162(m), the material terms that the shareowners approve constitute the framework for the MDCC to establish programs and awards under which compensation provided by the company can qualify as performance-based compensation for purposes of Section 162(m); however, there can be no guarantee that amounts payable under these programs and awards will be treated as qualified performance-based compensation under Section 162(m).

The performance goals pertain to three specified forms of compensation that may be awarded to the senior officers of the company during the next five years: (1) annual bonuses; (2) RSUs, including PSUs, granted under the Plan; and (3) LTPAs granted under the Plan.

Material Terms of the Performance Goals

For purposes of Section 162(m), the material terms of the performance goals include: (1) the employees eligible to receive compensation; (2) the description of the business measurements on which the performance goals are based; and (3) the formula used to calculate the maximum amount of compensation that can be paid to an employee under the arrangement. Each of these aspects is discussed below, and shareowner approval of this proposal constitutes re-approval of each of these aspects for purposes of the Section 162(m) shareowner approval requirements.

Group of Employees Covered. The group of employees whose compensation would be subject to the performance goals would include the company’s senior officers, including the executive officers required to file reports under Section 16 of the Securities Exchange Act of 1934. Although Section 162(m) only limits deductibility for compensation paid to the CEO or any of the company’s three other most highly compensated executive officers (other than the CFO) who are employed as of the end of the year, we may apply the performance goals to all senior officers in the event that any of them becomes a covered employee under Section 162(m) during the time that they hold an award described in this proposal.

Business Measurements in the Performance Goals. The company intends to use the following business measurements as the basis of the performance goals:

•

For annual bonuses as well as RSUs granted under the Plan, the company would continue to use its annual net earnings as determined under GAAP, adjusted to remove the effect under GAAP of unusual events (adjusted net earnings), as the business measurement; and

•

For payment of LTPAs granted under the Plan, the company would continue to use one or more of the following business measurements: sales, revenue, net income, operating income, net earnings, earnings per share, return on total capital, return on equity, cash flow, operating profit, margin rate and ending net investment, subject to adjustment by the MDCC to remove the effect of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment or a business, or related to a change in accounting principle or otherwise. The MDCC may establish performance goals that are measured either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or related company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the MDCC in the award.

Per-person Maximum Amounts. The maximum amounts payable to any senior officer under each performance goal would be:

•	with respect to annual bonuses for any year, one-tenth of one percent of the company’s adjusted net earnings for such year;

•

no more than 3 million RSUs could be granted under the Plan to any senior officer during any three-year period, adjusted in the event of a change in corporate structure as described under the Plan; and

•

the maximum fair market value of payments to any senior officer under LTPAs granted under the Plan could not exceed one-tenth of one percent of the company’s aggregate adjusted net earnings during the performance period.

The MDCC has established business measurements and maximum amounts that it considers appropriate in light of foreseeable contingencies and future business conditions. If approved by shareowners, this proposal would not limit the company’s right to condition the payment of annual bonuses, RSUs or LTPAs on achievement of additional quantitative or qualitative performance goals or award or pay other or additional forms of compensation (including, but not limited to, salary, other incentive-based cash compensation or other stock-based awards under the 2007 Plan) to the company’s senior officers. These other forms of compensation may be paid regardless of whether or not the performance goals for annual bonuses, RSUs, or LTPAs in this proposal are achieved in any future year, and whether or not payment of such other forms of compensation would be tax deductible, but will be designed so as not to affect the deductibility of arrangements intended to qualify as performance-based compensation under Section 162(m).

For a description of the material terms of the Plan, see “Management Proposal No.  3—Approval of an Amendment to the GE 2007 Long-Term Incentive Plan to Increase the Number of Authorized Shares.” For a description of annual cash bonus, RSU and LTPA awards to named executives, see “Compensation Discussion and Analysis.”

Your Board of Directors recommends a vote FOR the proposal to approve the material terms of senior officer performance goals.

Shareowner Proposals

The following shareowner proposals will be voted on at the 2012 Annual Meeting only if properly presented by or on behalf of the shareowner proponent. Some of the following shareowner proposals contain assertions about GE that we believe are incorrect. We have not attempted to refute all of the inaccuracies. However, the Board of Directors recommends a vote against each of these proposals for the reasons set forth following each proposal. Share holdings of the various shareowner proponents will be supplied promptly upon oral or written request.

Historically, some of our shareowner proposals have touched upon matters of corporate citizenship. The GE Citizenship Report, which is available on GE’s website at www.ge.com/citizenship/index.html, explains what GE is doing on particular issues and demonstrates how helping to solve global challenges is core to GE’s sustainable growth strategy. For our specific objections to the shareowner proposals included in this proxy statement, see our statement in opposition following each shareowner proposal below.

•	Shareowner Proposal No. 1—Cumulative Voting

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave., NW—Suite 215, Washington, DC 20037, has notified us that she intends to present the following proposal at this year’s meeting:

RESOLVED: “That the stockholders of General Electric, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

REASONS: “Many states have mandatory cumulative voting, so do National Banks.”

“In addition, many corporations have adopted cumulative voting.”

“Last year the owners of 1,632,149,274 shares, representing approximately 26.9% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

Your Board of Directors recommends a vote AGAINST this proposal

Each share of GE common stock is entitled to one vote for each director nominee. In uncontested director elections, like the one covered by this proxy statement, GE directors are elected by an affirmative majority of the votes cast, and in contested elections, where there is more than one nominee competing for a director seat, directors are elected by an affirmative plurality of the votes cast. The Board believes that this voting system is fair and most likely to produce an effective board of directors that will represent the interests of all the company’s shareowners by providing for the election of director nominees who have received broad support from shareowners. We believe that this shareowner proposal is contrary to the goals of broader shareowner representation reflected in our existing director election standard. Implementation of this shareowner proposal could allow shareowners with a small percentage of GE common stock to have a disproportionate effect on the election of directors, possibly leading to the election of directors who are beholden to special interests of the shareowners responsible for their election, even if shareowners holding a majority of GE’s common stock opposed their election. The Board believes that directors should be elected by and accountable to all shareowners, not special interests holding a small percentage of GE’s stock who elect directors by cumulating their votes, and that GE’s current election process protects the best interests of all shareowners. Therefore, the Board recommends a vote AGAINST this proposal.

•	Shareowner Proposal No. 2—Nuclear Activities

GE Stockholders’ Alliance, 5349 W. Bar X Street, Tucson, AZ 85713, has informed us that it intends to present the following proposal at this year’s meeting:

Resolution Urging General Electric to Withdraw from Nuclear Energy

WHEREAS:

On December 1, 2009, General Electric issued a policy statement affirming its support of nuclear energy, even though no safe disposal location or technology exists, and may never exist, for the permanent isolation of the dangerous radioactive waste that continues to accumulate at all reactor sites;

Every nuclear power reactor generates plutonium that is in demand, worldwide, for weapons production;

On March 11, 2011, a nuclear catastrophe began at Fukushima Dai-ichi, a site that contained six GE reactors;

Motivated by the ongoing Japanese disaster, Germany, Italy and Switzerland have announced they will abandon nuclear power, with other countries considering the same commitment;

On September 18, 2011, German engineering giant Siemens announced it will halt its manufacturing of nuclear products, and will focus on solar, wind and geothermal technologies;

Many U.S. reactors are in locations threatened by extreme natural assaults (hurricanes, floods, earthquakes and tornadoes), with the GE Mark I reactors at especially high risk due to major flaws identified at least as early as 1971;

THEREFORE BE IT RESOLVED that, as GE stockholders, we urge our company to reverse its nuclear energy policy and, as soon as possible, phase out all its nuclear activities, including proposed fuel reprocessing and uranium enrichment.

SUPPORTING STATEMENT:

Contrary to nuclear industry claims, the U.S. Nuclear Regulatory Commission has not been rigorously regulating nuclear power operations, but instead often reduces safety requirements when needed changes would be impossible or too expensive. (See the June 2011 Associated Press series by reporter Jeff Donn, summarizing a year-long investigation of NRC operations.)

Because of the dangerously crowded condition of the irradiated fuel pools at all GE reactors, it is now recommended that fuel rods at least five years old should be transferred from the fuel pool to hardened dry storage casks outside the reactor building.

Few people know that radioactive liquids and gases are released into the environment during the routine operation of nuclear reactors. Scientists and physicians agree that there is no safe dose of radiation.

Safe solutions to climate change include improvements in energy efficiency, and the use of solar, wind, geothermal and other renewable energy technologies. These alternatives can be implemented much faster and cheaper than building new nuclear reactors. Furthermore, the ailing U.S. economy cannot afford the massive taxpayer subsidies and loan guarantees that would be required to build and operate new nuclear reactors. “Nuclear is unnecessary and all its risks can be avoided by using renewables, conservation and efficiency.” (Dr. Arjun Makhijani, author of Carbon-Free and Nuclear-Free, 2007)

GE should no longer continue to place families, communities and our planet’s finite land and water at such great risk.

It is the moral duty of GE to stop promoting the nuclear illusion and, instead, protect plants, animals and the human gene pool from further radiation damage.

Your Board of Directors recommends a vote AGAINST this proposal

Nuclear power continues to make a significant contribution to meeting the world’s demand for electricity as a fossil fuel alternative. According to the Nuclear Energy Institute, approximately 14% of the world’s electricity was generated from commercial nuclear plants in 2010. GE has been in the nuclear industry for more than half a century with a strong track record for safety and reliability, and GE is committed to learning from all the events created by the horrific earthquake and tsunami in Japan. Our participation in the nuclear power industry meets the rigorous regulatory requirements of the U.S. Nuclear Regulatory Commission and other government regulators. Because the Board believes that nuclear power remains a valuable component in the company’s mix of products and services that are designed to help meet the world’s energy needs, it does not believe that the company should withdraw from this sector. The Board further believes that the proposal’s request that the company cease all of its “nuclear activities” would adversely affect sectors of the company’s business other than nuclear power. For instance, the company’s Healthcare business operates full-service nuclear pharmacies that allow for the distribution of radiopharmaceuticals necessary for, among other things, the imaging and treatment of cancer. Because the Board believes that each of these sectors, including nuclear energy, is an important part of the company’s business strategy, the Board does not believe that the company should discontinue its participation in these activities. Therefore, the Board recommends a vote AGAINST this proposal.

•	Shareowner Proposal No. 3—Independent Board Chairman

William Steiner, 112 Abbottsford Gate, Piermont, NY 10968, has informed us that he intends to submit the following proposal at this year’s meeting:

3 – Independent Board Chairman

RESOLVED: Shareholders request that our board of directors adopt a policy that, whenever possible, the chairman of our board of directors shall be an independent director (by the standard of the New York Stock Exchange), who has not previously served as an executive officer of our Company. This policy should be implemented so as not to violate any contractual obligations in effect when this resolution is adopted. The policy should also specify how to select a new independent chairman if a current chairman ceases to be independent between annual shareholder meetings.

To foster flexibility, this proposal gives the option of being phased in and implemented when our next CEO is chosen.

When a CEO serves as our board chairman, this arrangement may hinder our board’s ability to monitor our CEO’s performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets.

The merit of this Independent Board Chairman proposal should also be considered in the context of the opportunity for additional improvement in our company’s 2011 reported corporate governance in order to more fully realize our company’s potential:

The Corporate Library, an independent research firm, rated our company “D” with “High Governance Risk” and “Very High Concern” regarding executive pay—$15 million for our CEO Jeffrey Immelt. The Corporate Library said executive pay policy had worsened at our company.

Mr. Immelt received a mega-grant of two million stock options in 2010. Our four other Named Executive Officers (NEOs) received mega-grants of one million options. It was the only equity pay give to NEOs in 2010. To be effective, equity pay given as a long-term incentive should include performance-vesting features and not provide rewards due to a rising market alone.

Mr. Immelt’s $4 million annual bonus was determined at the discretion of our Executive Pay Committee. Immelt’s increase in pension was $6.3 million.

We had too many directors (16) – unwieldy board concern and potential for CEO dominance. Three directors were on 4 boards each – overextension concern. Six of our 16 board members had been on our board for 12 to 19 years – succession planning concern.

Roger Penske was designated a “Flagged (Problem) Director” by The Corporate Library due to his involvement with Delphi Corporation which filed for bankruptcy. Penske was also an inside-related director.

Douglas Warner had more than 19-years tenure (independence concern) and held seats on our key audit, executive pay and nomination committees. Andrea Jung and James Tisch received our highest negative votes. And Mr. Tisch had only been a director since 2010.

An independent Chairman policy can further enhance investor confidence in our Company and strengthen the integrity of our Board. Please encourage our board to respond positively to this proposal for an Independent Board Chairman – Yes on 3.

Your Board of Directors recommends a vote AGAINST this proposal

The Board regularly reviews and assesses our board leadership structure. Based on its most recent review, the Board believes that the present structure, in which our CEO also serves as the chairman of the Board and an independent presiding director is appointed by the independent directors on the Board, remains appropriate for the company because it allows one person to speak for and lead the company and Board while also providing for effective oversight and governance by an independent board through the independent presiding director. Our presiding director, currently Ralph S. Larsen, the former chairman of the board and chief executive officer of Johnson & Johnson, has broad authority and responsibility. The presiding director leads meetings of the non-management directors, calls additional meetings of the non-management directors as deemed appropriate, serves as a liaison on Board-related issues between the chairman and the non-management directors, act as chairman of Board meetings when the chairman is not in attendance, and performs such other functions as the Board may direct. These other functions include (1) advising the Nominating and Corporate Governance Committee on the selection of committee chairs, (2) approving the agenda, schedule and information sent to the directors for Board meetings, (3) working with the chairman of the Board to propose an annual schedule of major discussion items for the Board’s approval, and (4) providing leadership to the Board if circumstances arise in which the role of the chairman may be, or may be perceived to be, in conflict. The presiding director also makes himself available for consultation and direct communication with the company’s major shareowners.

The Board believes that for GE, a large and diversified company with operations around the world, the CEO is most effectively able to represent the company and to ensure that the independent directors’ attention is devoted to the issues of greatest importance to the company and its shareowners. Our company’s overall corporate governance policies and practices combined with the strength of our independent directors serve to minimize any potential conflicts that may result from combining the roles of CEO and chairman. Two-thirds of the companies in the Dow 30 currently maintain combined chair and CEO positions. In the view of the Board, splitting the roles would have the consequence of making our management and governance processes less effective than they are today through undesirable duplication of work and, in the worst case, lead to a blurring of the clear lines of accountability and responsibility, without any proven offsetting benefits. Therefore, the Board recommends a vote AGAINST this proposal.

•	Shareowner Proposal No. 4—Shareowner Action by Written Consent

Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, has notified us that he intends to present the following proposal at this year’s meeting:

4 – Shareholder Action by Written Consent

RESOLVED, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting (to the fullest extent permitted by law). This includes written consent regarding issues that our board is not in favor of.

This proposal topic won majority shareholder support at 13 major companies in 2010. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.

Taking action by written consent in place of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. A study by Harvard professor Paul Gompers supports the concept that shareholder dis-empowering governance features, including restrictions on shareholder ability to act by written consent, are significantly related to reduced shareholder value.

Please encourage our board to respond positively to this proposal to support improved corporate governance and financial performance: Shareholder Action by Written Consent – Yes on 4.

Your Board of Directors recommends a vote AGAINST this proposal

The Board believes that implementation of this proposal is completely unnecessary given the ability of shareowners to call special meetings, and that implementation of the proposal would not serve the best interests of shareowners. Currently, any matter that either GE or its shareowners wish to present for a vote must be presented at an annual or special meeting of shareowners. Shareowners may propose any proper matter for a vote at our annual meeting, and, in addition, shareowners holding 20% of GE’s outstanding voting stock may call a special meeting of shareowners. In the context of an annual or special meeting of shareowners, all GE shareowners have the opportunity to express views on proposed actions and to participate in the meeting and shareowner vote, which occur at a time and date announced publicly in advance of the meeting. These provisions ensure that shareowners can raise matters for consideration while protecting shareowners’ interests in receiving notice of and an opportunity to voice concerns about proposed actions affecting the company. The proposal, however, would allow shareowners holding a bare majority of shares outstanding to use the written consent procedure to act on significant matters without any discussion whatsoever among shareowners as to the merits of the action, without a meeting and without any prior notice to all shareowners. In light of the foregoing, the Board recommends a vote AGAINST this proposal.

Additional Information

•	Voting Securities

Shareowners of record at the close of business on February 27, 2012 will be eligible to vote at the meeting. Our voting securities consist of our $0.06 par value common stock, and we estimate that there were 10,578,867,480 shares outstanding on the record date. Each share outstanding on the record date will be entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on. Treasury shares are not voted. Individual votes of shareowners are kept private, except as appropriate to meet legal requirements. Access to proxies and other individual shareowner voting records is limited to the independent inspectors of election and certain employees of GE and its agents who must acknowledge in writing their responsibility to comply with this policy of confidentiality.

•	Vote Required for Election and Approval

•

Election of Directors. Each of the 16 nominees for director receiving a majority of the votes cast at the meeting in person or by proxy will be elected (meaning the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee), subject to the Board’s existing policy regarding resignations by directors who do not receive a majority of “for” votes. Under New York law, abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect.

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Share Increase Amendment to the Plan. Approval of the amendment to the GE 2007 Long-Term Incentive Plan to increase the number of authorized shares requires the favorable vote of a majority of votes cast on the applicable matter at the meeting in person or by proxy. For purposes of this voting standard, under New York law, abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect. In addition, under NYSE rules, approval of this proposal requires the favorable vote of a majority of votes cast, which includes abstentions, at the meeting in person or by proxy and also requires that the total votes cast (including abstentions) represent over 50% of all shares entitled to vote on this proposal.

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All Other Matters. For all other matters, approval requires the favorable vote of a majority of votes cast on the applicable matter at the meeting in person or by proxy. Under New York law, abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect.

•	Manner for Voting Proxies

The shares represented by all valid proxies received by telephone, by Internet or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted:

•	for the election of director nominees named earlier in this proxy statement,

•	for ratification of the selection of the independent auditor,

•	for approval of the advisory resolution to approve executive compensation,

•	for approval of the amendment to the GE 2007 Long-Term Incentive Plan to increase the number of authorized shares,

•	for approval of material terms of senior officer performance goals, and

•	against the shareowner proposals described in this proxy statement.

Should any matter not described above be properly presented at the meeting, the persons named in the proxy form will vote in accordance with their judgment as permitted. In accordance with the terms of the GE Savings and Security Program (S&SP), any shares allocable to the participant’s S&SP account on the record date will be voted by the trustee of the S&SP trust in accordance with the instructions of the participant received via telephone or the Internet or indicated on the proxy form. If the proxy form is received on or before April 23, 2012, but a choice is not specified, the trustee will vote shares allocable to the participant’s S&SP account as the Board recommends. If the proxy form is not received on or before April 23, 2012, and no vote was submitted via telephone or the Internet by that date, shares allocable to the participant’s S&SP account will not be voted.

•	Revocation of Proxies

A shareowner who gives a proxy may revoke it at any time before it is exercised by voting in person at the annual meeting, by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation. If your GE shares are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity and bring it with you to hand in with your ballot in order to be able to vote your shares at the meeting. Participants in the S&SP may revoke a previously delivered proxy by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation on or before April 23, 2012. The address for the inspectors of election is IVS Associates, Inc., 1000 N. West Street, Suite 1200, Wilmington, Delaware 19801.

•	Solicitation of Proxies

Proxies will be solicited on behalf of the Board of Directors by mail, telephone, other electronic means or in person, and we will pay the solicitation costs. Copies of proxy materials and the 2011 Annual Report will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable expenses. Morrow & Co., LLC has been retained to assist in soliciting proxies for a fee of $42,500, plus distribution costs and other costs and expenses.

•	Shareowners of Record Requesting Copies of 2011 Annual Report

Shareowners who hold their shares directly with us and who previously have elected not to receive an annual report for a specific account may request that we promptly mail our 2011 Annual Report to that account by writing to GE Shareowner Services, c/o Computershare, P.O. Box 358016, Pittsburgh, PA 15252-8016, or calling (800) 786-2543 (800-STOCK-GE) or (201) 680-6848. In addition, participants in the S&SP may request copies of our 2011 Annual Report by calling GE S&SP Service Center at (877) 554-3777.

•	Delivery of Documents to Shareowners Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of GE stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and our 2011 Annual Report to multiple shareowners who share an address, unless that nominee has received contrary instructions from one or more of the shareowners. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our 2011 Annual Report to a shareowner at a shared address to which a single copy of the documents was delivered. A shareowner who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request by writing to GE Shareowner Services, c/o Computershare, P.O. Box 358016, Pittsburgh, PA 15252-8016, or calling (800) 786-2543 (800-STOCK-GE) or (201) 680-6848. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareowners at the shared address in the future.

•	Electronic Access to Proxy Statement and Annual Report

This proxy statement may be viewed online at www.ge.com/proxy and our 2011 Annual Report at www.ge.com/annualreport. If you are a shareowner of record, you can elect to access future annual reports and proxy statements electronically by marking the appropriate box on your proxy form or by following the instructions provided if you vote by Internet or by telephone. If you choose this option, you will receive a proxy form in March listing the website locations and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your GE stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.

•	Explanation of Non-GAAP Financial Measures

Information on how GE calculates GECC ENI, Industrial CFOA, Industrial ROTC, operating earnings, operating EPS and revenues excluding the impact of NBCU on pages iii and 15 through 22 is disclosed on GE’s website at www.ge.com/proxy.

•	Reconciliation of Realized Compensation Table to Summary Compensation Table

The amounts reported in the 2011 Realized Compensation Table reflect income for the years shown as reported on the named executives’ W-2 forms. These amounts differ substantially from the amounts reported as total compensation in the 2011 Summary Compensation Table required under SEC rules and are not a substitute for the amounts reported in the 2011 Summary Compensation Table. For 2011, realized compensation represents: (1) total compensation, as determined under applicable SEC rules, minus (2) the aggregate grant date fair value of equity awards (as reflected in the Stock Awards and Option Awards columns), minus (3) the year-over-year change in pension value and nonqualified deferred compensation earnings (as reflected in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column), minus (4) contributions to the S&SP and medical premiums that are deducted from income on a pre-tax basis, minus (5) the difference between the cost attributable to personal use of aircraft as calculated under SEC rules and tax rules, minus (6) the company’s S&SP match (as reflected in the 2011 All Other Compensation Table on page 27), plus (7) the value realized in 2011 from the vesting of RSUs or PSUs before payment of any applicable withholding taxes and brokerage commissions (as reflected in the 2011 Option Exercises and Stock Vested Table on page 32), including the value realized from the payment of any dividend equivalents, and plus (8) travel cost attributable to the named executives’ guests where there is no aggregate incremental cost to the company under SEC rules but there is imputed income for tax purposes. In addition, realized compensation reflects any bonus actually paid in the year shown, whereas total compensation under SEC rules reflects any bonus earned for the year shown. For realized compensation purposes, most other benefits (as disclosed in the 2011 Other Benefits Table on page 27) are accounted for on a tax year of November through October, whereas these benefits are accounted for on a calendar-year basis under SEC rules. For more information on total compensation as calculated under the SEC rules, see the narrative and notes accompanying the 2011 Summary Compensation Table set forth on page 26.

•	Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires GE’s directors and executive officers, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC. As a practical matter, GE assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during fiscal 2011 all of our executive officers and directors filed the required reports on a timely basis under Section 16(a).

•	Shareowner Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in next year’s proxy statement, shareowner proposals submitted in accordance with the SEC’s Rule 14a-8 must be received at our principal executive offices no later than the close of business on November 14, 2012. Proposals should be addressed to Brackett B. Denniston III, Secretary, General Electric Company, 3135 Easton Turnpike, Fairfield, Connecticut 06828.

•	Other Shareowner Proposals for Presentation at Next Year’s Annual Meeting

Our by-laws require that any shareowner proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2013 Annual Meeting, must be received at our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the 2012 Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of our by-laws must be received no earlier than the close of business on December 26, 2012 and no later than the close of business on January 25, 2013. Proposals should be addressed to Brackett B. Denniston III, Secretary, General Electric Company, 3135 Easton Turnpike, Fairfield, Connecticut 06828, and include the information set forth in those by-laws, which are posted on our website. SEC rules permit management to vote proxies in its discretion in certain cases if the shareowner does not comply with this deadline, and in certain other cases notwithstanding the shareowner’s compliance with this deadline.

Information About Attending the Meeting and Advance Registration

GE 2012 Annual Meeting of Shareowners

10:00 a.m., Eastern Daylight Time, April 25, 2012

Detroit Marriott at the Renaissance Center

400 Renaissance Drive

Detroit, Michigan 48243

Voting in Person at the Meeting

We encourage shareowners to submit proxies in advance by telephone, by Internet or by mail. Shareowners may also vote in person at the annual meeting instead, or may execute a proxy designating a representative to vote for them at the meeting. If your GE shares are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity and bring it with you to hand in with your ballot in order to be able to vote your shares at the meeting.

Advance Registration

In accordance with GE’s security procedures, an admission card will be required to enter GE’s annual meeting. Please follow the advance registration instructions below and an admission card will be mailed to you. Upon arrival at the annual meeting, you will be asked to present your admission card and appropriate picture identification to enter the meeting.

Attendance at the annual meeting is limited to GE shareowners, members of their immediate family or their named representatives. We reserve the right to limit the number of representatives who may attend the meeting.

•

If you hold your GE shares directly with the company and you plan to attend the annual meeting, please follow the advance registration instructions on the top portion of your proxy form, which was included in the mailing from the company.

•

If your GE shares are held for you in a brokerage, bank or other institutional account and you wish to attend the annual meeting, please send an annual meeting advance registration request containing the information listed below to:

GE Shareowner Services

1 River Road, Building 5 7W

Schenectady, NY 12345

Please include the following information:

•	Your name and complete mailing address;

•	The name(s) of any family members who will accompany you;

•	If you will be naming a representative to attend the meeting on your behalf, the name, address and telephone number of that individual; and

•	Proof that you own GE shares (such as a letter from your bank or broker or a photocopy of a current brokerage or other account statement).

If you have questions regarding admission to the annual meeting, please visit our website at www.ge.com/investors/index.html or call GE Shareowner Services at (800) 786-2543 (800-STOCK-GE). If you are outside the U.S., you can call GE Shareowner Services at (201) 680-6848.

Attendance at GE’s 2012 Annual Meeting will be limited to persons presenting an admission card and picture identification. To obtain an admission card, please follow the advance registration instructions above.

Web Links*

Annual Meeting Webcast	www.ge.com/investors/index.html
Annual Report	www.ge.com/annualreport
Questions Regarding Admission to Annual meeting	www.ge.com/investors
Corporate Website	www.ge.com/
Earnings Report	www.ge.com/investors/financial_reporting/earnings_reports/index.html
Executive Officers	www.ge.com/company/leadership/executives.html
Financial Reports	www.ge.com/investors/financial_reporting/index.html
GE Board of Directors	www.ge.com/company/leadership/directors.html
• Board Committees	www.ge.com/company/governance/board/committees.html
– Audit Committee	www.ge.com/company/governance/board/committees.html
– Charter	www.ge.com/pdf/company/governance/board/ge_audit_committee_charter.pdf
– Key Practices	www.ge.com/pdf/company/governance/board/ge_audit_committee_key_practices.pdf
– Management Development and Compensation Committee	www.ge.com/company/governance/board/committees.html
– Charter	www.ge.com/pdf/company/governance/board/ge_management_dev_comp_charter.pdf
– Key Practices	www.ge.com/pdf/company/governance/board/ge_management_dev_key_practices.pdf
– Nominating and Corporate Governance Committee	www.ge.com/company/governance/board/committees.html
– Charter	www.ge.com/pdf/company/governance/board/ge_nominating_committee_charter.pdf
– Key Practices	www.ge.com/pdf/company/governance/board/ge_nominating_committee_key_practices.pdf
– Public Responsibilities Committee	www.ge.com/company/governance/board/committees.html
– Charter	www.ge.com/pdf/company/governance/board/ge_public_responsibilities_charter.pdf
– Risk Committee
– Charter	www.ge.com/pdf/company/governance/board/ge_risk_committee_charter.pdf
• Communicating Concerns to Directors	www.ge.com/company/governance/board/contact_board.html
• Director Independence	www.ge.com/company/governance/board/director_independence.html
GE Citizenship Report	www.ge.com/citizenship/index.html
Governance
• By-laws	www.ge.com/company/governance/by_laws/index.html
• Certificate of Incorporation	www.ge.com/company/governance/certification/index.html
• Code of conduct set forth in the company’s integrity policy, The Spirit & The Letter	www.ge.com/files/usa/citizenship/pdf/english.pdf
• Governance Principles	www.ge.com/company/governance/principles/index.html
Investor Relations	www.ge.com/investors/index.html
Ombudsperson Process	www.ge.com/company/governance/ombudsperson_process/index.html
Proxy Statement	www.ge.com/proxy
Voting
• Use the Internet to vote your proxy. Have your proxy form in hand when you access the website.	www.proxyvoting.com/ge
Other
• SEC information on proxy matters	www.sec.gov/spotlight/proxymatters.shtml

Acronyms

AC	Audit Committee
CFOA	Cash From Operating Activities
CRO	Chief Risk Officer
DSUs	Deferred Stock Units
ENI	Ending Net Investment
EPS	Earnings Per Share
GAAP	Generally Accepted Accounting Principles
IRS	Internal Revenue Service
LTPAs	Long-Term Performance Awards
MDCC	Management Development and Compensation Committee
NBCU	NBC Universal
NCGC	Nominating and Corporate Governance Committee
NYSE	New York Stock Exchange
PRC	Public Responsibilities Committee
PSUs	Performance Share Units
R&D	Research and Development
RC	Risk Committee
ROTC	Return On Total Capital
RSUs	Restricted Stock Units
S&P	Standard & Poor’s
S&SP	GE Savings and Security Plan
SEC	Securities and Exchange Commission
TSR	Total Shareholder Return

*Web Links are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

GE, , FlexEfficiency, Optima MR450W and Discovery IGS 730 are trademarks and service marks of the General Electric Company. Other marks used throughout are trademarks and service marks of their respective owners.

Appendix A

GE 2007 Long-Term Incentive Plan

(as amended and restated [            ], 2012)

SECTION 1.	PURPOSE

The purposes of this GE 2007 Long-Term Incentive Plan (the “Plan”) are to encourage selected Salaried Employees of General Electric Company (together with any successor thereto, the “Company”) and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its shareowners, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

SECTION 2.	DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.

(c)	“Award Agreement” shall mean any written agreement, contract, or other instrument or document, including an electronic communication, as may from time to time be designated by the Company as evidencing any Award granted under the Plan.

(d)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e)	“Committee” shall mean a committee of the Board of Directors of the Company, acting in accordance with the provisions of Section 3, designated by the Board to administer the Plan and composed of not less than three non-employee directors.

(f)	“Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(g)	“Fair Market Value” shall mean, with respect to any Shares or other securities, the closing price of a Share on the date as of which the determination is being made or as otherwise determined in a manner specified by the Committee.

(h)	“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(i)	“1990 Plan” shall mean the Company’s 1990 Long-Term Incentive Plan.

(j)	“Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(k)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(l)	“Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(m)	“Participant” shall mean a Salaried Employee designated to be granted an Award under the Plan.

(n)	“Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(o)	“Performance Criteria” shall mean any quantitative and/or qualitative measures, as determined by the Committee, which may be used to measure the level of performance of the Company or any individual Participant during a Performance Period, including any Qualifying Performance Criteria.

(p)	“Performance Period” shall mean any period as determined by the Committee in its sole discretion.

(q)	“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(r)	“Qualifying Performance Criteria” shall mean one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or related company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Committee in the Award: sales, revenue, net income, net earnings, earnings per share, return on total capital, return on equity, cash flow, operating profit and margin rate, subject to adjustment by the Committee to remove the effect of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment or a business, or related to a change in accounting principle or otherwise.

(s)	“Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(t)	“Restricted Stock” shall mean any award of Shares granted under Section 6(c) of the Plan.

(u)	“Restricted Stock Unit” shall mean any right granted under Section 6(c) of the Plan that is denominated in Shares.

(v)	“Salaried Employee” shall mean any salaried employee of the Company or of any Affiliate.

(w)	“Shares” shall mean the common shares of the Company, $0.06 par value, and such other securities as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

(x)	“Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

SECTION 3.	ADMINISTRATION

Except as otherwise provided herein, the Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for implementing the terms of the Plan as it may deem appropriate. The Committee shall have the ability to modify the Plan provisions, to the extent necessary, or delegate such authority, to accommodate any changes in law and regulations in jurisdictions in which Participants will receive Awards.

(a)	Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to:

(i)	designate Participants;

(ii)	determine the type or types of Awards to be granted to each Participant under the Plan;

(iii)	determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;

(iv)	determine the terms and conditions of any Award;

(v)	determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(vi)	determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(vii)	interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(viii)	establish, amend, suspend, or waive such rules and guidelines;

(ix)	appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(x)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and

(xi)	correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(b)	Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareowner, and any employee of the Company or of any Affiliate. Actions of the Committee may be taken by:

(i)	the Chairman of the Committee;

(ii)	a subcommittee, designated by the Committee;

(iii)	the Committee but with one or more members abstaining or recusing himself or herself from acting on the matter, so long as two or more members remain to act on the matter. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such members, shall be the action of the Committee for purposes of the Plan; or

(iv)	one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers whose authority is subject to such terms and limitations set forth by the Committee, and only with respect to Salaried Employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. This delegation shall include modifications necessary to accommodate changes in the laws or regulations of jurisdictions outside the U.S.

SECTION 4.	SHARES AVAILABLE FOR AWARDS

(a)	SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b):

(i)	The total number of shares of Common Stock reserved and available for delivery pursuant to Awards granted under the Plan shall be 925,000,000; of which no more than 230,000,000 may be available for Awards granted in any form provided for under the Plan other than Options or Stock Appreciation Rights. If any Shares covered by an Award granted under the Plan, or to which such an Award or award relates, are forfeited, or if an Award or award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award or award, or to which such Award or award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award or award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. Notwithstanding the foregoing, but subject to adjustment as provided in Section 4(b), no more than 925,000,000 Shares shall be available for delivery pursuant to the exercise of Incentive Stock Options.

Except as otherwise provided herein, any Award made under the 1990 Plan before the expiration of the 1990 Plan shall continue to be subject to the terms and conditions of the 1990 Plan and the applicable Award Agreement.

(ii)	ACCOUNTING FOR AWARDS. For purposes of this Section 4,

(A)	If an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan;

(B)	Dividend Equivalents denominated in Shares and Awards not denominated, but potentially payable, in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Plan in such amount and at such time as the Dividend Equivalents and such Awards are settled in Shares, PROVIDED, HOWEVER, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards or awards granted under the 1990 Plan may only be counted once against the aggregate number of shares available, and the Committee shall adopt procedures, as it deems appropriate, in order to avoid double counting. Any Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the Shares available for granting Awards under this Plan; and

(C)	Notwithstanding anything herein to the contrary, any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (x) Shares that were subject to an Option or a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Option or Stock Appreciation Right, (y) Shares delivered to or withheld by the Company to pay the exercise price or the withholding taxes under Options or Stock Appreciation Rights, or (z) Shares repurchased on the open market with the proceeds of an Option exercise.

(iii)	SOURCES OF SHARES DELIVERABLE UNDER AWARDS. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(b)	ADJUSTMENTS.

(i)	In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in Accounting Standards Codification Topic 718 (or any successor thereto) or otherwise affects the Shares, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:

(A)	the number and type of Shares or other securities which thereafter may be made the subject of Awards including the limit specified in Section 4(a)(i) regarding the number of shares that may be granted in the form of Restricted Stock, Restricted Stock Units, Performance Awards, or Other Stock-Based Awards;

(B)	the number and type of Shares or other securities subject to outstanding Awards;

(C)	the number and type of Shares or other securities specified as the annual per-participant limitation under Section 6(g)(v) and (vi);

(D)	the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(E)	other value determinations applicable to outstanding awards.

PROVIDED, HOWEVER, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate

Section 422(b)(1) of the Code or any successor provision thereto; and PROVIDED FURTHER, HOWEVER, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(ii)	ADJUSTMENTS OF AWARDS UPON CERTAIN ACQUISITIONS. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

(iii)	ADJUSTMENTS OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

SECTION 5.	ELIGIBILITY

Any Salaried Employee, including any officer or employee-director of the Company or of any Affiliate, who is not a member of the Committee shall be eligible to be designated a Participant.

SECTION 6.	AWARDS

(a)	OPTIONS. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(i)	EXERCISE PRICE. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, and except as provided in Section 4(b), that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii)	OPTION TERM. The term of each Option shall not exceed ten (10) years from the date of grant.

(iii)	TIME AND METHOD OF EXERCISE. The Committee shall establish in the applicable Award Agreement the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, or other Awards, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv)	INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Option granted under the Plan shall be designed to comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Notwithstanding anything in this Section 6(a) to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Non-Qualified Stock Options) to the extent that either (1) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (2) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

(b)

STOCK APPRECIATION RIGHTS. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right as specified by the Committee.

(i)	GRANT PRICE. Shall be determined by the Committee, provided, however, and except as provided in Section 4(b), that such price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right, except that if a Stock Appreciation Right is at any time granted in tandem to an Option, the grant price of the Stock Appreciation Right shall not be less than the exercise price of such Option.

(ii)	TERM. The term of each Stock Appreciation Right shall not exceed ten (10) years from the date of grant.

(iii)	TIME AND METHOD OF EXERCISE. The Committee shall establish in the applicable Award Agreement the time or times at which a Stock Appreciation Right may be exercised in whole or in part.

(c)	RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(i)	ISSUANCE. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(ii)	RESTRICTIONS. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may establish in the applicable Award Agreement (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such restrictions have lapsed.

(iii)	REGISTRATION. Any Restricted Stock or Restricted Stock Units granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv)	FORFEITURE. Upon termination of employment during the applicable restriction period, except as determined otherwise by the Committee, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company.

(d)	PERFORMANCE AWARDS. The Committee is hereby authorized to grant Performance Awards to Participants. Performance Awards include arrangements under which the grant, issuance, retention, vesting and/or transferability of any Award is subject to such Performance Criteria and such additional conditions or terms as the Committee may designate. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan:

(i)	may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, or other Awards; and

(ii)	shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such Performance Periods as the Committee shall establish.

(e)

DIVIDEND EQUIVALENTS. The Committee is hereby authorized to grant to Participants Awards (other than stock options and stock appreciation rights) under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional

Shares or otherwise reinvested. Subject to the terms of the Plan and any applicable Award Agreement, such Awards may have such terms and conditions as the Committee shall determine.

(f)	OTHER STOCK-BASED AWARDS. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, or other Awards, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, and except as provided in Section 4(b), shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(g)	GENERAL.

(i)	NO CASH CONSIDERATION FOR AWARDS. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii)	AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)	FORMS OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, rights in or to Shares issuable under the Award or other Awards, other securities, or other Awards, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(iv)	LIMITS ON TRANSFER OF AWARDS. Except as provided by the Committee, no Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v)	PER-PERSON LIMITATION ON OPTIONS AND SARs. The number of Shares with respect to which Options and Stock Appreciation Rights may be granted under the Plan during any three-year period to an individual Participant shall not exceed 9,000,000 Shares, subject to adjustment as provided in Section 4(b).

(vi)	PER-PERSON LIMITATION ON CERTAIN AWARDS. Other than Options and Stock Appreciation Rights, the aggregate number of Shares with respect to which Restricted Stock, Restricted Stock Units,

Performance Awards and Other Stock-Based Awards may be granted under the Plan during any three-year period to an individual Participant shall not exceed 3,000,000 Shares, subject to adjustment as provided in Section 4(b).

(vii)	CONDITIONS AND RESTRICTIONS UPON SECURITIES SUBJECT TO AWARDS. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability and forfeiture or repurchase provisions or provisions on payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation: (A) restrictions under an insider trading policy or pursuant to applicable law, (B) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (C) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (D) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

(viii)	SHARE CERTIFICATES. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal, state, or local securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION 7.	AMENDMENT AND TERMINATION

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)	AMENDMENTS TO THE PLAN. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan, in whole or in part; provided, however, that without the prior approval of the Company’s shareowners, no material amendment shall be made if shareowner approval is required by law, regulation, or stock exchange, and; PROVIDED, FURTHER, that, notwithstanding any other provision of the Plan or any Award Agreement, no such amendment, alteration, suspension, discontinuation, or termination shall be made without the approval of the shareowners of the Company that would:

(i)	increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof; or

(ii)	except as provided in Section 4(b), permit Options, Stock Appreciation Rights, or other Stock-Based Awards encompassing rights to purchase Shares to be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the grant price of a previously granted Stock Appreciation Right, or the purchase price of a previously granted Other Stock-Based Award.

(b)	AMENDMENTS TO AWARDS. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively. No such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award.

SECTION 8.	GENERAL PROVISIONS

(a)	NO RIGHTS TO AWARDS. No Salaried Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, or, having been selected to receive an Award under this Plan, to be selected to receive a future Award, and further there is no obligation for uniformity of treatment of Salaried Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)	WITHHOLDING. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy statutory withholding obligations for the payment of such taxes.

(c)	NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)	NO RIGHT TO EMPLOYMENT. The grant of an Award shall not constitute an employment contract nor be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e)	GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York and applicable Federal law without regard to conflict of law.

(f)	SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(g)	NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(h)	NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i)	HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j)

INDEMNIFICATION. Subject to requirements of New York State law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(k)	COMPLIANCE WITH SECTION 409A OF THE CODE. Except to the extent specifically provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Section 409A of the Code. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

(l)	NO REPRESENTATIONS OR COVENANTS WITH RESPECT TO TAX QUALIFICATION. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or foreign tax treatment (e.g., incentive stock options under Section 422 of the Code or French qualified stock options) or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

(m)	AWARDS TO NON-U.S. EMPLOYEES. The Committee shall have the power and authority to determine which Affiliates shall be covered by this Plan and which employees outside the U.S. shall be eligible to participate in the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability or retirement or on termination of employment; available methods of exercise or settlement of an award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

(n)	COMPLIANCE WITH LAWS. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company is listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(i)	obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(ii)	completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

SECTION 9.	EFFECTIVE DATE OF THE PLAN

The Plan shall be effective as of the date of its approval by the shareowners of the Company.

SECTION 10.	TERM OF THE PLAN

No Award shall be granted under the Plan after the date of the Annual Meeting of the Company in 2017. However, unless otherwise expressly provided in the plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING;

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

IMPORTANT VOTING INFORMATION

Use the Internet or Call Toll-Free to vote:

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Form.

GE’s Proxy Statement is available at www.ge.com/proxy and the Annual Report is available at www.ge.com/annualreport

WO#

18174

▼    DETACH PROXY FORM HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE    ▼

Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote “FOR” all the nominees listed, “FOR” ratification of the selection of independent registered public accounting firm, “FOR” approval of the advisory resolution to approve executive compensation, “FOR” approval of the amendment to the GE 2007 Long-Term Incentive Plan and “FOR” approval of the material terms of senior officer performance goals.

A. Election of Directors	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

1. W. Geoffrey Beattie	☐	☐	☐	9. Ralph S. Larsen	☐	☐	☐

2. James I. Cash, Jr.	☐	☐	☐	10. Rochelle B. Lazarus	☐	☐	☐

3. Ann M. Fudge	☐	☐	☐	11. James J. Mulva	☐	☐	☐

4. Susan Hockfield	☐	☐	☐	12. Sam Nunn	☐	☐	☐

5. Jeffrey R. Immelt	☐	☐	☐	13. Roger S. Penske	☐	☐	☐

6. Andrea Jung	☐	☐	☐	14. Robert J. Swieringa	☐	☐	☐

7. Alan G. (A.G.) Lafley	☐	☐	☐	15. James S. Tisch	☐	☐	☐

8. Robert W. Lane	☐	☐	☐	16. Douglas A. Warner III	☐	☐	☐

B. Management Proposals	FOR	AGAINST	ABSTAIN

Proposal No. 1 -	Ratification of Selection of Independent Registered Public Accounting Firm				☐	☐	☐

Proposal No. 2 -	Advisory Resolution to Approve Executive Compensation				☐	☐	☐

Proposal No. 3 -	Approval of an Amendment to the GE 2007 Long-Term Incentive Plan to Increase the Number of Authorized Shares				☐	☐	☐

Proposal No. 4 -	Approval of the Material Terms of Senior Officer Performance Goals				☐	☐	☐

The Board of Directors recommends a vote “AGAINST” shareowner proposals 1 through 4.

C. Shareowner Proposals	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

1. Cumulative Voting	☐	☐	☐	3. Independent Board Chairman	☐	☐	☐

2. Nuclear Activities	☐	☐	☐	4. Shareowner Action by Written Consent	☐	☐	☐

(When signing as attorney, executor, administrator, trustee or guardian, give full title. If more than one trustee, all should sign.)	Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

GE Annual Meeting – Advance Registration Form

Dear Shareowner:

You are invited to attend the 2012 GE Annual Meeting to be held on Wednesday, April 25, 2012, 10:00 a.m. Eastern Daylight Time at the Detroit Marriott at the Renaissance Center, 400 Renaissance Drive, Detroit, Michigan 48243.

Whether or not you plan to attend the meeting, you can be sure that your shares are represented at the meeting by promptly voting your shares by Internet, telephone or mail as described on the other side of this form.

All persons attending the meeting must present an admission card and appropriate picture identification. Please follow the advance registration instructions below and an admission card will be sent to you.

ADVANCE REGISTRATION INSTRUCTIONS

If you are voting by Internet, you will be able to pre-register at the same time you record your vote. There is no need to return your Proxy Form.

If you are voting by telephone, please complete the information to the right and tear off the top of this Advance Registration Form and mail it separately to: GE Shareowner Services, 1 River Road, Building 5 7W, Schenectady, NY 12345. There is no need to return the Proxy Form.

If you are voting by mail, please complete the information to the right and include this portion when mailing your marked, signed and dated Proxy Form in the envelope provided.

Attendance at the GE Annual Meeting is limited to GE shareowners, members of their immediate families or their named representatives. We reserve the right to limit the number of guests or representatives who may attend.

ADVANCE REGISTRATION INFORMATION

Name

Address

Zip
Name(s) of family member(s) who will also attend:

I am a GE shareowner. Name, address and telephone number of my representative at the Annual Meeting:

(Admission card will be returned c/o the shareowner)

▼  FOLD AND DETACH HERE  ▼

GENERAL ELECTRIC COMPANY	Proxy Form

Proxy solicited on behalf of the General Electric Company Board of Directors for the 2012 Annual Meeting of Shareowners, April 25, 2012.

The shareowner(s) whose signature(s) appear(s) on the reverse side of this Proxy Form hereby appoint(s) Jeffrey R. Immelt and Brackett B. Denniston III, or either of them, each with full power of substitution, as proxies, to vote all stock in General Electric Company which the shareowner(s) would be entitled to vote on all matters which may properly come before the 2012 Annual Meeting of Shareowners and any adjournments or postponements thereof. The proxies shall vote subject to the directions indicated on the reverse side of this form, and proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified.

The nominees for Director are: (1) W. Geoffrey Beattie; (2) James I. Cash, Jr.; (3) Ann M. Fudge; (4) Susan Hockfield; (5) Jeffrey R. Immelt; (6) Andrea Jung; (7) Alan G. (A.G.) Lafley; (8) Robert W. Lane; (9) Ralph S. Larsen; (10) Rochelle B. Lazarus; (11) James J. Mulva; (12) Sam Nunn; (13) Roger S. Penske; (14) Robert J. Swieringa; (15) James S. Tisch; and (16) Douglas A. Warner III.

SPECIAL INSTRUCTIONS FOR PARTICIPANTS IN THE GE SAVINGS AND SECURITY PROGRAM

In accordance with the terms of the GE Savings and Security Program (S&SP), any shares allocable to the participant’s S&SP account on the record date will be voted by the trustee of the S&SP trust in accordance with the instructions of the participant received via telephone or the Internet or indicated on the reverse. IF THIS FORM IS RECEIVED ON OR BEFORE APRIL 23, 2012, BUT A CHOICE IS NOT SPECIFIED, THE TRUSTEE WILL VOTE SHARES ALLOCABLE TO THE PARTICIPANT’S S&SP ACCOUNT AS THE BOARD OF DIRECTORS RECOMMENDS. IF THIS FORM IS NOT RECEIVED ON OR BEFORE APRIL 23, 2012, AND NO VOTE WAS SUBMITTED VIA TELEPHONE OR THE INTERNET BY THAT DATE, SHARES ALLOCABLE TO THE PARTICIPANT’S S&SP ACCOUNT WILL NOT BE VOTED. Participants in GE’s S&SP may revoke a previously delivered proxy by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation on or before April 23, 2012.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)
SHAREOWNER SERVICES
P.O. BOX 3536
SOUTH HACKENSACK, NJ 07606-9236

WO# 18174